As filed with the Securities and Exchange Commission on September 30,October 31,
2003                                                                ===========
                                                  Registration No. 333-   109298

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             -------------------------------------------------------

                                 Amendment No. 1
                                   to FORM S-3

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                 WACHOVIA ASSET SECURITIZATION ISSUANCE, INC.LLC
                                               =========     ===
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)
                                   56-1967773
                     (I.R.S. employer identification number)
                               One Wachovia Center

                        301 South College Street, Suite D

                         Charlotte, North Carolina 28288
                                 (704) 383-5374
   (Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)
                                Robert J. Perret
                                 Vice President
                               One Wachovia Center
                            301 South College Street
                         Charlotte, North Carolina 28288
                                 (704) 374-4868
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

         David K. Tinkler, Esq.                  Jordan M. Schwartz, Esq.              Katharine I. Crost, Esq.
          Wachovia Corporation              Cadwalader, Wickersham & Taft LLP     Orrick, Herrington & Sutcliffe LLP
        301 South College Street                     100 Maiden Lane                       666 Fifth Avenue
    Charlotte, North Carolina 28288              New York, New York 10038              New York, New York 10103


         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

         If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===================================== ===================== ======================= ======================== =====================
Title of Securities to be Registered        Amount to be         Proposed Maximum         Proposed Maximum            Amount of

                                        Registered(1)(2)(3)     Aggregate Price Per      Aggregate Offering      Registration Fee(5)
                                                     ======                                                                      ===
                                                                         Unit(24)                 Price(24)

-------------------------------------- -------------------- ------------------------ ------------------------ ---------------------
 Mortgage Asset-Backed Pass-Through

 Certificates and Asset-Backed Notes   $1,000,00015,300,000,000            100%     $1,000,00015,300,000,000]     $80.901,237,770
                                                 ==============                               ===============           =========

        (Issuable in Series)
===================================== ===================== ======================= ======================== =====================


(1) This Registration Statement registers an indeterminate amount of Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes that are to be offered and sold in market-making activities by Wachovia Capital Markets, LLC, an affiliate of the Registrant.


(2) With respect to any Asset Backed Securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof. (3) With respect to any Asset Back Securities denominated by foreign currency, the amount to be registered shall be the U.S dollar equivalent thereof based on the prevailing exchange rate at the time such
     ===========================================================================
     Asset Backed Securities is first offered.
     ===========================================================================
(4)  Estimated solely for the purpose of calculating the registration fee..
=====                                                                     =
(5) $80.90  of which  was paid in  connection  with the  initial  filing of this
================================================================================
Registration  Statement.  In  addition,  a filing  fee of
==========================================================
     $1,234,363.94 was paid with Registration Statement No. 333-97457 in connection with $13,416,999,439 of unissued Asset Backed Securities registered by Wachovia Asset Securitization, Inc., as predecessor-in-interest to the Registrant, under Registration Statement 333-97457, initially filed on July 31, 2002, and is being offset against the total filing fee due for this Registration Statement pursuant to Rule 457(p) of the General Rules and Regulation under the Securities Act of 1933, as amended.

                                                             -------------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                Explanatory Note

         This Registration Statement includes (i) the basic prospectus relating to Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans and (iii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes representing beneficial ownership interests in a trust fund consisting primarily of home equity revolving lines of credit.

         SUBJECT TO COMPLETION DATED AUGUST 27, 2002NOVEMBER [__], 2003
                                                    ===================

PROSPECTUS

                 WACHOVIA ASSET SECURITIZATION ISSUANCE, INC.LLC
                                               ========      ===

                                    Depositor

                       Mortgage Pass-Through Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)

                           --------------------------


You should carefully consider the risk factors beginning on page 11 of this prospectus.

The securities of any series will not be insured or guaranteed by any governmental agency or instrumentality other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related trust only and will not represent interests in or obligations of any other entity.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.

Each Trust--

o will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and

o    may own--

     o a pool or pools of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;

     o a pool or pools of home improvement installment sales contracts or installment loans that are unsecured;

     o a pool or pools of manufactured housing installment sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, and if indicated in the accompanying prospectus supplement, by real property; and

     o other assets described in this prospectus and the accompanying prospectus supplement.

Each Series of Securities--

o will represent ownership interest in the related trust or will represent debt obligations of the related trust;

o may be entitled to one or more of the other types of credit support described in this prospectus; and

o    will be paid only from the assets of the related trust.


Neither the SEC nor any state securities commission has approved the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                                      ,200

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. The Depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                                                                          , 2002


                                     , 2003

                                TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS AND THE ACCOMPANYING
 PROSPECTUS SUPPLEMENT..............................6
SUMMARY OF PROSPECTUS...............................7
RISK FACTORS.......................................12
   Risks Associated with the Securities............12
   Risks Associated with the Assets................15
   Violations  of Federal  Laws or State
    Laws May  Adversely  Affect  Ability to
    Collect on Loans or Result in Losses...........19
   Market Values of  Manufactured  Homes
    May  Increase  the Risk of Loss................20
    Risk of Loss May Be Greater  on
    Unsecured Home  Improvement  Loans.............20
    Risks of Loss  May  Increase  Due to
    Defective Security Interest and Effects
    of Certain Other Legal Aspects of the
    Contracts......................................20
DESCRIPTION OF THE TRUST FUNDS.....................21
   Assets..........................................21
   Mortgage Loans..................................23
    General........................................23
    Loan-to-Value Ratio............................24
    Mortgage Loan Information in Prospectus
     Supplements...................................24
    Payment Provisions of the Mortgage Loans.......25
    Revolving Credit Line Loans....................26

   Unsecured Home Improvement Loans..............2627
                                                   ==
    Unsecured Home Improvement Loan
    Information in Prospectus Supplements........2627
                                                   ==
   Contracts.......................................28

    General........................................28
    Contract Information in Prospectus Supplements.28
    Payment Provisions of the Contracts............29
   Pre-Funding Account.............................29
   Accounts........................................30
   Credit Support..................................30
   Cash Flow Agreements............................30
USE OF PROCEEDS....................................31
YIELD CONSIDERATIONS...............................31

   General.........................................31
   Pass-Through Rate and Interest Rate.............31
   Timing of Payment of Interest.................3132
                                                   ==
   Payments of Principal; Prepayments..............32
   Prepayments--Maturity and Weighted Average Life.33
   Other Factors Affecting Weighted Average Life.3435
                                                   ==
       Type of Asset.............................3435
                                                   ==
       Termination.................................36
       Defaults..................................3637
                                                   ==
       Foreclosures................................37
       Refinancing.................................37
       Due-on-Sale Clauses.........................37

THE DEPOSITOR......................................38
DESCRIPTION OF THE SECURITIES......................39

   General.........................................39
   Distributions...................................40
   Available Distribution Amount...................40
   Distributions of Interest on the Securities...4142
                                                   ==
   Distributions of Principal of the Securities..4243
                                                   ==
   Categories of Classes of Securities.............43
   Components......................................49
   Distributions on the Securities of
    Prepayment Premiums............................49
   Allocation of Losses and Shortfalls.............49
   Advances in Respect of Delinquencies............49
   Reports to Securityholders......................50
   Termination; Optional Purchase of Mortgage Loans52
   Optional Purchases..............................53
   Definitive Form.................................53
   Book-Entry Registration and Form................54

DESCRIPTION OF THE AGREEMENTS......................59
   Agreements Applicable to a Series...............59
       REMIC Securities, FASIT Securities,
        Grantor Trust Securities...................59
       Securities That Are Partnership Interests
        for Tax Purposes and Notes.................59

   Material Terms of the Pooling and Servicing
    Agreements and Underlying Servicing Agreements.59
       General.....................................59
       Assignment of Assets; Repurchases...........60
       Representations and Warranties; Repurchases.62
       Collection Account and Related Accounts.....64
       Realization Upon Defaulted Assets...........69
       Hazard Insurance Policies...................71
       Contracts...................................72
       Fidelity Bonds and Errors and
        Omissions Insurance........................73
       Due-on-Sale Provisions......................73
       Retained Interest; Servicing Compensation
        and Payment of Expenses....................73
       Evidence as to Compliance...................74
       Certain Matters Regarding Servicers, the
        Master Servicer and the Depositor..........75
       Special Servicers...........................76
       Events of Default under the Agreements......76
       Rights Upon Event of Default under
        the Agreements.............................77
       Amendment...................................78
       The Trustee.................................79
       Duties of the Trustee.......................79
       Certain Matters Regarding the Trustee.......79
       Resignation and Removal of the Trustee......80

   Material Terms of the Indenture.................80
       General.....................................80
       Events of Default...........................81
       Discharge of Indenture......................83
       Indenture Trustee's Annual Report...........83
       The Indenture Trustee.....................8384
                                                   ==
DESCRIPTION OF CREDIT SUPPORT......................84
   General.........................................84
   Subordinate Securities..........................85
   Cross-Support Provisions........................85
   Limited Guarantee...............................85
   Financial Guaranty Insurance Policy or
    Surety Bond..................................8586
                                                   ==
   Letter of Credit..............................8586
                                                   ==
   Pool Insurance Policies.......................8586
                                                   ==
   Special Hazard Insurance Policies...............86
   Mortgagor Bankruptcy Bond.......................86
   Reserve Funds...................................86
   Overcollateralization...........................87
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..........8788
                                                   ==
   General.......................................8788
                                                   ==
   Types of Mortgage Instruments...................88
   Interest in Real Property.....................8889
                                                   ==
   Cooperative Loans...............................89
   Land Sale Contracts.............................90
   Foreclosure.....................................91

       General.....................................91
       Judicial Foreclosure........................91

       Equitable Limitations on Enforceability
        of Certain Provisions....................9192
                                                   ==
       Non-Judicial Foreclosure/Power of Sale......92
       Public Sale...............................9293
                                                   ==
       Rights of Redemption......................9394
                                                   ==
       Cooperative Loans...........................94
   Junior Mortgages..............................9596
                                                   ==
   Rights of Redemption............................96
   Anti-Deficiency Legislation, the Bankruptcy
    Code and Other Limitations on Lenders........9697
                                                   ==
   Enforceability of Certain Provisions..........9998
                                                   ==
   Environmental Considerations.................10099
                                                   ==
   Due-on-Sale Clauses.........................102101
                                                  ===
   Prepayment Charges..........................103102
                                                  ===
   Subordinate Financing..........................103
   Applicability of Usury Laws....................103
   Alternative Mortgage Instruments...............104
   Homeowners Protection Act of 1998..............105
   Texas Home Equity Loans........................105
   Soldiers' and Sailors' Civil Relief Act of
    1940 and Similar Laws......................105106
                                                  ===
   Forfeitures in Drug, RICO and Money
    Laundering Violations.........................106
CERTAIN LEGAL ASPECTS OF THE CONTRACTS.........106107
                                                  ===
   General.....................................106107
                                                  ===

   Security Interests in the Manufactured Homes...107
   Enforcement of Security Interests in
    Manufactured Homes............................109
   Soldiers' and Sailors' Civil Relief Act of 1940
    and Similar Laws..............................110
   Consumer Protection Laws.......................110
   Transfers of Manufactured Homes; Enforceability
    of Due-on-Sale Clauses........................110
   Applicability of Usury Laws.................110111
                                                  ===

FEDERAL INCOME TAX CONSEQUENCES...................112
   General........................................112
       Taxable Mortgage Pools.....................113
   REMICS.........................................113

       Classification of REMICs...................113
       Characterization of Investments in REMIC
        Securities................................116
       Tiered REMIC Structures....................117
       Taxation of Owners of Regular Securities...117
       Election to Treat All Interest Under the
        Constant Yield Method.....................124
       Taxation of Owners of Residual Securities..126
       Taxes That May Be Imposed on the REMIC
        Pool...................................135136
                                                  ===
       Taxation of Certain Foreign Investors......138

   Grantor Trust Funds............................141
       Classification of Grantor Trust Funds......141
   Standard Securities............................141
       General....................................141
       Tax Status.................................142
       Premium and Discount.......................143
       Recharacterization of Servicing Fees.......144

   Stripped Securities............................145
       General....................................145
       Status of Stripped Securities...........146147
                                                  ===
       Taxation of Stripped Securities............147
       Reporting Requirements and Backup
        Withholding...............................149
       Taxation of Certain Foreign Investors...149150
                                                  ===
   Partnership Trust Funds.....................149150
                                                  ===
       Classification of Partnership Trust
        Funds..................................149150
                                                   ===

       Characterization of Investments in
        Partnership Securities and Debt
         Securities...............................150
       Taxation of Debt Securityholders...........150

       Taxation of Owners of Partnership
        Securities.............................150151
                                                  ===
   Recent Tax Law Changes156Error! Bookmark not defined.
                            ============================
STATE AND OTHER TAX CONSEQUENCES..................157
ERISA CONSIDERATIONS..............................157
LEGAL INVESTMENT..................................163
METHODS OF DISTRIBUTION...........................164
LEGAL MATTERS.....................................166
FINANCIAL INFORMATION.............................166
RATINGS...........................................166
WHERE YOU CAN FIND MORE INFORMATION...............166
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.167
INDEX OF SIGNIFICANT DEFINITIONS..................168

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

     o    the principal balances and/or interest rates of each class;

     o    the timing and priority of interest and principal payments;

     o    statistical and other information about the mortgage loans;

     o    information  about credit  enhancement,  if any, for each class;

     o    the ratings for each class; and

     o    the method for selling the securities.

     If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.


     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The followingforegoing Table of Contents and the Table of
                                   =========
Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 167168 in this prospectus.

     The depositor's principal executive office is located at One Wachovia Center, 301 South College Street, Charlotte, NC 28288 and the depositor's telephone number is (704) 374-2702.383-4634.
                                   =========

--------------------------------------------------------------------------------

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of certificates.


     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates or
                                                                              ==
notes and is qualified by the full description of these calculations, cash flows
=====
and otherthis information in the prospectus and the prospectus supplement.
         ====



RELEVANT PARTIES FOR EACH SERIES OF SECURITIES


Title of Securities


Mortgage  pass-through  certificates  and  mortgage-backed  notes  issuable isin
series.                                                                       ==


Depositor


Wachovia  Asset  Securitization  Issuance,  Inc.LLC,  an  wholly-owned  indirect
                                 ========       ===
subsidiary of Wachovia Corporation. The depositor is an affiliate of Wachovia Securities, IncCapital Markets, LLC.
               ====================


Issuer

With respect to each series of certificates and/or notes, the trust fund to be formed pursuant to either a pooling and servicing agreement or a deposit trust agreement.

Servicer

The entity or entities named as servicer in the related prospectus supplement. A servicer may be an affiliate of the depositor.

Master Servicer

The entity, if any, named as master servicer in the related prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the trust fund and will supervise the servicers. The master servicer may be an affiliate of the depositor.

Trustee / Indenture Trustee

The entity named as trustee or indenture trustee in the related prospectus supplement.

RELEVANT DATES

Cut-off Date

The date specified in the related prospectus supplement.

Closing Date

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

Distribution Date

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

Statistical Calculation Date

The calendar day, if applicable, specified in the related prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DESCRIPTION OF SECURITIES

     Each series of certificates will be issued pursuant to a pooling and servicing agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts and other assets of the trust fund. If a series of securities includes notes, such notes will represent debt obligations of the related trust fund formed pursuant to a deposit trust agreement and will be secured by the assets of the trust fund pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to one of the following:

     o    principal and interest distributions;

     o    principal distributions, with no interest distributions;

     o    interest distributions, with no principal distributions; or

     o such other distributions as are described in the applicable prospectus supplement.

     See "Description of the Securities" in this prospectus.

Interest Distributions

     With respect to each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each such class of securities. The terms of each such class of securities will be described in the related prospectus supplement.

     See "Description of the Securities--Distributions of Interest on the Securities" in this prospectus.

Principal Distributions

     With respect to each series of securities, principal payments (including prepayments) on the related mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts will be distributed to holders of the related securities or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

     See "Description of the Securities--Distribution of Principal on the Securities" in this prospectus.

Denominations

     Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Registration of the Securities

     The securities will be issued either:

     o in book-entry form initially held through DTC in the United States, or Clearstream Banking or the Euroclear System, in Europe; or

     o    in fully registered, certificated form.

     See "Description of the Securities--General" and "--Book-Entry Registration and Definitive Securities" in this prospectus.

ASSETS OF THE TRUST

     The trust related to each series will consist primarily of any of the following assets:
o a segregated pool of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans; o home improvement installment sales contracts or installment loans that are unsecured; o manufactured housing installment sales contracts and installment loan agreements; and o certain other property.

     You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, if any, included in a particular trust.

     See "Description of the Trust Funds" in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

     The related prospectus supplement may provide that the party specified in the related prospectus supplement may

     o repurchase all of the assets in the trust fund and thereby cause early retirement of the securities under the circumstances and in the manner specified in the related prospectus supplement and

          o repurchase a portion of such assets to retire specified class or classes of securities under the circumstances and in the manner specified in the related prospectus supplement.

     See "Description of the Securities--Termination" in this prospectus.

     The yield on each class of securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the assets in the related trust and the timing of receipt of such payments.

     See "Yield Considerations" in this prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PREFUNDING ACCOUNT

     The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

    See "Description of the Trust Funds--Prefunding Account" in this prospectus.

CREDIT ENHANCEMENT

     If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

    o  letter of credit                   o  financial guaranty insurance policy

    o  special hazard insurance policy    o  mortgage pool insurance policy

    o  reserve fund                       o  spread account

    o  cash collateral account            o  overcollateralization

     Credit support may also be provided by subordination. Any credit support will be described in detail in the applicable prospectus supplement.

     See "Description of Credit Support" in this prospectus.

RATINGS OF SECURITIES

     The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

     o A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

     o Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

     See "Risk Factors--Risks Associated with the Securities--Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in this prospectus.

TAX STATUS OF THE SECURITIES

     The securities of each series offered will be either:

     o regular interests and residual interests in a trust fund treated as a REMIC; o interests in a trust fund treated as a grantor trust;

     o    interests in a trust fund treated as a partnership;

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                                       10

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     o    debt obligations secured by assets of a trust fund; or

     o regular interest or ownership interests in a trust fund treated as a FASIT.

     For additional information see "Federal Income Tax Consequences" in this prospectus and "Certain Material Federal Income Tax Consequences" in the prospectus supplement.

ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to fiduciary responsibility or prohibited transaction provisions of ERISA, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA or other comparable rules or regulations.

     For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

     The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such securities constitute a legal investment for you.

     For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

MATERIAL RISKS

     You are urged to read "Risk Factors" in this prospectus and in the prospectus supplement for a discussion of the material risks associated with an investment in the securities.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     You  should  consider,   among  other  things,  the  following  factors  in
connection with the purchase of securities.

Risks Associated with the Securities

     Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

     o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

     o issuance of any of the securities of any series in book-entry form may reduce the liquidity of such securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes; and

     o    unless  specified  in  the  applicable  prospectus   supplement,   the
          securities will not be listed on any securities exchange.

     The Depositor, the Master Servicer, the Servicer, the Trustee and, if applicable, the Certificate Administrator Will Have Limited Obligations. No class of securities of any series will be an interest in or obligation of the depositor, the master servicer, the servicer, the trustee, the certificate administrator (if applicable) or any of their affiliates. Unless otherwise provided in the related prospectus supplement, the only obligations with respect to any of the securities or the related assets will be:

     o the servicer's and master servicer's servicing obligations under the applicable agreement; and

     o the obligation of the party making representations and warranties regarding the assets of a trust, the seller of the assets of a trust, either directly or indirectly, to the depositor or other entity specified in the related prospectus supplement to purchase, or substitute a substantially similar asset for any asset as to which there is defective documentation or a breach of certain representations and warranties made with respect to such asset.

     Unless otherwise provided in the prospectus supplement, the securities and the underlying assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the servicer, the trustee or any of their affiliates.

     Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of securities of the same series; a letter of credit; a financial guaranty insurance policy; a mortgage pool insurance policy; a special hazard insurance policy; a reserve fund; a spread account; a cash collateral account; or other type of credit enhancement. See "Description of Credit Support" in this prospectus.

     Regardless of the form of credit enhancement provided:

     o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

     o may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

     o all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

     Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the assets (including prepayments, liquidations due to defaults and asset repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets. In particular:

     o the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and

     o the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

     The rate of prepayments on assets is influenced by a number of factors, including: o the prevailing mortgage market interest rates; o local and national economic conditions; o homeowner mobility; and o the ability of the borrower to obtain financing.

     In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield also will be adversely affected if losses on the assets in the related trust are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the assets in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

     See "Yield Considerations" in this prospectus.

     Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

     o assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

     o address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. The depositor or any of its affiliates will not have any obligation to maintain any rating of any series of securities.

     Book-Entry Securities May Experience Certain Problems. Since transactions in the classes of securities of a Series issued in book-entry form can be effected only through DTC, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

     o you may experience delays in your receipts of payments of interest and principal; and

     o your ability to pledge such securities to persons or entities that do not participate in the DTC, Clearstream Banking or the Euroclear System may be limited due to the lack of a physical certificate.

     See "Description of the Securities--Book-Entry Registration and Definitive Securities" in this prospectus.

     Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

     o to the rights of the servicer and any master servicer (to the extent of their servicing fees, including any unpaid servicing fees with respect to one or more prior due periods, and its reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses); and

     o the holders of senior securities to the extent described in the related prospectus supplement.

     As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See "Description of Credit Support" in this prospectus.

     The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

Risks Associated with the Assets

     Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

     General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to such mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan, thus delaying the amount received by the holders of the related securities with respect to such mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related trust, any remaining balance on such mortgage loan may not be recoverable.

     Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

     If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Geographic Concentration May Increase Rates of Loss and Delinquency. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on assets generally. Any concentration of the assets relating to any series of securities in such a region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

     See "The Mortgage Pool" in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

     Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust fund. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

     o the risk of delay in distributions while a deficiency judgement against the borrower is obtained; and

     o    the risk of loss if the deficiency judgment is not realized upon.

     Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

     In servicing junior mortgages, it is generally the servicer's and master servicer's practice to advance funds to keep the senior mortgage current if the mortgagor is in default thereunder. The servicer and master servicer intend to advance such amounts in accordance with their normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that mortgage loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in such senior mortgage upon subordinate financing.

     Special Risks of Certain Assets. Certain assets that may be included in the Trust may involve additional uncertainties not present in other types of assets. Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such assets are generally approved on the basis of the initial payment amount and the borrower's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

     Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See "The Mortgage Pool" in the related prospectus supplement.

     Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the related proceeds by the related trust. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure," "--Rights of Redemption" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

     Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance. Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

     Defaults May Be More Likely on Newer Assets. Certain of the assets underlying a series of securities may be recently originated as of the date of the inclusion in the related trust fund. Although little data is available, defaults on assets are generally expected to occur with greater frequency in their early years.

     Balloon Payment Assets May Have a Greater Default Risk at Maturity. Certain of the underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset. See "The Mortgage Pool" in the related prospectus supplement.

     Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such assets is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

     o to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general
          economic   conditions
and  the  general   willingness  of  financial
          institutions and primary mortgage bankers to extend credit; or

     o to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

     Texas Home Equity Loans Have Significant Limitations. Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas. The Texas Constitution permits this type of loan, but significant limitations were imposed on permitted terms, conditions and practices incident to their creation. For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the amendment to the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing these types of loans, such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower, that can result in the forfeiture of all principal and interest due on the mortgage loan.

     Increased Risk of Loss if Assets are Delinquent. A portion of the assets may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related thereto. You should consider the risk that the inclusion of such assets in the trust fund for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series.

     Cash Flow Agreements are Subject to Counterparty Risk. The assets of a trust fund may, if specified in the related prospectus supplement, include agreements such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust fund under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the securities will be subject to the credit risk of the counterparty. The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any "breakage fee," which may exist to facilitate the replacement of this type of agreement upon the default of credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of the servicer to obtain a replacement.

     Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. If specified in the related prospectus supplement, all or a portion of the mortgage loans may consist of sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that is ineligible for purchase by Fannie Mae or the Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. As a consequence:

     o delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines; and

     o changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

Violations of Federal Laws or State Laws May Adversely Affect Ability to Collect on Loans or Result in Losses

     There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

     o    regulate interest rate and other charges;

     o    require certain disclosures;

     o    require licensing of mortgage loan originators;

     o require the lender to provide credit counseling and/or make certain affirmative determinations regarding the borrower's ability to replay the mortgage loan;

     o    prohibit discriminatory lending practices;

     o limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

     o regulate the use of consumer credit information; and o regulate debt collection practices.

     Violation of certain provisions of these laws, policies and principles:

     o may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

     o    may entitle the borrower to a refund of amounts previously paid; and

     o could subject a servicer or the trust to damages and administrative sanctions.

The seller of the assets, either directly or indirectly, to the depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with such federal and state laws or regulations, however that remedy may not be adequate to fully compensate the related trust fund.

     See "Certain Legal Aspects of the Mortgage Loans" in this prospectus.

     In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render the mortgage loan unenforceable and/or the lien on the mortgaged property invalid. There are also similar risks involved in servicing such mortgage loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

     See  "Certain   Legal   Aspects  of  the   Mortgage   Loans-Anti-Deficiency
Legislation, the Bankruptcy Code and Other Limitations on Lenders," "-Texas Home Equity Loans" and "-Homeowners Protection Act of 1998."

Market Values of Manufactured Homes May Increase the Risk of Loss

     Manufactured homes generally depreciate in value. Thus investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract. As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in a trust fund. See "Description of Credit Support" in this prospectus.

Risk of Loss May Be Greater on Unsecured Home Improvement Loans

     The obligations of the borrower under any unsecured home improvement loan included in a trust fund will not be secured by an interest in the related real estate or any other property. In the event of a default, the trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety. As a result, the trust fund may suffer losses. In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of the borrower's obligations as if such obligations were secured by the real estate or other assets owned by such borrower.

Risks of Loss May Increase Due to Defective Security Interest and Effects of Certain Other Legal Aspects of the Contracts

     The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home. Perfection of such security interests and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform
Commercial Code. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified therein from the asset seller to the trustee and will not deliver any certificate of title to the trustee or note thereon the trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or such security interest may not be perfected and, may not be effective against creditors of the asset seller or a trustee in bankruptcy of the asset seller.

     In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the trustee as assignee of the contracts. The asset seller of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract. A breach of any such warranty that materially adversely affects any contract would create an obligation of the asset seller to repurchase, or if permitted by the applicable agreement, substitute for, such contract unless such breach is cured. If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due. See "Certain Legal Aspects of the Contracts."

                         DESCRIPTION OF THE TRUST FUNDS


Assets

     The primary assets of each Trust Fund (the "Assets") will include (i) single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, First Lien Mortgage Loans, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) unsecured home improvement loans ("Unsecured Home Improvement Loans"), (iii) manufactured housing installment sale contracts or installment loan agreements (the "Contracts"), or (iv) a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

     The Assets included in the Trust Fund for a Series may be subject to various types of payment provisions. Such Assets may consist of:

     o "Level Payment Assets," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

     o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index;

     o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during the early period after origination of such Assets;

     o    "Increasing Payment Assets," as described below;

     o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable thereon;

     o "GEM Assets," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets;

     o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years;

     o "Step-up Rate Assets" which provide for interest rates that increase over time;

     o "Balloon Payment Assets" which are mortgage loans that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity;

     o "Interest-Only Assets" which provide for the payment of interest at the related interest rate, but no payment of principal, for a certain period of time following the origination of the asset;

     o "Additional Collateral Assets" which are assets that are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor;

     o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

     o "Bi-weekly Assets," which provide for obligor payments to be made on a bi-weekly basis.

     An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the obligor's monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Assets, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The obligor's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The obligor's monthly payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An obligor's monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

     The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related prospectus supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

Mortgage Loans

  General

     Each Mortgage Loan will generally be secured by a lien on (i) a one-to four-family residential property or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property" and the related Mortgage Loan a "Multifamily Mortgage Loan"). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties." To the extent specified in the related prospectus supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement. The Mortgage Loans may include (i) fixed or adjustable rate conventional mortgage loans which are secured by a first lien on one- to four-family residential property ("First Lien Mortgage Loans"), (ii) closed-end and/or revolving home equity loans or certain balances thereof secured by first liens or junior liens on one- to four-family residential property ("Home Equity Loans") and/or (iii) secured home improvement installment sales contracts and secured installment loan agreements ("Home Improvement Contracts"). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each

Mortgage Loan will have been a person other than the Depositor. The related prospectus supplement will indicate if any person who originated the Mortgage Loans (each an "Originator") is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties.

   Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related Series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable cut-off date (the "Cut-off Date") specified in the prospectus supplement,

     o    the type of property securing the Mortgage Loans,

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

     o the earliest and latest origination date and maturity date of the Mortgage Loans,

     o    the range of the  Loan-to-Value  Ratios at origination of the Mortgage
          Loans,

     o the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

     o the state or states in which most of the Mortgaged Properties are located,

     o information with respect to the prepayment provisions, if any, of the Mortgage Loans,

     o with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan,

     o    information  regarding  the payment  characteristics  of the  Mortgage
          Loans,   including  without   limitation  balloon  payment  and  other
          amortization provisions,

     o the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and

     o    the material underwriting standards used for the Mortgage Loans.

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

     The related prospectus supplement will specify whether the Mortgage Loans include (i) First Lien Mortgage Loans, (ii) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (iii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related prospectus supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act of 1934 (the "National Housing Act") and, if so, the limitations on such insurance. In addition, the related prospectus supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

   Payment Provisions of the Mortgage Loans

     All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated. See "--Assets" above.

   Revolving Credit Line Loans

     As more fully described in the related prospectus supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such prospectus supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

   Unsecured Home Improvement Loans

     The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. Except as otherwise set forth in the related prospectus supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

   Unsecured Home Improvement Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date,

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans,

     o the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans,

     o the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans,

     o the state or states in which most of the Unsecured Home Improvement Loans were originated, o information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans,

     o with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM Unsecured Home Improvement Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan,

     o information regarding the payment characteristics of the Unsecured Home Improvement Loan,

     o the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent and

     o the material underwriting standards used for the Unsecured Home Improvement Loans.

If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the SEC after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

Contracts

  General

     To the extent provided in the related prospectus supplement, each Contract will be secured by a security interest in a new or used manufactured home (each, a "Manufactured Home"). Such prospectus supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the "Loan-to-Value Ratio" of a Contract will be described in the related prospectus supplement.

   Contract Information in Prospectus Supplements

     Each prospectus supplement will contain certain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date,

     o whether the Manufactured Homes were new or used as of the origination of the related Contracts,

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts,

     o the earliest and latest origination date and maturity date of the Contracts,

     o    the range of the Loan-to-Value Ratios at origination of the Contracts,

     o the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts,

     o the state or states in which most of the Manufactured Homes are located at origination,

     o information with respect to the prepayment provisions, if any, of the Contracts,

     o with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract,

     o the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent,

     o    information regarding the payment characteristics of the Contracts and

     o    the material underwriting standards used for the Contracts.

If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the SEC after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

   Payment Provisions of the Contracts

     All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "Contract Rate") that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related prospectus supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related prospectus supplement. See "--Assets" above.

Pre-Funding Account

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "Pre-Funding Account"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related prospectus supplement (the "Pre-Funding Period") after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel (including bankruptcy, corporate and tax opinions).

     Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the
Securities  during  the  Pre-Funding   Period.

Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related prospectus supplement.

Accounts

     Each  Trust  Fund  will  include  one or  more  accounts,  established  and maintained on behalf of the Securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

Credit Support

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more Classes of Securities in the related Series in the form of subordination of one or more other Classes of Securities in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a Series of Securities. See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

Cash Flow Agreements

     If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more Classes of Securities. Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related Series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS


General

     The yield on any Offered Security will depend on the price paid by the holder of the Security (the "Securityholder"), the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors--Risks Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities."

Pass-Through Rate and Interest Rate

     Securities of any Class within a Series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The prospectus supplement with respect to any Series of Securities will specify the Pass-Through Rate or interest rate for each Class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more Classes of Securities; and whether the distributions of interest on the Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     If so specified in the related prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an "Accrual Period"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

     Each payment of interest on the Securities (or addition to the Security Balance of a Class of Accrual Securities) on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of Securities (a "Distribution Date") will include interest accrued during the Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Accrual Period ended on such day before the Distribution Date.

Payments of Principal; Prepayments

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets, including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the Classes of Securities of a Series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a Series of Securities, the effect on yield on one or more Classes of the Securities of such Series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

     When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is received or such other date as is specified in the related prospectus supplement.

     The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

Prepayments--Maturity and Weighted Average Life

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Securities may affect the ultimate maturity and the weighted average life of each Class of such Series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Securities of the related Series.

     If so provided in the prospectus supplement for a Series of Securities, one or more Classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the stated principal amount (the "Security Balance") thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Securities of a Series will be influenced by the rate at which principal on the Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the Classes of Securities of the related Series, one or more Classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

     The prospectus supplement with respect to each Series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Securities of such Series and the percentage of the initial Security Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

   Type of Asset


     If so specified in the related prospectus supplement, a number of Mortgage Loans may have balloon payments due at maturity, (which may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicer, the Master Servicer (if any), nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.


     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

     As may be described in the related prospectus supplement, the applicable Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related prospectus supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

     The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

   Termination

     If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate principal balance of the Assets or the aggregate Security Balance of the Securities of such Series declines to a percentage specified in the related prospectus supplement (not to exceed 10%) of the aggregate initial principal balance of such Assets or initial Security Balance of such Securities, as the case may be, under the circumstances and in the manner set forth therein. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

   Defaults

     The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

   Foreclosures

     The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related Series of Securities.

   Refinancing

     At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

   Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale clauses" that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, except as set forth in the related prospectus supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions." The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause". See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                 THE DEPOSITOR


     Wachovia Asset  Securitization  Issuance,  Inc.LLC (the  "Depositor") is an
                                                    ===
indirect wholly-owned subsidiary of Wachovia Corporation and was incorporatedconverted to a limited liability company in the State of North
            ============================================
Carolina on October  30,  2003.  The  Depositor  was formerly  Wachovia  Asset
         =======================================================================
Securitization,  Inc., a North Carolina corporation formed on February 27, 1996.
==========================================================
The principal executive offices of the Depositor are located at One Wachovia Center, 301 South College Street, Suite D, Charlotte, North Carolina 28288.
Its telephone number is (704) 371-2702.383-4634.
                                      =========


     The Depositor formerly was an indirect wholly-owned subsidiary of First Union Corporation. On September 1, 2001, Wachovia Corporation was merged with and into First Union Corporation with the later entity surviving. Upon completion of the merger, the surviving entity changed its name to Wachovia Corporation. As a result, the Depositor is now an indirect wholly-owned subsidiary of Wachovia Corporation.


     The  Securities  are not debt of the Depositor  and the Depositor  does not
          ==================================================
have,  nor is it  expected  in the future to have,  any  significant  assets any
                                                                             ===
obligation to make payments with respect to the Securities.
==========================================================

                         DESCRIPTION OF THE SECURITIES


General

     The asset-backed certificates (the "Certificates") of a series (each, a "Series") (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund (the "Trust" or the "Trust Fund") created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the "Notes" and, together with the Certificates, the "Securities"), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a "Class") of Securities that may:

o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior (the "Senior Certificates" or the "Senior Notes" and, collectively, "Senior Securities") or subordinate (the "Subordinate Certificates" or the "Subordinate Notes" and, collectively, "Subordinate Securities") to one or more other Classes of Securities in respect of certain distributions on the Securities;

     o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

     o provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series (collectively, "Accrual Securities");

     o provide for payments of principal as described in the related prospectus supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related prospectus supplement; and/or

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component.

If so specified in the related prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an "Asset Group"). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and a related prospectus supplement (the "Offered Securities").

     Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Book-Entry Securities May Experience Certain Problems and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Risks Associated with the Securities--Securities May Not be Liquid."

Distributions

     Distributions on the Securities of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

Available Distribution Amount

     All distributions on the Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     o the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

               (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless a different period is specified in the related prospectus supplement, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)  all  prepayments,
          together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund ("Liquidation Proceeds"), and other unscheduled recoveries received subsequent to the related Due Period,

               (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related Trust Fund, and (d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

     o    if  the  related  prospectus  supplement  so  provides,   interest  or
          investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     o all advances made by a Servicer or the Master Servicer (if any) or any other entity as specified in the related prospectus supplement with respect to such Distribution Date;

     o if and to the extent the related prospectus supplement so provides, amounts paid by a Servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     o to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

     The related prospectus supplement for a Series of Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.

Distributions of Interest on the Securities

     Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a Component thereof (the "Pass-Through Rate" in the case of Certificates). The related prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or Component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related prospectus supplement specifies a different basis.

     Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any Class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Security Interest on a Series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such Class. See "Risk Factors--Risk Associated with the Securities--Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities" and "Yield Considerations."

Distributions of Principal of the Securities

     The Securities of each series, other than certain Classes of Strip Securities, will have a Security Balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related prospectus supplement, the initial aggregate Security Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain Classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

Categories of Classes of Securities

     The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.



Categories of Classes                               Definition
---------------------                               ----------
                                                                  PRINCIPAL TYPES

Accretion Directed Certificates
   or Notes....................................      A Class of  Certificates  or Notes  that
                                                     receives principal payments from amounts
                                                     that would  otherwise be  distributed as
                                                     interest    on     specified     Accrual
                                                     Certificates  or Notes.  Such  principal
                                                     payments   may  be  in  lieu  of  or  in
                                                     addition  to  principal   payments  from
                                                     principal receipts on the Assets for the
                                                     related Series.

Companion Certificates or Notes (also
   sometimes referred to as "Support
   Certificates" or "Support Notes")...........      A Class of Certificates or Notes that is
                                                     entitled to receive  principal  payments
                                                     on  any   Distribution   Date   only  if
                                                     scheduled  payments  have  been  made on
                                                     specified      Planned      Amortization
                                                     Certificates    or    Notes,    Targeted
                                                     Amortization   Certificates   or   Notes
                                                     and/or      Scheduled       Amortization
                                                     Certificates or Notes.


                                                 43

Component Certificates or Notes................      A  Class   of   Certificates   or  Notes
                                                     consisting  of  two  or  more  specified
                                                     components   (each,  a  "Component")  as
                                                     described in the  applicable  prospectus
                                                     supplement. The Components of a Class of
                                                     Component Certificates or Notes may have
                                                     different   principal   and/or  interest
                                                     payment   characteristics  but  together
                                                     constitute  a  single  Class  and do not
                                                     represent  severable   interests.   Each
                                                     Component   of  a  Class  of   Component
                                                     Certificates  or Notes may be identified
                                                     as  falling  into  one  or  more  of the
                                                     categories in this chart.

Lockout Certificates or Notes..................      A Class of Senior  Certificates or Notes
                                                     that is designed not to  participate  in
                                                     or to participate to a limited extent in
                                                     (i.e.,  to be  "locked  out" of),  for a
                                                     specified  period,  the  receipt  of (1)
                                                     principal prepayments on the Assets that
                                                     are allocated  disproportionately to the
                                                     Classes of Senior  Certificates or Notes
                                                     of such Series as a group  pursuant to a
                                                     "shifting interest" structure and/or (2)
                                                     scheduled   principal  payments  on  the
                                                     Assets that are allocated to the Classes
                                                     of  Senior  Certificates  or  Notes as a
                                                     group.  A Class of Lockout  Certificates
                                                     or Notes will  typically not be entitled
                                                     to  receive,  or  will  be  entitled  to
                                                     receive  only a  restricted  portion of,
                                                     distributions  or principal  prepayments
                                                     and/or scheduled principal payments,  as
                                                     applicable,  for  a  period  of  several
                                                     years,   during  which  time  all  or  a
                                                     portion of such principal  payments that
                                                     it  would   otherwise   be  entitled  to
                                                     receive in the  absence  of a  "lockout"
                                                     structure   will   be   distributed   in
                                                     reduction of the  principal  balances of
                                                     other Classes of Senior  Certificates or
                                                     Notes. Lockout Certificates or Notes are
                                                     designed  to minimize  weighted  average
                                                     life   volatility   during  the  lockout
                                                     period.

Notional Amount Certificates or
   Notes.......................................      A Class of  Certificates or Notes having
                                                     no   principal   balance   and   bearing
                                                     interest on the related notional amount.
                                                     The notional amount is used for purposes
                                                     of   the   determination   of   interest
                                                     distributions.

Pass-Through Certificates or
   Notes ......................................      A Class  of  Senior  Securities  that is
                                                     entitled  to receive  all or a specified
                                                     percentage  of  the  principal  payments
                                                     that  are  distributable  to the  Senior
                                                     Certificates  or  applicable   group  of
                                                     Senior Certificates or Notes (other than
                                                     any Ratio Strip  Certificates  or Notes)
                                                     in the


                                                 44

                                                     aggregate  on a  Distribution  Date  and
                                                     that is not  designated  as a  Class  of
                                                     Sequential Pay Certificates or Notes.

Planned Amortization Certificates or
   Notes (also sometimes referred to
   as a "PAC Certificates" or "PAC
   Notes").....................................      A Class of Certificates or Notes that is
                                                     designed to receive  principal  payments
                                                     using a predetermined  principal balance
                                                     schedule   derived   by   assuming   two
                                                     constant   prepayment   rates   for  the
                                                     underlying  Assets.  These two rates are
                                                     the  endpoints   for  the   "structuring
                                                     range"   for  the   Class   of   Planned
                                                     Amortization  Certificates or Notes. The
                                                     Planned  Amortization   Certificates  or
                                                     Notes in any Series of Securities may be
                                                     subdivided  into  different   categories
                                                     (e.g., Planned Amortization Certificates
                                                     or   Notes   I   ("PAC   I"),    Planned
                                                     Amortization  Certificates  or  Notes II
                                                     ("PAC II") and so forth)  derived  using
                                                     different   structuring   ranges  and/or
                                                     payment  priorities.   A  Class  of  PAC
                                                     Certificates  or  Notes is  designed  to
                                                     provide protection against volatility of
                                                     weighted  average  life  if  prepayments
                                                     occur  at a  constant  rate  within  the
                                                     structuring range.

Ratio Strip Certificates or Notes..............      A Class of Certificates or Notes that is
                                                     entitled    to    receive   a   constant
                                                     proportion,  or  "ratio  strip,"  of the
                                                     principal  payments  on  the  underlying
                                                     Assets.

Scheduled Amortization Certificates
   or Notes (also sometimes referred
   to as "Scheduled Certificates" or
   "Scheduled Notes")..........................      A Class of Certificates or Notes that is
                                                     designed to receive  principal  payments
                                                     using a predetermined  principal balance
                                                     schedule  but  is  not  designated  as a
                                                     Class    of     Planned     Amortization
                                                     Certificates   or  Notes   or   Targeted
                                                     Amortization  Certificates or Notes. The
                                                     schedule is derived by  assuming  either
                                                     two  constant   prepayment  rates  or  a
                                                     single constant  prepayment rate for the
                                                     underlying  Assets.  In the former case,
                                                     the two rates are the  endpoints for the
                                                     "structuring  range"  for the  Scheduled
                                                     Amortization  Certificates  or Notes and
                                                     such range  generally  is narrower  than
                                                     that   for   a

                                                 45

                                                     Planned  Amortization   Certificates  or
                                                     Notes.    Typically,    the    Companion
                                                     Certificates or Notes for the applicable
                                                     Series   of    Certificates   or   Notes
                                                     generally   will   represent  a  smaller
                                                     percentage  of the  Class  of  Scheduled
                                                     Amortization  Certificates or Notes than
                                                     Companion    Certificates    or    Notes
                                                     generally would represent in relation to
                                                     a   Class   of   Planned    Amortization
                                                     Certificates   or  Notes   or   Targeted
                                                     Amortization  Certificates  or Notes.  A
                                                     Class    of    Scheduled    Amortization
                                                     Certificates  or Notes is generally less
                                                     sensitive   to  weighted   average  life
                                                     volatility  as a result  of  prepayments
                                                     than a Class of  Companion  Certificates
                                                     or Notes but more sensitive than a Class
                                                     of Planned Amortization  Certificates or
                                                     Notes    or    Targeted     Amortization
                                                     Certificates or Notes.

Senior Certificates or Notes...................      A Class of Certificates or Notes that is
                                                     entitled   to   receive    payments   of
                                                     principal    and    interest   on   each
                                                     Distribution  Date prior to the  Classes
                                                     of Subordinated Securities.

Sequential Pay Certificates or
   Notes.......................................      A Class of Certificates or Notes that is
                                                     entitled to receive  principal  payments
                                                     in a prescribed sequence,  that does not
                                                     have a predetermined  principal  balance
                                                     schedule  and that,  in most  cases,  is
                                                     entitled   to   receive    payments   of
                                                     principal  continuously  from the  first
                                                     Distribution  Date on which it  receives
                                                     principal  until it is retired.  A Class
                                                     of Sequential Pay  Certificates or Notes
                                                     may    receive    principal     payments
                                                     concurrently  with  one  or  more  other
                                                     Classes of Sequential  Pay  Certificates
                                                     or Notes. A single Class the is entitled
                                                     to receive principal  payments before or
                                                     after  other  Classes in the same Series
                                                     of  Securities  may be  identified  as a
                                                     Class of Sequential Pay  Certificates or
                                                     Notes.

Subordinated Certificates or
   Notes.......................................      A Class of Certificates or Notes that is
                                                     entitled   to   receive    payments   of
                                                     principal    and    interest   on   each
                                                     Distribution  Date only after the Senior
                                                     Securities  and Classes of  Subordinated
                                                     Securities   with  higher   priority  of
                                                     distributions,  if  any,  have  received
                                                     their  full   principal   and   interest
                                                     entitlements.

Super Senior Certificates or Notes.............      A Class of Senior  Certificates or Notes
                                                     that will not


                                                 46

                                                     bear its share of certain  losses  after
                                                     the Classes of Subordinated Certificates
                                                     or Notes are no longer  outstanding  for
                                                     so long as one or more  other  specified
                                                     Classes of Senior  Certificates or Notes
                                                     are outstanding.

Super Senior Support Certificates or
   Notes.......................................      A Class of Senior  Certificates or Notes
                                                     that bears certain  losses  allocated to
                                                     one or  more  Classes  of  Super  Senior
                                                     Certificates  or Notes after the Classes
                                                     of  Subordinated  Certificates  or Notes
                                                     are no longer outstanding.

Targeted Amortization Certificates or
   Notes
   (also sometimes referred to as a
   "TAC Certificates" or "TAC Notes")..........      A Class of Certificates or Notes that is
                                                     designed to receive  principal  payments
                                                     using a predetermined  principal balance
                                                     schedule  derived  by  assuming a single
                                                     constant   prepayment   rate   for   the
                                                     underlying   Assets.   A  Class  of  TAC
                                                     Certificates or TAC Notes is designed to
                                                     provide    some    protection    against
                                                     shortening  of weighted  average life if
                                                     prepayments  occur  at a rate  exceeding
                                                     the  assumed  constant  prepayment  rate
                                                     used to derive  the  principal  balances
                                                     schedule  of such Class of  Certificates
                                                     or Notes.

                                                               INTEREST TYPES

Accrual Certificates or Notes..................      A Class of  Certificates  or Notes  that
                                                     accretes the amount of accrued  interest
                                                     otherwise  distributable  on such Class,
                                                     which  amount will be added as principal
                                                     to the  principal  balance of such Class
                                                     on each  applicable  Distribution  Date.
                                                     Such  accretion may continue  until some
                                                     specified  event has  occurred  or until
                                                     such Accrual  Certificates  or Notes are
                                                     retired.

Fixed Rate Certificates or Notes...............      A Class of Certificates or Notes with an
                                                     interest  rate that is fixed  throughout
                                                     the life of the Class.

Floating Rate Certificates or
   Notes.......................................      A Class of Certificates or Notes with an
                                                     interest  rate that resets  periodically
                                                     based upon a  designated  index and that
                                                     varies  directly  with  changes  in such
                                                     index.


                                                 47

Interest Only Certificates or
   Notes.......................................      A Class that is entitled to receive some
                                                     or all of the interest  payments made on
                                                     the Assets  and little or no  principal.
                                                     Interest Only Certificates or Notes have
                                                     either no principal  balance,  a nominal
                                                     principal  balance or a notional amount.
                                                     A nominal principal  balance  represents
                                                     actual  principal  that  will be paid on
                                                     the   Certificates   or  Notes.   It  is
                                                     referred  to  as  nominal  since  it  is
                                                     extremely   small   compared   to  other
                                                     Classes. A notional amount is the amount
                                                     used as a  reference  to  calculate  the
                                                     amount  of  interest  due on a Class  of
                                                     Interest Only Certificates or Notes that
                                                     is not entitled to any  distributions in
                                                     respect of principal.

Inverse Floating Rate
   Certificates or Notes.......................      A Class of Certificates or Notes with an
                                                     interest  rate that resets  periodically
                                                     based upon a  designated  index and that
                                                     varies  inversely  with  changes in such
                                                     index and with  changes in the  interest
                                                     rate  payable  on the  related  Class of
                                                     Floating Rate Certificates or Notes.

Prepayment Premium Certificates
   or Notes....................................      A Class of Certificates or Notes that is
                                                     only  entitled to penalties or premiums,
                                                     if any, due in connection with a full or
                                                     partial prepayment of an Asset.

Principal Only Certificates or
   Notes.......................................      A Class of  Certificates  or Notes  that
                                                     does not bear  interest  and is entitled
                                                     to receive only distributions in respect
                                                     of principal.

Step Coupon Certificates or Notes..............      A Class of  Certificates or Notes with a
                                                     fixed interest rate that is reduced to a
                                                     lower fixed rate after a specific period
                                                     of  time.  The  difference  between  the
                                                     initial  interest  rate  and  the  lower
                                                     interest  rate  will be  supported  by a
                                                     reserve fund  established on the closing
                                                     date.

Variable Rate Certificates or
   Notes.......................................      A Class of Certificates or Notes with an
                                                     interest  rate that resets  periodically
                                                     and is  calculated  by  reference to the
                                                     rate or rates of interest  applicable to
                                                     the Assets.

Components

     To the extent specified in the related prospectus supplement, distribution on a Class of Securities may be based on a combination of two or more different Components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to Components of such a Class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such Component and the Pass-Through Rate or interest rate, if any, on any such Component, respectively.

Distributions on the Securities of Prepayment Premiums

     If so provided in the related prospectus supplement, Prepayment Premiums that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

     If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

     With respect to any Series of Securities evidencing an interest in a Trust Fund, if so provided in the related prospectus supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Securities that includes one or more Classes of Subordinate Securities and if so provided in the related prospectus supplement, the Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more Classes of Senior Securities and/or may be subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more Classes of such Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets, including amounts received under any form of Credit Support, respecting which such advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the related prospectus supplement, including out of any amounts otherwise distributable on one or more Classes of Subordinate Securities of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Servicer from excess funds in the Collection Account, the Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related prospectus supplement, the obligations of the Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the applicable Agreement and described in such prospectus supplement.

     If specified in the related prospectus supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a Servicer default.

Reports to Securityholders


     With each distribution to holders of any Class of Securities of a Series, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwardedmake available to
                                                              ===============
each such holder, to the Depositor and to such other parties as may be specified in the applicable Agreement, a statement generally setting forth the information
                                                                 ===============
provided below or in lieu thereof, such other information as may be described in
================================================================================
the related  prospectus  supplement,  in each case to the extent  applicable and
==================================
available:

     o the amount of such distribution to holders of Securities of such Class applied to reduce the Security Balance thereof; , separately,
                                                                     ===========
          identifying  the  aggregate   amount  of  principal   prepayments  and
          ======================================================================
          Liquidation Proceeds included therein;
          =====================================


     o the amount of such distribution to holders of Securities of such Class allocable to Accrued Security Interest;

     o    the amount of such distribution allocable to Prepayment Premiums;

     o the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

     o the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     o the aggregate principal balance of the Assets at the close of business on such Distribution Date;

     o the number and aggregate principal balance of Mortgage Loans or Contracts in respect of which (a) one scheduled payment is delinquent,
          (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     o with respect to any Mortgage Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

     o with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (a "REO Property") relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, the loan number, principal balance and date of
                                   =====================================
          acquisition thereof;
                      =======

     o    with respect to eachthe REO PropertyProperties  relating to a Mortgage
                              ===             ==========
          LoanLoans  or  ContractContracts  and included in the Trust Fund as of
              =====              =========
          the end of the related Due Period, (a) the book valuetotal number, (b)
                                                               ============
          the  aggregate  principal  balance  of the  related  Mortgage  Loan or
               =========
          Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the applicable Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and
          (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     o with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan and (d) if available, the aggregate market value;
                               ================================================

     o the aggregate Security Balance or notional amount, as the case may be, of each Class of Securities (including any Class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

     o the aggregate amount of principal prepayments made during the related Due Period;

     o the amount deposited in the reserve fund, if any, on such Distribution Date;

     o the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     o the aggregate unpaid Accrued Security Interest, if any, on each Class of Securities for such Distribution Date and any remaining unpaid
                         =======================================================
          Accrued   Security   Interest   at  the  close  of  business  on  such
          =============================
          Distribution Date;



     o in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     o in the casethe Pass-Through Rate or interest rate applicable to such Distribution Date for each Class of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

o as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

o during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date; and
                                                      ===

     o during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

     o the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     Within a reasonable period of time after the end of each calendar year, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

Termination; Optional Purchase of Mortgage Loans

     The obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Collection Account or by a Servicer, the Master
Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will the Trust Fund continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Agreement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.


     If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. In the event that any such party has caused the related Trust Fund (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be affected only pursuant to either (a) a "clean up call" as defined in Treasury Regulations
Section 1.860G-2(j) or (b) a "qualified liquidation" as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the Securities of that Series, but the right to purchase may be exercised only after the aggregate principal balance of the Assets for such Series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance as of the Cut-off Date for the Series, or after the date set forth in the applicable prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Security Balance of a specified Class or Classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such Class or Classes or purchase such Class or Classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates specified in the applicable prospectus
                                         =======================================
supplement).  Any sale of the Assets of the Trust Fund will be without  recourse
==========
to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such Class or Classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein.


Optional Purchases

     Subject to the provisions of the applicable Agreement, the Depositor, the Servicer or such other party specified in the related prospectus supplement may, at such party's option, repurchase (i) any Asset which is in default or as to which default is reasonably foreseeable if, in the Depositor's, the Servicer's or such other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted and (ii) any Asset as to which the origination of such Asset breached a representation or warranty made with respect of such Mortgage Loan to the Depositor, the Servicer or such other party at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable prospectus supplement.

Definitive Form

     If so specified in the related prospectus supplement, Securities of a Series may be issued in fully registered certificated form (such Securities, "Definitive Securities"). Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

     In the event that an election is made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the Trustee of an affidavit described under "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities."

Book-Entry Registration and Form

     If so specified in the related prospectus supplement, one or more Classes of Securities of a Series will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, no service charge will be made for any such registration or transfer of such Securities, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related prospectus supplement, Book-Entry Securities may be initially represented by one or more Securities registered in the name of DTC and be available only in the form of book-entries. If specified in the related prospectus supplement, holders of Securities may hold beneficial interests in Book-Entry Securities through DTC (in the United States) or Clearstream or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of Securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended ("Exchange Act"). DTC was created to hold securities for its participating members ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and Participants are on file with the SEC.

     Beneficial owners ("Security Owners") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. Participants who are Security Owners of Book-Entry Securities will receive a credit for such Securities on DTC's records. The ownership interest of such holder will in turn be recorded on respective records of the Participants and Indirect Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Securityholders entered into the transaction. Unless and until Definitive Securities are issued as described below, it is anticipated that the only "holder" of Book-Entry Securities of any Series will be Cede & Co. ("Cede" ), as nominee of DTC. Security Owners will only permitted to exercise the rights of holders indirectly through Participants and DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

     DTC has advised the Servicer and the Depositors that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC has advised the Servicer and the Depositors that DTC will take such action with respect to any Percentage Interests of the Book-Entry Securities of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Securities. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.


     Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg ("Clearstream"), was incorporated in 1970 as a"Cedel S.A.," a company with limited company under Luxembourg law. Clearstream is owned byliability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel
International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions, and. Cedel International currently has about 10092 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five5 percent of ClearstreamCedel International's stock.


     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.


     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, includingbetween Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in severalover 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's United StatesU.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 3,0002,000 customers located in over 6080 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions whichthat clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., as the Operator of the Euroclear System (EOB/EOC) to facilitate settlement of trades between Clearstream, Luxembourg and EOB/EOC.


     The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance
Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the

Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific Securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments and distributions with respect to Book-Entry Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, the relevant depositary of Clearstream and Euroclear (the "Depositaries" ), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences". Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Book-Entry Securities of a Series will be converted to Definitive Securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities of such Series and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its sole option, elects to terminate the book-entry system through DTC or
(iii) after the occurrence of a Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Securities of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical Securities being issued to Security Owners is no longer in the best interests of Security Owners of such Class of Securities. Upon issuance of Definitive Securities of a Series to Security Owners, such Book-Entry Securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

                         DESCRIPTION OF THE AGREEMENTS


Agreements Applicable to a Series

   REMIC Securities, FASIT Securities, Grantor Trust Securities

     Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as REMIC Securities, FASIT Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Trustee and the sole Servicer or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, each Servicer will perform its servicing functions pursuant to a servicing agreement (each, an "Underlying Servicing Agreement").

   Securities That Are Partnership Interests for Tax Purposes and Notes

     Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.


     A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the Indenture Trustee named in the related prospectus supplement. The Trust Fund will be established pursuant to a deposit trust agreement (each, a "Deposit Trust
Agreement") between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an "Indenture Servicing Agreement") between the related Trust Fund as issuer of the Notes (also referred to herein as the "Issuer"), the Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Indenture Servicing Agreements, the Underlying Servicing Agreements and the Indenture are referred to each as an "Agreement."


Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

   General


     The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement. The prospectus supplement for a Series of Securities will describe any provision of the applicable Agreement relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term "Security" refers to all of the Securities of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series of Securities without charge upon written request of a Securityholder of such Series addressed to Wachovia Asset Securitization Issuance, Inc.LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288,
Attention: Vice President.

     The servicers (the "Servicers"), any master servicer (the "Master Servicer") and the trustee (the "Trustee") or indenture trustee (the "Indenture Trustee"), as applicable, with respect to any Series of Securities will be named in the related prospectus supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer will perform certain administration, calculation and reporting functions with respect to such Trust Fund and, if specified in the related prospectus supplement, will supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to Series involving a Master Servicer, references in this prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related prospectus supplement, a manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund or certain administrative functions which would otherwise be performed by the Servicer or the Master Servicer may be performed by the Trustee.


   Assignment of Assets; Repurchases

     At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such Series. Each Asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate.

     With respect to each Mortgage Loan, except as otherwise specified in the related prospectus supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The applicable Agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) recordation in a state is not required by the Rating Agencies rating the Series in order to obtain the initial ratings on the Securities described in the related prospectus supplement.

     Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the Asset Seller or other entity specified in the related prospectus supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicer or such other price as specified in the related prospectus supplement (the "Purchase Price") or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     Notwithstanding the preceding two paragraphs, the documents with respect to First Lien Mortgage Loans, Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related prospectus supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related prospectus supplement.

     With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be authorized by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Company to the Trust Fund only to the extent specified in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

     While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

   Representations and Warranties; Repurchases

     To the extent provided in the related prospectus supplement the Depositor will, with respect to each Asset, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties including the Depositor, the "Warranting Party") covering, by way of example, the following types of matters:

     o    the  accuracy  of the  information  set  forth  for such  Asset on the
          schedule  of  Assets   appearing  as  an  exhibit  to  the  applicable
          Agreement;


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

     o in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home;

     o the authority of the Warranting Party to sell the Asset; (iv) the payment status of the Asset;

     o in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

     Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.


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

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

     A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the applicable Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related prospectus supplement, will constitute an Event of Default under such Agreement. See "--Events of Default under the Agreements" and "--Rights Upon Event of Default under the Agreements."

   Collection Account and Related Accounts

     General. The Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any Class of Securities of such Series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the applicable Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise specified in the applicable prospectus supplement, any interest or other income earned on funds in the Collection Account will be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

     Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the applicable Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments


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

due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     o all payments on account of principal, including principal prepayments, on the Assets;

     o all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

     o Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

     o any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under "Description of Credit Support";

     o    any   advances   made  as   described   under   "Description   of  the
          Securities--Advances in Respect of Delinquencies";

     o any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     o all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under
          "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination";

     o any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     o to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

     o all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

o any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

     o any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.


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

     Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

     o    to make  distributions  to the  Securityholders  on each  Distribution
          Date;

     o to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Assets;

     o to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Assets and properties;

     o to reimburse a Servicer for any advances described above and any servicing expenses described above which, in the Servicer's good faith judgment, will not be recoverable from the amounts described in such clauses, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the applicable Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more Classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding Class of Securities, of the related Series;

     o if and to the extent described in the related prospectus supplement, to pay a Servicer interest accrued on the advances described above and the servicing expenses described above while such advances and servicing expenses remain outstanding and unreimbursed;

     o to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor";

     o if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     o to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     o to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;


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

     o to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

     o to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     o if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC or a FASIT, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the applicable prospectus supplement, respectively;

     o to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     o to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of Securityholders;

     o to pay for the costs of recording the applicable Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the applicable Agreement;

     o to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

     o    to make any other withdrawals  permitted by the applicable  Agreement;
          and

     o to clear and terminate the Collection Account at the termination of the Trust Fund.

     Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related prospectus supplement, the applicable Agreement for any Series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The prospectus supplement will set forth any restrictions with respect to any such collection account,


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

including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

     Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the applicable Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

     Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (ii) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if, unless otherwise provided in the related prospectus supplement, (i) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

     In the case of Multifamily Mortgage Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Mortgage Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the applicable Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Mortgage Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Mortgage Loan and the laws of the jurisdiction in which the Multifamily Property is located.

   Realization Upon Defaulted Assets

     Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain Classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     If so specified in the related prospectus supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the applicable Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer's judgment, is imminent.


     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to twothree years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price. The applicability of these limitations if a FASIT election is made with respect to all or a part of the Trust Fund will be described in the applicable prospectus supplement.


     The limitations imposed by the applicable Agreement and the REMIC provisions or the FASIT provisions of the Code (if a REMIC election or a FASIT election, respectively, has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Asset under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

     If any property securing a defaulted Asset is damaged, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such


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

reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

     If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "--Hazard Insurance Policies" and "Description of Credit Support."

   Hazard Insurance Policies

     Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related prospectus supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The applicable Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.


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

     The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicer from the Collection Account, with interest thereon, as provided by the applicable Agreement.

     Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

   Contracts

     Generally, the terms of the applicable Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns.


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

If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

   Fidelity Bonds and Errors and Omissions Insurance

     Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The applicable Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in such Agreement are met.

   Due-on-Sale Provisions

     The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses." The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

   Retained Interest; Servicing Compensation and Payment of Expenses

     The prospectus supplement for a Series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the applicable Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest


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

payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     The Servicer's primary servicing compensation with respect to a Series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related prospectus supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement with respect to a Series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the applicable Agreement.

     The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related prospectus supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

   Evidence as to Compliance

     Each Agreement relating to Assets which include Mortgage Loans or Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such other program used by the Servicer, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including the applicable Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the applicable Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Servicer or other entity specified in the related prospectus supplement at the address set forth in the related prospectus supplement.

   Certain Matters Regarding Servicers, the Master Servicer and the Depositor

     The Servicers and Master Servicer, if any, under each Agreement will be named in the related prospectus supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

     The applicable Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of such Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the applicable Agreement.

     Each Agreement will further provide that neither any Servicer, the Depositor nor any director, officer, employee, or agent of a Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the applicable Agreement; provided, however, that neither a Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of a Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense

     o specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

     o incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

     o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;


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

     o incurred in connection with any violation of any state or federal securities law; or

     o imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the applicable Agreement.

In addition, each Agreement will provide that neither any Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the applicable Agreement.

   Special Servicers

     If and to the extent specified in the related prospectus supplement, a special servicer (a "Special Servicer") may be a party to the applicable Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer, such as the workout and/or foreclosure of defaulted Mortgage Loans. The rights and obligations of any Special Servicer will be specified in the related Agreement The Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement.

   Events of Default under the Agreements

     Events of default under the applicable Agreement will generally include:

     o any failure by the Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any;

     o any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights;

o any breach of a representation or warranty made by the Servicer under the applicable Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and


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

          the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related prospectus supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

     The manner of determining the "Voting Rights" of a Security or Class or Classes of Securities will be specified in the related prospectus supplement.

   Rights Upon Event of Default under the Agreements

     So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the applicable Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the applicable Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related prospectus supplement) to act as successor to the Servicer under the applicable Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the applicable Agreement.

     The holders of Securities representing at least 66 2/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights allocated to the respective Classes of Securities affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in the first bullet point above under "--Events of Default under the Agreements" may be waived only by all of the Securityholders. Upon any such waiver of an


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

event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

     No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related prospectus supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

   Amendment

     Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement,

     o    to cure any ambiguity or mistake,

     o to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related prospectus supplement,

     o to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof, provided that, such amendment pursuant to this clause will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities; or

     o    to comply with any requirements imposed by the Code.

Each Agreement may also be amended by the Depositor, the Servicer, if any, and the Trustee, with the consent of the Securityholders affected thereby evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any Series of Securities as to which a REMIC election or a FASIT election is to be made, the Trustee will not consent to any


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

amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that the related Securities are outstanding.

   The Trustee

     The Trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates. If so specified in the related prospectus supplement with respect to certain Series of Securities, a certificate administrator will perform certain duties and functions normally performed by the Trustee. Any certificate administrator will be a party to the applicable Agreement and will be named in the applicable prospectus supplement. Any certificate administrator will have obligations and rights similar to the Trustee as described in this prospectus. The commercial bank, national banking association, banking corporation or trust company serving as certificate administrator may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates.

   Duties of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the applicable Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the applicable Agreement.

   Certain Matters Regarding the Trustee

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's

     o enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default,

     o defending or prosecuting any legal action in respect of the applicable Agreement or Series of Securities,

     o being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

o acting or refraining from acting in good faith at the direction of the holders of the related Series of Securities entitled to not less than 25% (or such other percentage as is specified in the applicable Agreement with respect to any particular matter) of the Voting Rights for such Series.

Any such indemnification of the Trustee discussed above will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the applicable Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

   Resignation and Removal of the Trustee

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any Class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Securityholders of any Series entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

   General


     The following summary describes the material provisions that may appear in each Indenture. The prospectus supplement for a Series of Notes will describe any provision of the Indenture relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture for a Series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any Series of Notes without charge upon written request of a Securityholder of such Series addressed to Wachovia Asset Securitization Issuance, Inc.LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, Attention:
Vice President.


   Events of Default

     Events of default under the Indenture for each Series of Notes will generally include:

     o a default for thirtyfive (305) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any Note of such Series;


     o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o    there  occurs  a  default  in the  observance  or  performance  in any
          ======================================================================
          material  respect of any  covenant or  agreement of the Issuer made in
          ======================================================================
          the Indenture, or any representation or warranty of the Issuer made by
          ============
          the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant theretoto or in connection
                                                          ==
          therewith  with respect to or  affecting  such Series  havingwith  the
                                                                       =========
          Indenture  proving to have been incorrect in aany material  respect as
          ==========================
          of the time made,  and such breach is not cured within sixty  (60)when
                                                                            ====
          the same shall have been made that has a  material  adverse  effect on
          ======================================================================
          the noteholders or the issuer of a financial guaranty insurance policy
          ======================================================================
          relating  to such  Series,  and the default  shall  continue or not be
          ======================================================================
          cured,  or the  circumstance  or  condition  in  respect  of which the
          ======================================================================
          representation   or  warranty  was  incorrect   shall  not  have  been
          ======================================================================
          eliminated or otherwise  cured, for a period of 30 days (or such other
          ==================================================
          number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;there shall have been given, by
                                           =====================================
          registered or certified  mail, to the Issuer by the Indenture  Trustee
          ======================================================================
          or to the Issuer and the Indenture  Trustee by the holders of at least
          ======================================================================
          25% of the  outstanding  Note  Balance of the Notes or the issuer of a
          ======================================================================
          financial guaranty insurance policy relating to such Series , a notice
          ======================================================================
          specifying  the default or  incorrect  representation  or warranty and
          ======================================================================
          requiring it to be remedied and stating that the notice is a notice of
          ======================================================================
          default under the Indenture;
          ============================

     o certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; orthere occurs the filing of a
                                                   =============================
          decree  or order  for  relief by a court  having  jurisdiction  in the
          ======================================================================
          premises in respect of the Issuer or any substantial part of the trust
          ======================================================================
          fund in an  involuntary  case  under any  applicable  federal or state
          ======================================================================
          bankruptcy,  insolvency  or  other  similar  law now or  hereafter  in
          ======================================================================
          effect,  or  appointing a receiver,  liquidator,  assignee,  servicer,
          ======================================================================
          trustee,  sequestrator  or similar  official  of the Issuer or for any
          ======================================================================
          substantial  part of the trust fund,  or ordering  the  winding-up  or
          ======================================================================
          liquidation  of the  Issuer's  affairs,  and the decree or order shall
          ======================================================================
          remain unstayed and in effect for a period of 60 consecutive  days; or
          ======================================================================

     o any other event of default provided with respect to Notes of that Series.there occurs the commencement by the Issuer of a voluntary case
                 ===============================================================
          under any applicable federal or state bankruptcy,  insolvency or other
          ======================================================================
          similar law now or hereafter  in effect,  or the consent by the Issuer
          ======================================================================
          to the entry of an order for relief in an  involuntary  case under any
          ======================================================================
          such law,  or the consent by the Issuer to the  appointment  or taking
          ======================================================================
          possession by a receiver,  liquidator,  assignee,  servicer,  trustee,
          ======================================================================
          sequestrator or similar  official of the Issuer or for any substantial
          ======================================================================
          part of the assets of the trust  fund,  or the making by the Issuer of
          ======================================================================
          any general assignment for the benefit of creditors, or the failure by
          ======================================================================
          the Issuer  generally  to pay its debts as those debts  become due, or
          ======================================================================
          the taking of any action by the  Issuer in  furtherance  of any of the
          ======================================================================
          foregoing.
          =========


     If an event of default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related prospectus supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an event of default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an event of default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

     To the extent provided in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such Series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such Series affected thereby.

   Discharge of Indenture

     The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

   Indenture Trustee's Annual Report

     The Indenture Trustee for each Series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

   The Indenture Trustee

     The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such Series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

     The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT


General

     For any Series of Securities, Credit Support may be provided with respect to one or more Classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more Classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

     The coverage provided by any Credit Support will be described in the related prospectus supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "Covered Trust"), Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more Classes of Securities of a Series, or the related Assets, the related prospectus supplement will include a description of:

     o the nature and amount of coverage under such Credit Support, o any conditions to payment thereunder not otherwise described herein,

     o the conditions, if any, under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

     o    the material provisions relating to such Credit Support.

Additionally,   the  related  prospectus   supplement  will  set  forth  certain
information with respect to the obligor under any instrument of Credit Support, including:

     o    a brief description of its principal business activities,

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage."

Subordinate Securities

     If so specified in the related prospectus supplement, one or more Classes of Securities of a Series may be Subordinate Securities. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related prospectus supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

     If the Assets for a Series are divided into separate groups, each supporting a separate Class or Classes of Securities of a Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The prospectus supplement for a

Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Limited Guarantee

     If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Financial Guaranty Insurance Policy or Surety Bond

     If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

Letter of Credit

     Alternative credit support with respect to a Series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Securities will be set forth in the prospectus supplement relating to such Series.

Pool Insurance Policies

     If so specified in the related prospectus supplement relating to a Series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss, subject to the limitations described in the related prospectus supplement, by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

     If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

     If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Securities will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency or Rating Agencies that rate such Series. Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related Series, which amount will be set forth in the related prospectus supplement. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Reserve Funds

     If so provided in the prospectus supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Securities.

     Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related prospectus supplement, the reserve fund, if any, for a Series will not be a part of the Trust Fund.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

     If specified in the related prospectus supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Assets or groups


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thereof,  overcollateralization  which  results from the excess of the aggregate principal balance of the related Assets, or a group thereof, over the principal balance of the related Class or Classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

General

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying


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debt is repaid,  generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

     If specified in the prospectus supplement relating to a Series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.


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

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure--Cooperative Loans" below.


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

Land Sale Contracts

     Under an  installment  land sale  contract  for the sale of real  estate (a
"Land Sale Contract") the contract seller (hereinafter referred to as the "Contract Lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "Contract Borrower") for the payment of the purchase price, plus interest, over the term of the Land Sale Contract. Only after full performance by the borrower of the contract is the Contract Lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Land Sale Contract, the Contract Borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the Contract Lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Land Sale Contracts generally provide that upon default by the Contract Borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The Contract Lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the Contract Borrower has filed the Land Sale Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of Contract Borrower default during the early years of a Land Sale Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Land Sale Contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a Contract Borrower with significant investment in the property under a Land Sale Contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the Contract Lender's procedures for obtaining possession and clear title under a Land Sale Contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

   General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in
the  mortgage  instrument.   There  are  several


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other  foreclosure  procedures
available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and


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notice of sale and send a copy to the  mortgagor  and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.


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

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year the Trust Fund acquired the property. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than such period of time if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions. The applicability of these limitations if a FASIT election is made with respect to all or a part of the Trust Fund will be described in the applicable prospectus supplement.


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

   Cooperative Loans

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.


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

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

Junior Mortgages

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the


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

foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency  Legislation,  the  Bankruptcy  Code and  Other  Limitations  on
Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.


     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments aremay not be made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typicallycan occur only if the bankruptcy court vacates the stay; an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in valuegrants relief from the stay and the court is not required to grant such relief. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.


     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the bankruptcy code and reorganize his or her debts through his or her reorganization plan.

Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.


     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest in property may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor may be allowed to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.


     Generally, a repayment plan in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture. Certain courts have also allowed modifications when the Mortgage Loan is fully unsecured at the time of bankruptcy.The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.


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

     State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA Amendment") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the Depositor, and the Depositor would be obligated to repurchase such Mortgage Loan as described herein.


     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have beenare being considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described aboveIf enacted into law, such legislation could
                                    ============================================
have an adverse impact on the rights of mortgagees in bankruptcy cases.
======================================================================


     The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.


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

Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of


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

the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.


     On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset
Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of "participation in management." The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence" standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It alsoIt is important to note, however,
                                                                        =======
that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.


     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity


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otherwise  affiliated  with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

Due-on-Sale Clauses

     Unless the related prospectus supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision ("OTS"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges


     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgagesingle family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loanssingle family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Ratessingle family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.


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     The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act,
permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement.

     Legal restrictions, if any, on prepayment of Multifamily Mortgage Loans will be described in the related prospectus supplement.


Subordinate Financing

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


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

     The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.



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Homeownership Act and Similar State Laws

         Some Mortgage Loans and Contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994 (the " Homeownership Act"), if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels (such Mortgage Loans or Contracts, "Homeownership Act Loans"). The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any Trust Fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the Trust Fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans or contracts that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan or contract, including the related Trust Fund, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan or contract for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

         Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.


Homeowners Protection Act of 1998

     The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically


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

terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

     Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Soldiers' and Sailors' Civil Relief Act of 1940 and Similar Laws


     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates or Notes of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.


Forfeitures in Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

General

     As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.


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

The Contracts will be stamped or marked otherwise to reflect their assignment from the Company to the Trustee only if provided in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

Security Interests in the Manufactured Homes

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a Series of Securities and if so described in the related prospectus supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee


                                      109
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only if specified in the related prospectus supplement.  Accordingly,  the Asset
Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the applicable


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

Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

     The Servicer on behalf of the Trustee, to the extent required by the applicable Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Soldiers' and Sailors' Civil Relief Act of 1940 and Similar Laws

     The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940 and Similar Laws."

Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

     The  Contracts,  in general,  prohibit  the sale or transfer of the related
Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

                        FEDERAL INCOME TAX CONSEQUENCES


General


     The  following  discussion  representsis  based  on  the  opinionadvice  of
                                           =============              ======
Cadwalader,  Wickersham & Taft LLP and Orrick, Herrington & Sutcliffe LLP, as to
                               ==========================================
the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any
                                                                       =========
Securities offered pursuant hereto, Cadwalader, Wickersham & Taft LLP or Orrick,
================================================================================
Herrington & Sutcliffe LLP is of the opinion that the following  discussion,  as
================================================================================
supplemented   by  the  discussion   under  the  heading   "Federal  Income  Tax
================================================================================
Consequences", if any, in the Prospectus Supplement accompanying this Prospectus
================================================================================
with respect to those Securities,  is correct in all material respects as of the
================================================================================
date of such Prospectus  Supplement.  Except as specifically set forth elsewhere
================================================================================
herein,  the opinion  set forth in the  preceding  sentence is the only  opinion
================================================================================
being  rendered  with respect to tax matters  affecting the  Securities  offered
================================================================================
hereunder by Cadwalader, Wickersham & Taft LLP or Orrick, Herrington & Sutcliffe
================================================================================
LLP.  This  discussion  is  directed  solely  to  Securityholders  that hold the
===
Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.


     The following discussion addresses securities of four general types:

     o securities ("REMIC Securities") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code,

     o securities ("Grantor Trust Securities") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made,

     o    securities  ("Partnership  Securities")  representing  interests  in a
          Trust  Fund   ("Partnership   Trust  Fund")  which  is  treated  as  a
          partnership for federal income tax purposes, and

     o    securities  ("Debt   Securities")   representing   indebtedness  of  a
          Partnership Trust Fund for federal income tax purposes.

The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC.


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

For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) unless indicated otherwise in the applicable prospectus supplement, references to "Mortgage Loans" include Contracts. Except as set forth in the applicable prospectus supplement, no REMIC election will be made with respect to Unsecured Home Improvement Loans. The discussion below assumes that no election will be made to treat the Trust Fund, or any portion thereof, as a FASIT under Sections 860H through 860L of the Code. If a FASIT election is made for a particular Series, the prospectus supplement for that Series will address the material federal income tax consequences of such election. Securities issued with respect to a Series for which a FASIT election has been made are referred to herein as "FASIT Securities."

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

   Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT will be considered a Taxable Mortgage Pool if:

     o substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages,"

     o such entity is the obligor under debt obligations with two or more maturities, and

     o under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

   Classification of REMICs

     With respect to each Series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes:

     o    a  mortgage  in  default  or  as  to  which   default  is   reasonably
          foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in this clause that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

   Characterization of Investments in REMIC Securities

     In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. Regular Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

   Tiered REMIC Structures


     For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft LLP or Orrick,
                                                                 ===============
Herrington  & Sutcliffe  LLP will  deliver its opinion  generally  to the effect
============================
that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.


     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

   Taxation of Owners of Regular Securities

    General

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

     Original Issue Discount


     Accrual Securities will be, and other Classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Section 1271 through 1273 and 1275OID Regulations and in part on the provisions of the
                          ================
1986  Act.  Regular  Securityholders  should  be  aware,  however,  that the OID
Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed


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

in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.


     Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includable in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


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

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual


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

period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

   Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

   Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating


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

rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial


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

rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

   Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or


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

accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder


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

holds such  Regular  Security  as a "capital  asset"  within the meaning of Code
Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular
Securities, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

   Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method,


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respectively,  for all premium bonds held or market  discount  bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

   Treatment of Losses

     Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectable. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

   Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


     Regular Securityholders that recognize a loss on a sale or exchange of a Regular Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


   Taxation of Owners of Residual Securities

    Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph,


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

if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts:

     o    it may not be offset by current or net operating loss deductions;

     o it will be considered unrelated business taxable income to tax-exempt entities; and

     o    it is  ineligible  for any  statutory  or treaty  reduction in the 30%
          withholding   tax   otherwise   available   to  a   foreign   Residual
          Securityholder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

   Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.


     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.Any payments received by a holder of a REMIC Residual Certificate in
       =========================================================================
connection with the acquisition of such  Certificate  will be taken into account
================================================================================
in determining  the income of such holder for federal  income tax purposes.  The
================================================================================
timing  of such  income is  uncertain  under  current  law.  The IRS has  issued
================================================================================
proposed  regulations that, if adopted as final regulations,  would require such
================================================================================
payment to be included in income over time according to an amortization schedule
================================================================================
that  reasonably  reflects the costs and benefits of holding the REMIC  Residual
================================================================================
Certificate over its expected life. The proposed  regulations also would provide
================================================================================
two more specific methods that would be accepted as meeting the general test set
================================================================================
forth  above for  determining  the timing and  amount of income  inclusion.  One
================================================================================
generally  follows  the  method  of  inclusion  used by the  taxpayer  for  GAAP
================================================================================
purposes,  but not over a period shorter than the period over which the REMIC is
================================================================================
expected to generate  income.  The other  calls for ratable  inclusion  over the
================================================================================
remaining  anticipated  weighted  average  life of the  REMIC as of the time the
================================================================================
REMIC  Residual  Certificate  is  transferred  to the  taxpayer.  Because of the
================================================================================
uncertainty concerning the treatment of such payments, holders of REMIC Residual
================================================================================
Certificates  should consult their tax advisors concerning the treatment of such
================================================================================
payments for income tax purposes.
=================================


     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Taxation of Owners of Regular Securities--Amortizable Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to


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

the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such

Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.


     In addition, the SBJPA of 1996 providesThere are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.


   Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the

Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.


     For taxable years beginning on or after January 1, 1998, ifIf an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.


     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.


     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, (within the meaning of an applicable income tax treaty, and the Residual Security is, in fact, not transferred to such a permanent establishment or fixed base) of the transferee or any other person and (iv). The Pooling and Servicing Agreement with respect to each Series
                 ===============================================================
of Certificates will require the transferee of a Residual Security to certify to
================================================================================
the matters in the preceding  sentence as part of the affidavit  described above
================================================================================
under the heading "Disqualified Organizations".
==============================================

     In addition to the three conditions set forth above for the transferor or a
================================================================================
noneconomic  residual  interest to be presumed  not to have  knowledge  that the
================================================================================
transferee  would be  unwilling  or  unable to pay taxes due on its share of the
================================================================================
taxable income of the REMIC,  the REMIC
=======================================

Regulations contain a fourth condition for the transferor to be presumed to lack
================================================================================
such  knowledge.  This fourth  condition  requires that one of the two following
=======================================================
tests must be satisfied: Either



          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (1)  the  present  value  of  any  consideration   given  to  the
          transferee to acquire the interest;

               (2) the present value of the expected future distributions on the interest; and

               (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

         (b) (1) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.


     The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in requirements (i) - (iv) above as part of the affidavit described above under the heading "Disqualified Organizations." Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the requirement
(iv)fourth condition above, and thus meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.


     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.


     The Residual Holder that recognizes a loss on a sale or exchange of a Residual Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


   Mark to Market Regulations


     On December 24, 1996, theThe IRS has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.


   Taxes That May Be Imposed on the REMIC Pool

    Prohibited Transactions

     Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     o the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation,

     o the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     o    the receipt of compensation for services, or

     o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first and fourth bullet points above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

   Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

     o    during the three months following the Startup Day,

     o made to a qualified reserve fund by a Residual Holder, o in the nature of a guarantee,

     o    made to facilitate a qualified liquidation or clean-up call, and

     o    as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

   Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

   Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

   Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment

Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

   Limitations on Deduction of Certain Expenses


     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser orof (i) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation each year thereafter)a statutory threshold amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.


   Taxation of Certain Foreign Investors

    Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.


     The  IRS  has  recently  issued  final  regulations  (the   "NewWithholding
Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above effective January 1, 2001. The NewWithholding Regulations provide for a new series of withholding certificates that must be used for all payments after December 31, 2000. The NewWithholding Regulations require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the NewWithholding Regulations.


   Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

   Backup Withholding


     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 30% (29% in 2004-2005, and 28% beginning in 200628% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Holder's federal income tax liability. The NewWithholding Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.


   Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift


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institutions  and  charitable  trusts)  may  request  such  information  for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code
Section 67 expenses (see "--Taxes That May Be Imposed on the REMIC Pool--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

     Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

     Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trust Funds

   Classification of Grantor Trust Funds

     With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated


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

as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

   Standard Securities

   General


     Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $137,300 in 2002 ($68,650 in the case of a married individual filing a separate return) (in each case, as adjusted annually for each year thereafter) (in each case, as adjusted annually for post-1991 inflation),a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.


     Holders of Standard Securities, particularly any Class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such


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

losses  would  be   deductible   generally   only  as   described   above  under
"--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

   Tax Status


     With  respect  to a Series,  Cadwalader,  Wickersham  & Taft LLP or Orrick,
                                                                  ==============
Herrington & Sutcliffe LLP has advised the Depositor  that,  except with respect
==========================
to a Trust Fund  consisting of Unsecured  Home  Improvement  Loans:

     o    A  Standard   Security   owned  by  a  "domestic   building  and  loan
          association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

     o A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     o A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code
          Section 860G(a)(3).


     An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraphthe first two bullet pointed paragraphs above or
                                =============================================
whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.


   Premium and Discount

     Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.


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

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under
"--REMICs--Taxation of Owners of Residual Securities--Premium." The rules allowing for the amortization of premium are available with respect to Mortgage Loans originated after September 27, 1985.

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includable by such holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

   Recharacterization of Servicing Fees

     If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans


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

would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the IRS's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at


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

ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.


     A Securityholder that recognized a loss on a sale or exchange of a Standard Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


Stripped Securities

   General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each
Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the


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

Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any Class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under "--Standard Securities--General."

   Status of Stripped Securities

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

   Taxation of Stripped Securities

     Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale


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

of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.


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   Reporting Requirements and Backup Withholding

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Taxation of Certain Foreign Investors--Backup Withholding."

   Taxation of Certain Foreign Investors

     To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

   Classification of Partnership Trust Funds


     With respect to each Series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft LLP or Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.



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

   Characterization of Investments in Partnership Securities and Debt Securities

     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

   Taxation of Debt Securityholders

    Treatment of the Debt Securities as Indebtedness


     The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft LLP or Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.


     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.


     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities."" and "Sale or Exchange of Regular Securities".


   Taxation of Owners of Partnership Securities

    Treatment of the Partnership Trust Fund as a Partnership

     If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the
Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership.


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

However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.


     A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

    Partnership Taxation


     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--"Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.


     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.


     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--"Grantor Trust Funds--Standard Securities--General". Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "--"Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.


   Discount and Premium

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

   Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

   Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).


     Any gain on the sale of ana Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.


     If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

   Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the

Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 731 Distributions


     In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent thatas long as the amount of any money distributed with respect to such Security exceedsdoes not exceed the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.


   Section 754 Election


     In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on theirits own purchase price for Partnership Securities.


   Administrative Matters

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the
Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

   Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement,

     o each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income;

     o each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and

     o a Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business.

Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding


     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 3028% (decreasingincreasing to 28% by 200631% after 2010) if, in general, the
                  ==========                ==============
Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Recent Tax Law Changes

     Under the Economic Growth and Tax Relief Reconciliation Act of 2001, among other changes:

     o the maximum tax rate on ordinary income and short-term capital gains will be reduced to 35% over the period 2001 to 2006,

     o    the limitation on itemized  deductions of individuals  imposed by Code
          Section 68 will be phased out starting in 2006 and will be eliminated after 2009, and

     o the rate of backup withholding tax under Code Section 3406 will be reduced from 30.5% to 28% over the period 2001 to 2006.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.


     A Plan's investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any Class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any Class of Securities is held by benefit plan investors.


     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     On April 3, 1996, theThe DOL has granted to Wachovia SecuritiesCapital Markets (formerly First Union Securities, Inc.), an individual administrative exemption, Prohibited Transaction Exemption 96-22; Exemption Application No. D-10165("PTE") 96-22, 61 Fed. Reg. 14828 (April 3, 1996), as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," Section, the term "Underwriter" shall includeincludes (a) Wachovia Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Corporation, including Wachovia Securities, Inc.Capital Markets, LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a Class of Securities.


     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder.

     1. The acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     2. The Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch").


     3. The Trustee cannot be an affiliate of any member of the "Restricted Group" whichother than an Underwriter. The Restricted Group consists of the UnderwriterUnderwriters, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities.


     4. The sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the applicable Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     5. The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended (the "Securities Act").

In addition, the Trust Fund must meet the following requirements:

     o the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     o securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the securities; and

     o securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.


     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed byprohibited transaction provisions of Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason ofand Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed byprohibited
                                                                      ==========
transaction  provisions of Sections  406(b)(1) and (b)(2) of ERISA and the taxes
=======================
imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, for transactions in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed byprohibited
                                                                      ==========
transaction  provisions  of Sections  406(a),  406(b) and 407 of ERISA,  and the
===========================
taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Assets, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed byprohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and
  ==================================
the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to, for
                                                                             ===
transactions that would otherwise applybe  prohibited merely because a person is
=======================                ==============
deemed to be a "partyParty in  interestInterest"  (within the meaning of Section
                     =====             ========
3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

     The Exemption was amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997), which, among other changes,also permits the inclusion of a pre-funding accountPre-Funding Account in a trust fundTrust Fund,
                                  ===================                ==========
provided that the following conditions are met:

     o    the pre-funding  accountPre-Funding  Account may not exceed 25% of the
                                  ====================
          total amount of certificatesSecurities being offered;
                                      ==========

     o additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust fund; Trust Fund;
                      ==========

     o    the transfer of additional  obligations to the trustTrust  Fund during
                                                              =====
          the  pre-funding  periodPre-Funding  Period  must  not  result  in the
                                  ===================
          certificatesSecurities  receiving a lower rating at the termination of
                      ==========
          the  pre-funding  periodPre-Funding  Period  than the rating  that was
                                  ===================
          obtained at the time of the initial issuance of the certificatesSecurities;
                      ==========

     o the weighted average interest rate for all of the obligations in the trustTrust Fund at the end of the pre-funding periodPre-Funding Period
               ==========                                     ==================
          must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trustTrust Fund on the closing date;
               ==========

     o the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support provider or insurance provider independent of the sponsorDepositor or by an
                                                            =========
          independent  accountant retained by the sponsorDepositor that confirms
                                                         =========
          such conformance in writing;

     o    the  pre-funding  periodPre-Funding  Period must be  described  in the
                                  ==================
          prospectus or private placement memorandum provided to investing plansPlans; and
               =====

     o    the trustee of the  trustTrust  Fund must be a  substantial  financial
                                   ===========
          institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

     Further,  the  pre-funding   periodPre-Funding  Period  must  be  a  period
                                        ===================
beginning  on the closing date and ending no later than the earliest to occur of
(x) the date the amount on deposit in the pre-funding accountPre-Funding Account
                                                             ===================
is less than the minimum dollar amount specified in the pooling and servicing agreementapplicable Agreement; (y) the date on which an event of default occurs
         =====================
under the pooling and servicing  agreementapplicable  Agreement; or (z) the date
                                          =====================
which is the later of three months or 90 days after the closing date. It is expected that the Pre-Funding Account will meet all of these requirements.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such partiesparty has
                                                                      =====
investment authority might be deemed to beconstitute or result in a violation of
                                          =======================
the prohibited transaction rules of ERISA and Section 4975 of the Code for which
                                              ============
no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or UnderwriterUnderwriters has investment authority with respect to
                          ============
such assets.

     In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest (within the meaning of
                                                        ========================
Section 3(14) of ERISA) with respect to certain Plans, including but not limited
=======================
to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning ofunder ERISA and
                                                                 =====
Section  4975 of the Code,  unless it is  subject  to one or more  statutory  or
=============
administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment. Fiduciaries of plans not subject to ERISA or Section 4975 of
                                                                 ============
the Code, such as government plans, should consider the application of any applicable federal, state or local law materially similar to the provisions of ERISA or Section 4975 of the Code, as well as the need for and the availability
         ============
of exemptive relief under such applicable law.


     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Securities to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         As will be specified in the applicable prospectus supplement, certain Classes of the Securities may constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S. C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C. F. R. ss.1.2(m) to include certain "residential mortgage-related securities." As so defined,
"residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), " Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Securities.

         All depository institutions considering an investment in the Offered Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities "(the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Class of Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain Classes of Offered Securities as "mortgage related securities," no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHODS OF DISTRIBUTION


     The Securities offered hereby and by the applicable prospectus supplement to this prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Securities, Inc.Capital Markets, LLC ("Wachovia
                                              ======================
SecuritiesCapital Markets") acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

     Alternatively, the prospectus supplement may specify that the Securities will be distributed by Wachovia SecuritiesCapital Markets acting as agent or in
                                           ===============
some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If Wachovia SecuritiesCapital Markets acts as
                                                        ================
agent in the sale of Securities, Wachovia SecuritiesCapital Markets will receive
                                                    ===============
a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related prospectus supplement. To the extent that Wachovia SecuritiesCapital Markets elects to
                                                     ================
purchase Securities as principal, Wachovia SecuritiesCapital Markets may realize
                                                     ===============
losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     [Wachovia  SecuritiesCapital Markets is an affiliate of the Depositor. This
                          ===============
prospectus  may be used by  Wachovia  SecuritiesCapital  Markets,  to the extent
                                                ================
required, in connection with market making transactions in the Securities. Wachovia SecuritiesCapital Markets may act as principal or agent in such
                    ================
transactions.]

     The Depositor will  indemnify  Wachovia  SecuritiesCapital  Markets and any
                                                        ================
underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments Wachovia SecuritiesCapital
                                                                         =======
Markets and any underwriters may be required to make in respect thereof.
=======

     In the ordinary course of business,  Wachovia SecuritiesCapital Markets and
                                                             ===============
the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.


     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS


     Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York
                                                         =======================
or Orrick, Herrington & Sutcliffe LLP, New York, New York.
=====================================


                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                    RATINGS


     It is a condition to the issuance of any Class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating agencyorganization ("Rating Agency").


     Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

WHERE YOU CAN FIND MORE INFORMATION

     The Depositor filed a registration statement (the "Registration Statement") relating to the Securities with the SEC. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.


     Copies  of the  Registration  Statement  may be  obtained  from the  Public
Reference Section of the SEC, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the SEC's offices,and
                                                                             ===
any  other  materials  filed  with the SEC may be read and  copied  at the SEC's
================================================================================
Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549
========================
or at the regional offices of the SEC located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511.20549. Information concerning the operation of the SEC's
                             ===================================================
Public Reference Room may be obtained by calling the SEC at (800) SEC-0330.  The
==========================================================================
SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person,
                                                    ===========
including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Wachovia Asset Securitization Issuance, Inc.LLC, One
                                                          ========      ===
Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, telephone number (704) 374-2702. 383-4634.
                                 ========


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Securities offered hereby (including market making transactions by Wachovia SecuritiesCapital Markets, to the extent required, with respect to such Series
          ================
of Securities, unless such transactions are exempt from the registration provisions of the Securities Act).

     As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference) at no cost, by writing or calling the Treasurer at Wachovia Asset Securitization Issuance,
                                                                       ========
Inc.LLC,  One  Wachovia  Center,  301 South  College  Street,  Charlotte,  North
    ===
Carolina 28288, telephone number (704) 374-2702.383-4634.
                                                ========

                        INDEX OF SIGNIFICANT DEFINITIONS


Terms                                            Page
-----                                            ----
1998 Policy Statement.............................164

Accrual Period.....................................31
Accrual Securities.................................39
Accrued Security Interest..........................42
Additional Collateral Assets.......................22
Adjustable Rate Assets.............................21
Agreement..........................................59
ARM Contracts......................................28
ARM Loans..........................................24
ARM Unsecured Home Improvement Loans...............27
Asset Conservation Act............................101
Asset Group........................................39
Asset Seller.......................................21
Assets.............................................21
Available Distribution Amount......................40
Balloon Payment Assets.............................22
Bankruptcy Code....................................96
Bi-weekly Assets...................................22
Book-Entry Securities..............................40
Buy Down Assets....................................22
Buydown Funds.....................................116
Buydown Mortgage Loans.............................35
Buydown Period.....................................35
Capitalized Interest Account.......................29
Cash Flow Agreement................................30
Cede...............................................55
CERCLA............................................100
Certificates.......................................39
Class..............................................39
Cleanup Costs.....................................100
Clearstream........................................56
Clearstream Participants...........................56
Closing Date........................................7
Code..............................................112
Collection Account.................................64
Component..........................................44
Contract Borrower..................................90
Contract Lender....................................90
Contract Rate......................................29
Contracts..........................................21
Convertible Assets.................................22
Cooperative....................................57, 89
Cooperative Loans..................................89
Cooperatives.......................................23
Covered Trust......................................84
CPR................................................34
Credit Support.....................................30
Cut-off Date.......................................24
Cut-off Date........................................7
Debt Securities...................................112
Definitive Securities..........................40, 53

Deposit Trust Agreement............................59
Depositor.......................................7, 38
Depositories.......................................57
Determination Date.................................40
Disqualified Organization.........................131
Distribution Date...............................7, 31
DOL...............................................157
Due Period.........................................40
EDGAR.............................................166
electing large partnership........................132
Euroclear..........................................56
Euroclear Operator.................................57
Euroclear Participants.............................56
Excess Servicing..................................144
Exchange Act.......................................55
Excluded Plan.....................................160
Exemption.........................................158
FASIT Securities..................................113
FDIC...............................................64
FFIEC.............................................164
First Lien Mortgage Loans..........................23
Fitch.............................................159
Garn-St. Germain Act..............................102
GEM Assets.........................................22
GPM Assets.........................................22
Grantor Trust Fund................................112
Grantor Trust Securities..........................112
Home Equity Loans..................................23
Home Improvement Contracts.........................23
HOPA..............................................105
Increasing Payment Asset...........................22
Indenture..........................................59
Issuer..........................................7, 59
=====================================================
Indenture Servicing Agreement......................59
Indenture Trustee...............................7, 60
Indirect Participants..............................55
Insurance Proceeds.................................41
Interest Reduction Assets..........................22
Interest-Only Assets...............................22
IRS................................................70
Issuer..............................................7
Land Sale Contracts................................23
Legal Investment...................................11
Level Payment Assets...............................21
Liquidation Proceeds...............................41
Loan-to-Value Ratio................................24
Lock-out Date......................................26
Lock-out Period....................................26
Manufactured Home..................................28
Mark to Market Regulations........................135
Master Servicer.................................7, 60
MERS...............................................61
Moody's...........................................159
Mortgage Loans.....................................21
Mortgage Notes.....................................24
Mortgage Rate......................................25

Mortgaged Properties...............................23
Mortgages..........................................24
Multifamily Mortgage Loan..........................23
Multifamily Property...............................23
National Housing Act...............................25
NCUA..............................................163
new partnership...................................153
New Regulations...................................138
Non-Equity Securities.............................161
Non-Pro Rata Security.............................118
Nonrecoverable Advance.............................50
Non-U.S. Person...................................138
Notes..............................................39
OCC...............................................163
Offered Securities.................................39
OID Regulations...................................113
old partnership...................................153
Originator.........................................24
OTS...............................................102
PAC................................................45
PAC I..............................................45
PAC II.............................................45
PAC Notes..........................................45
Participants.......................................55
Parties in Interest...............................157
Partnership Securities............................112
Partnership Trust Fund............................112
Pass-Through Entity...............................132
Pass-Through Rate..................................41
PCBs..............................................100
Permitted Investments..............................64
Plans.............................................157
PMI...............................................105
Pooling and Servicing Agreement....................59
Pre-Funded Amount..................................29
Pre-Funding Account................................29
Pre-Funding Period.................................29
Prepayment Assumption.............................119
Prepayment Premium.................................26
PTCE..............................................161
Purchase Price.....................................61
Rating Agency.....................................166
RCRA..............................................101
Record Date........................................40
Refinance Loans....................................24
Registration Statement............................166
Regular Securities................................113
Regular Securityholder............................117
Related Proceeds...................................50
Relief Act........................................105
REMIC Pool........................................112
REMIC Provisions..................................112
REMIC Regulations.................................113
REMIC Securities..................................112
REO Property.......................................51
Residual Holders..................................126

Residual Securities...............................113
Restricted Group..................................159
Retained Interest..................................73
Revolving Credit Line Loans........................26
S&P...............................................159
SBJPA of 1996.....................................116
Scheduled Certificates.............................45
Scheduled Notes....................................45
SEC................................................25
Secured-creditor exemption........................100
Securities.........................................39
Securities Act....................................159
Security...........................................59
Security Balance...................................33
Security Owners....................................55
Securityholder.....................................31
Senior Certificates................................39
Senior Notes.......................................39
Senior Securities..................................39
Series.............................................39
Servicer............................................7
Servicers..........................................60
Servicing Standard.................................68
Single Family Mortgage Loan........................23
Single Family Property.............................23
SMMEA.............................................163
SPA................................................34
Special Servicer...................................76
Standard Securities...............................141
Startup Day.......................................113
Statistical Calculation Date........................7
Step-up Rate Assets................................22
Strip Securities...................................39
Stripped Securities...............................145
Stripped Securityholder...........................147
Subordinate Certificates...........................39
Subordinate Notes..................................39
Subordinate Securities.............................39
Subsequent Assets..................................29
Superliens........................................100
Support Certificates...............................43
Support Notes......................................43
TAC................................................47
TAC Notes..........................................47
Taxable Mortgage Pools............................113
Terms and Conditions...............................57
Texas Home Equity Laws............................105
Thrift Institutions...............................130
Tiered REMICs.....................................117
TILA Amendment.....................................98
Title V...........................................103
Title VIII........................................104
Trust..............................................39
Trust Fund.........................................39
Trustee............................................60
U.S. Person.......................................134

UCC................................................55
Underlying Servicing Agreement.....................59
Underwriter.......................................158
Unsecured Home Improvement Loans...................21
UST...............................................101
Value..............................................24
Voting Rights......................................77
Wachovia SecuritiesCapital Markets................165
                   ===============
Warranting Party...................................62
Withholding Regulations...........................140
=====================================================

                 SUBJECT TO COMPLETION, DATED NOVEMBER [   ], 2003



PROSPECTUS SUPPLEMENT
(to accompanying prospectus dated        , 200 )

                                 $ (Approximate)

                                   Trust 200 -
                                     Issuer

                        Asset-Backed Notes, Series 200 -


                 WACHOVIA ASSET SECURITIZATION ISSUANCE, INC.LLC
                                               ========      ====

                                    Depositor

                                                      [               ]
                               Seller and Servicer


         200 - will issue the following asset-backed notes backed solely by a pledge of the assets of the trust:

Class                           Initial Note Balance        Note Interest Rate
-------------------------       --------------------        -------------------
A.........................      $                           %

The Notes--

The trust will issue one class of notes offered for sale by this prospectus supplement.

Interest and principal on the notes is scheduled to be paid monthly on the th day of the month or, if such day is not a business day, the immediately following business day. The first scheduled payment date is .

Credit enhancement--

The assets of the trust may exceed the principal balance of the notes and, if so, will result in overcollateralization which will be available to absorb losses.

The notes will be unconditionally and irrevocably guaranteed as to the timely payment of scheduled interest and the ultimate payment of principal pursuant to the terms of a financial guaranty insurance policy to be issued by

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters will purchase and offer the notes to investors at varying prices to be determined at the time of sale. The Depositor expects that the notes will be available for delivery to investors in book-entry form through The Depository Trust Company, Clearstream Banking or the Euroclear System on , 200 . Total proceeds to the Depositor for the notes, before deducting expenses payable by the Depositor, will be approximately % of the initial principal balance of the notes.

--------------------------------------------------------------------------------

Consider carefully the "Risk Factors" beginning on page S- of this prospectus supplement and page 10 of the prospectus

The  notes  are  not  insured  or  guaranteed  by  an  governmental   agency  or
instrumentality.

The notes represent interest in the trust only and will not be obligations of or represent interests in any other agency. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The information in this prospectus supplement is not complete and may be changed. The Depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale
is                                not                                 permitted.
--------------------------------------------------------------------------------



Wachovia SecuritiesCapital Markets                           [Other Underwriter]
                   ===============

                                      , 200

                                TABLE OF CONTENTS


SUMMARY OF PROSPECTUS SUPPLEMENT...............................................................................S-56
                                                                                                                  =

RISK FACTORS.................................................................................................S-1011
                                                                                                                 ==
     Risks of the Mortgage Loans.............................................................................S-1011
                                                                                                                 ==
     Prepayment of the Mortgage Loans May Adversely Affect the Yield to Maturity of the Notes................S-1213
                                                                                                                 ==
     Insurance Policy Does Not Cover Certain Risks...........................................................S-1314
                                                                                                                 ==
     Credit Enhancement May Be Inadequate for the Notes......................................................S-1314
                                                                                                                 ==
     Payments of Excess Cash May Affect the Yield to Maturity on the Notes...................................S-1314
                                                                                                                 ==
     Notes are Non-Recourse Obligations......................................................................S-1314
                                                                                                                 ==
     The lack of a secondary market may limit your ability to sell your notes................................S-1415
                                                                                                                 ==
     Violations of federal and state laws may cause losses on your notes.....................................S-1415
                                                                                                                 ==
     Book-Entry Registration.................................................................................S-1516
                                                                                                                 ==
     Recent Developments May Increase Risk of Loss on the Mortgage Loans.....................................S-1516
                                                                                                                 ==

FORWARD LOOKING STATEMENTS...................................................................................S-1617
                                                                                                                 ==

DESCRIPTION OF THE NOTES.....................................................................................S-1718
                                                                                                                 ==
     General.................................................................................................S-1718
                                                                                                                 ==
     Book-Entry Registration and Definitive Notes............................................................S-1819
                                                                                                                 ==
     Assignment of Mortgage Loans............................................................................S-2324
                                                                                                                 ==
     Payments on the Notes...................................................................................S-2526
                                                                                                                 ==
     Note Account............................................................................................S-2931
                                                                                                                 ==
     Overcollateralization Feature...........................................................................S-3133
                                                                                                                 ==
     Reports to Noteholders..................................................................................S-3435
                                                                                                                 ==
     Redemption of the Notes.................................................................................S-3537
                                                                                                                 ==
     Payments to the Holder(s) of the Residual Interest......................................................S-3637
                                                                                                                 ==
     The Indenture Trustee...................................................................................S-3637
                                                                                                                 ==
     Voting..................................................................................................S-3638
                                                                                                                 ==
     Note Events of Default..................................................................................S-3738
                                                                                                                 ==
     The PMI Policy..........................................................................................S-3739
                                                                                                                 ==

DESCRIPTION OF THE MORTGAGE POOL.............................................................................S-3940
                                                                                                                 ==
     General.................................................................................................S-3940
                                                                                                                 ==
     The Mortgage Pool Statistics............................................................................S-3941
                                                                                                                 ==

THE ISSUER...................................................................................................S-5051
                                                                                                                 ==

THE SELLER...................................................................................................S-5051
                                                                                                                 ==

THE SERVICER.................................................................................................S-5051
                                                                                                                 ==
     General.................................................................................................S-5051
                                                                                                                 ==
     Delinquency and Loss Experience of the Servicer.........................................................S-5051
                                                                                                                 ==

UNDERWRITING STANDARDS.......................................................................................S-5354
                                                                                                                 ==

PREPAYMENT AND YIELD CONSIDERATIONS..........................................................................S-5455
                                                                                                                 ==
     General.................................................................................................S-5455
                                                                                                                 ==
     Weighted Average Life...................................................................................S-5758
                                                                                                                 ==

THE SERVICING AGREEMENT......................................................................................S-6364
                                                                                                                 ==
     General.................................................................................................S-6364
                                                                                                                 ==

                                      S-3

     Payments on Mortgage Loans and Establishment of Collection Account......................................S-6364
                                                                                                                 ==
     Investment of Collection Account........................................................................S-6465
                                                                                                                 ==
     Monthly Advances........................................................................................S-6465
                                                                                                                 ==
     Compensating Interest Payments..........................................................................S-6566
                                                                                                                 ==
     Realization upon Defaulted Mortgage Loans...............................................................S-6667
                                                                                                                 ==
     Evidence as to Compliance...............................................................................S-6667
                                                                                                                 ==
     Resignation of Servicer; Certain Matters Regarding Servicer's Servicing Obligations.....................S-6768
                                                                                                                 ==
     Servicer Events of Default..............................................................................S-6869
                                                                                                                 ==
     Rights Upon Servicer Events of Default..................................................................S-6869
                                                                                                                 ==
     Amendments..............................................................................................S-6970
                                                                                                                 ==
     Servicing and Other Compensation; Payment of Expenses...................................................S-7071
                                                                                                                 ==

THE NOTE INSURANCE...........................................................................................S-7172
                                                                                                                 ==
     The Insurance Policy....................................................................................S-7172
                                                                                                                 ==
     The Note Insurer........................................................................................S-7475
                                                                                                                 ==

ERISA CONSIDERATIONS.........................................................................................S-7677
                                                                                                                 ==

USE OF PROCEEDS..............................................................................................S-7779
                                                                                                                 ==

LEGAL INVESTMENT.............................................................................................S-7779
                                                                                                                 ==

METHOD OF DISTRIBUTION.......................................................................................S-7879
                                                                                                                 ==

EXPERTS......................................................................................................S-7880
                                                                                                                 ==

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................................................S-7980
                                                                                                                 ==

STATE TAX CONSIDERATIONS.....................................................................................S-8283
                                                                                                                 ==

LEGAL MATTERS................................................................................................S-8283
                                                                                                                 ==

RATING OF THE NOTES..........................................................................................S-8283
                                                                                                                 ==

INDEX OF PRINCIPAL TERMS.....................................................................................S-8485
                                                                                                                 ==


ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENT PROCEDURES.................................................1


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         The Depositor describes the notes in two separate documents that progressively provide more detail: o the accompanying prospectus, which provides general information, some of which may not apply to your notes, and o this prospectus supplement, which describes the specific terms of your notes.

         If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Definitions" beginning on page S- in this document and under the caption "Index of Significant Definitions" beginning on page in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                               -----------------

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         Because this is a summary, it does not contain all the information that may be important to you. You should read the entire accompanying prospectus and this prospectus supplement carefully before you decide to purchase a note.


PARTIES


The Issuer


           Trust 200 - is a Delaware business trust, formed pursuant to a deposit trust agreement among Wachovia Asset Securitization Issuance, Inc.LLC, and

                .

Title of Series

           Asset-Backed Notes, Series 200 - .

The Depositor


Wachovia Asset Securitization Issuance, Inc.LLC will convey the mortgage loans to the trust after acquiring them from . The depositor is a North Carolina corporation and a wholly-owned, indirect subsidiary of Wachovia
Corporation. and was converted to a limited liability company in the State of North Carolina on October 30, 2003. The Depositor was formerly Wachovia Asset Securitization, Inc., a North Carolina corporation formed on February 27, 1996. The depositor is an affiliate of Wachovia Securities, Inc.Capital Markets, LLC, an underwriter.


Mortgage Loan Seller

On the closing date, the mortgage loans will be sold to the depositor by . The mortgage loans were originated or acquired generally in accordance with the underwriting standards described in "Underwriting Standards" in this prospectus supplement.

The Servicer

                will act as servicer of the mortgage loans held by the trust.

The Note Insurer

               , a            financial guaranty insurance company, will act as
note insurer.

The Indenture Trustee

               , a national banking association, will act as indenture trustee. If is terminated as servicer, will take over the servicer's obligations or appoint a successor servicer.

The Owner Trustee

               , a           , will act as owner trustee.

DESCRIPTION OF THE NOTES

The Notes

The trust will issue its asset-backed notes, designated as the "
Trust 200 -  Asset-Backed Notes, Series 200 - ,
Class A."  There will be only one class of notes.

The initial principal amount of the notes is indicated on the front cover of this prospectus supplement.

The Assets of the Trust

The notes will be backed solely by a pledge of the assets of the trust. The assets of the trust will consist primarily of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o a pool of fixed rate and adjustable rate, residential one- to four-family, first and second lien mortgage loans;

o principal and interest payments on the mortgage loans (including prepayment premiums); and

o the trust's rights under a mortgage loan sale agreement and a servicing agreement.

The Stated Maturity of the Notes

The stated maturity date for the notes, on which the final payment of principal must ultimately be made, is , , which is the payment date that occurs in the thirteenth month following the month in which the last maturity date of any mortgage loan conveyed to the trust is scheduled to occur. The depositor anticipates, however, that actual final payment of principal on the notes will occur significantly earlier.

Book-Entry Format

The notes will initially be issued in book-entry form only, through the facilities of The Depository Trust Company. The notes will be issued in minimum denominations of $ and multiples of $ in excess thereof.

PAYMENTS ON THE NOTES

Payment Dates

Principal and interest is scheduled to be paid to the noteholders on the th day of each month, or, if such day is not a business day, on the following business day, commencing on , .

Record Dates

The indenture trustee will make payments to the noteholders of record determined as of the last business day of the month preceding the month in which the payment date occurs.

Due Periods and Collection Periods

Generally, payments made to noteholders on each payment date will relate to the collections of principal and interest on the mortgage loans in the due period, with respect to all scheduled collections of principal and interest, or the collection period, with respect to all unscheduled collections. The due period commences on the second day of the calendar month immediately before the month in which the related payment date occurs and ends on the first day of the calendar month in which the related payment date occurs. The collection period is the calendar month before the calendar month in which the related payment date occurs.

Funds Available for Payment of Interest and Principal

The following funds will generally be available for the payment of interest and principal on the notes:

o collections on the mortgage loans, net of fees and expenses but including all prepayment premiums collected;

o any advances made by
the servicer in respect of delinquent payments of principal and interest on mortgage loans;

o proceeds from any insurance policy covering a mortgaged property;

o any other proceeds, net of expenses, the servicer receives from the sale, foreclosure, condemnation or other disposition of a mortgaged property;

o interest payments made by the servicer to compensate in part for any shortfall in interest payments on the notes caused by a mortgagor prepaying all or part of a mortgage loan;

o any amounts resulting from the repurchase, release, removal or substitution of a mortgage loan; and

--------------------------------------------------------------------------------
                                      S-7

--------------------------------------------------------------------------------

o in the event the notes are redeemed in the manner described herein, amounts deposited in connection with such redemption.

Interest

Interest on the notes will accrue at the note interest rate during each interest period. The note interest rate will initially be % per annum and will increase to % per annum after the first payment date upon which the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of , 200 . Generally, the interest period will be the calendar month preceding a payment date. In the case of the payment date, interest begins to accrue on , 200 .

Interest on the notes will be calculated on the basis of a year of 360 days and twelve 30 day months.

Principal

On each payment date, the noteholders are scheduled to receive an amount of principal generally equal to the sum of all scheduled payments of principal made or advanced on the mortgage loans and all other amounts collected or received or otherwise recovered in respect of principal on the mortgage loans.

Servicer Advances

The servicer will make advances to pay all reasonable out-of-pocket costs, such as the cost of pursuing judicial proceedings relating to the mortgages and the costs of managing and liquidating mortgaged properties. The servicer is also required to make advances with respect to delinquent payments of principal and interest on the mortgage loans. The servicer, however, is only required to make such advances if it believes that it can recover the advance from later proceeds or collections on the related mortgage loan. The servicer may recover servicing advances out of other amounts the servicer may collect with respect to the mortgage loans.

Compensating Interest Payments

The servicer will also make interest payments to compensate in part for any shortfall in interest payments on the notes which result from a mortgagor prepaying all or part of a mortgage loan. The amount of such payments will not exceed the servicing fee payable for the related period. The insurance policy does not cover shortfalls in interest arising from prepayments. The servicer is not entitled to recover compensating interest payments from the trust.

Application of Excess Cash

Generally, because the payments of interest and principal on the mortgage loans exceed the sum of the amounts payable to the note insurer, the payment of indenture trustee and servicing fees and payments of monthly interest and principal to the noteholders, in the absence of delinquencies and losses on the mortgage loans there will be excess cash each month above that required to pay principal and interest on the notes. Excess cash will be used to pay down the note balance in order to reach the required level of overcollateralization. After reaching the required level of overcollateralization, any excess cash remaining after payments on the notes and payments to the note insurer in respect of the notes will be released to the holder of the residual interest and will not be available for any subsequent payments to the noteholders or the note insurer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TRUST CERTIFICATES

The trust will also issue a trust certificate or residual interest which represents the ownership interest in the mortgage loans and is subordinate in priority of payment to the notes. , a , will hold the trust certificate. The trust certificate is not offered by this prospectus supplement and the accompanying prospectus.

CREDIT ENHANCEMENT

Credit enhancement reduces the harm caused to noteholders by shortfalls in collections received and losses incurred on the mortgage loans. The credit enhancement available to the noteholders will consist of the insurance policy issued by
                , the note insurer, and the overcollateralization provisions of the trust.

Insurance Policy

                will issue its financial guaranty insurance policy to the indenture trustee for the benefit of the noteholders. The effect of the insurance policy is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. If the note insurer were unable to pay under the financial guaranty insurance policy, the notes could be subject to losses.

We refer you to "The Note Insurance" in this prospectus supplement for additional information.

Overcollateralization

The cash flow provisions of the trust may result in a limited acceleration of the notes relative to the amortization of the mortgage loans. This acceleration feature creates overcollateralization which equals the excess of the total principal balance of the trust's assets over the total principal balance of the notes. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that the noteholders will have some protection against payment shortfalls and so that the note balances will be reduced to zero no later than the date the notes are scheduled to mature.

As of the closing date, the level of overcollateralization will be zero; on each payment date, the indenture trustee will apply excess cash to pay down the note balance until the required level of overcollateralization is reached.

The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of the notes until the required level is reached. Any decrease will result in slower amortization of the notes until the required level is reached.

MORTGAGE LOAN POOL

Statistical Information

The statistical information on the mortgage loans presented in this prospectus supplement is based on the pool of mortgage loans as of , .

Mortgage Loan Data

As of , , there were mortgage loans secured by mortgages on residential properties, exclusively, and having the following characteristics:

Number of Mortgage
  Loans.......................
Principal Balance:
  Aggregate Principal Balance.
                                  $
  Average Principal Balance...    $
  Range of Principal Balances.    $          to
                                  $
Remaining Term to Maturity:
  Weighted Average Remaining
     Term to Maturity.........        months
  Range of Remaining Term to
     Maturity................. to months Original Combined
  Loan-to-Value Ratio:
  Weighted Average Combined
     Loan-to-Value Ratio......           %
  Range of Combined                      % to
     Loan-to-Value Ratios.....             %
Interest Rate (per annum):
  Weighted Average Interest Rate       %
  Range of Interest Rates.....           % to
                                           %
  Percentage of Fixed Rate Loans         %
  Percentage of Adjustable Rate
     Loans....................           %
  Percentage of Balloon
     Mortgage Loans...........           %

OPTIONAL REDEMPTION

The majority holders of the trust certificate and the servicer have the option to redeem the notes, in full but not in part, on or after any payment date on which the aggregate principal balance of the mortgage loans has declined to less than 10% of the aggregate principal balance of the mortgage loans as of , .

MATERIAL FEDERAL INCOME TAX CONSEQUENCES


In the opinion of Cadwalader, Wickersham & Taft LLP and Orrick, Herrington & Sutcliffe LLP, the notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The issuer and the depositor agree and each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.


ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" herein, the notes may be acquired and held by employee benefit plans and other retirement plans and arrangements subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

LEGAL INVESTMENT CONSIDERATIONS

The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Rating of the Notes


Before the trust can issue the notes, the notes must receive a rating of "    " from                     , and a rating of
"    " from                      in order to be issued.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors.


--------------------------------------------------------------------------------

DOCSNY1:987889.2987889.3

5542-27 SK8
                                                             RISK FACTORS

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus. Any statistical information presented below is based upon the characteristics of the mortgage loans as of .

                  Risks of the Mortgage Loans

         As a Result of the Underwriting Standards, the Mortgage Loans are Likely to Experience Higher Rates of Delinquency, Foreclosure and Bankruptcy than those Underwritten in a More Traditional Manner. The mortgage loans have been originated using underwriting standards that are significantly less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those run by Fannie Mae or by Freddie Mac. For example, the mortgage loans may have been made to mortgagors having imperfect credit histories, ranging from minor delinquencies to bankruptcies, or mortgagors with higher ratios of monthly mortgage payments to income or higher ratios of total monthly credit payments to income. As a result of the underwriting standards, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Delinquent Mortgage Loans May Result in Higher Losses. Approximately % of the mortgage loans by principal balance as of were more than 30 days, but less than 60 days, past due. In addition, because approximately
     % of the mortgage loans by principal balance as of have a first scheduled monthly payment due date occurring after , it is not possible for such mortgage loans to have had a scheduled monthly payment past due as of . Substantially all of the mortgage loans were originated or acquired within the last three months and are not very seasoned. Accordingly, there can be no assurance as to the likelihood of default by the mortgagors or as to the likelihood of delinquency. The mortgage loans with higher loan-to-value ratios or combined loan-to-value ratios may also present a greater risk of loss. Approximately % of the mortgage loans by principal balance as of
                , have combined loan-to-value ratios at origination in excess of 80%. Approximately % of the mortgage loans by principal balance as of will not be insured by a primary mortgage insurance policy.

         No assurance can be given that the values of the mortgaged properties will not decline from those on the dates the related mortgage loans were originated and any such decline could render the information set forth herein with respect to the combined loan-to-value ratios of such mortgage loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans become equal to or greater than the values of such mortgaged properties, the actual rate of delinquencies, foreclosures and losses on the related mortgage loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by noteholders could occur. In the event that any mortgaged properties fail to provide adequate security for the related mortgage loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the insurance policy to the extent of interest due to the noteholders on the related payment date and the amount of any overcollateralization deficit with respect to such payment date.

         Nature of Collateral May Lead to Delays or Shortfalls in Distributions to Noteholders. Because the mortgage loans are secured in certain cases by second liens that are subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a second mortgage loan only to the extent that the claims of such senior mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the senior mortgage, in which case it must either pay the entire amount due on the senior mortgage to the senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the servicer's practice to satisfy the senior mortgage at or prior to the foreclosure sale. The issuer will have no source of funds to satisfy the senior mortgage or make payments due to the senior mortgagee.

         Even assuming that a mortgaged property provides adequate security for the related mortgage loan, substantial delays could be encountered in connection with the liquidation of a mortgage loan that is delinquent, and resulting shortfalls in distributions to noteholders could occur. Liquidation expenses
(such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to noteholders and thereby reduce the security for the mortgage loans. The combined loan-to-value ratio for the mortgage loans ranged from % to % as of
                , with a weighted average of   % (based on  principal balances).

         Approximately % of the mortgage loans by principal balance as of are secured by second mortgages or deeds of trust. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate, the issuer and, accordingly, the noteholders, will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

         Higher Default Rates May Occur for Mortgage Loans with Balloon Payments. Approximately % of the mortgage loans by principal balance as of are "balloon" loans that provide for the payment of the outstanding principal balance of such mortgage loan in a single payment at maturity. Such balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. does not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing mortgage loans. In addition, the ability of a borrower to repay a balloon loan at maturity frequently will depend on such borrower's ability to refinance the related mortgage loan. The ability of a borrower to refinance such a mortgage loan will be affected by a variety of factors, including the level of available mortgage rates at the time, the value of the related mortgaged property, the borrower's equity in the related mortgaged property, the financial condition of the borrower and general economic conditions at the time. The inability of a borrower to refinance a balloon loan may result in delinquencies or defaults.

         Geographic Concentration of Mortgaged Properties May Result in Higher Losses of Particular Regions Experiencing Downturns. Approximately %, and % of the mortgage loans by principal balance as of , are secured by mortgaged properties located in and , respectively. In general, declines in the residential real estate markets in such states may adversely affect the values of the mortgaged properties securing such mortgage loans such that the aggregate principal balance of such mortgage loans will equal or exceed the value of such mortgaged properties. In addition, adverse economic conditions in such states (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those currently experienced in the mortgage lending industry in general.

Prepayment of the Mortgage Loans May Adversely Affect the Yield to Maturity of the Notes

         The mortgage loans may be prepaid by the related mortgagors in whole or in part, at any time. However, approximately % of the mortgage loans by principal balance as of require the payment of a fee in connection with certain prepayments, which may discourage prepayments. The rate of prepayments of the mortgage loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

         The average life of the notes, and, if purchased at other than par, the yields realized by noteholders will be sensitive to levels of payment, including prepayments, on the mortgage loans. In general, the yield on notes purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of prepayments and enhanced by a lower than anticipated level. Conversely, the yield on notes purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of prepayments and adversely affected by a lower than anticipated level.

Insurance Policy Does Not Cover Certain Risks

         In general, the protection afforded by the insurance policy is protection for credit risk and not for prepayment risk. A claim cannot be made under the insurance policy in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the assets in the trust. In addition, the insurance policy does not cover any shortfall in interest due to the timing of receipt of principal prepayments or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the accompanying prospectus.

                  Credit Enhancement May Be Inadequate for the Notes

         The credit enhancement features are intended to enhance the likelihood that holders of the notes will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. If substantial losses were to occur as a result of defaults and delinquent payments on the mortgage loans, and the note insurer is unable to pay under the financial guaranty insurance policy, you may suffer losses.

Payments of Excess Cash May Affect the Yield to Maturity on the Notes

         Excess cash will be paid to reduce the outstanding principal balance of the notes on any payment date if the level of overcollateralization required at the time in question exceeds the actual level of overcollateralization on such payment date. The rate at which excess cash is paid to noteholders will affect the yield to maturity on a note, if purchased at a premium or a discount. If the actual rate of such excess cash payments is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than the investor's anticipated yield. If the actual rate of excess cash payments is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The amount of excess cash on any payment date depends on the actual amount of interest collected on the mortgage loans during the related collection period. Collections of interest on the mortgage loans will be influenced by changes in the weighted average of the interest rates on the mortgage loans resulting from prepayments and liquidations of such mortgage loans as well as from adjustments of interest rates on the adjustable rate loans included in the trust. The amount of excess cash payments paid to reduce the note balance on each payment date will be based on the level of overcollateralization required at the time in question. The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of the notes until the required level is reached. Any decrease will result in slower amortization of the notes until the required level is reached.

                  Notes are Non-Recourse Obligations


         The notes will be non-recourse obligations solely of the issuer and will not represent an obligation of or interest in Wachovia Asset Securitization Issuance, Inc.LLC, , , or any of their respective affiliates, except as described herein. The assets included in the trust and payments under the insurance policy will be the sole source of payments on the notes, and there will be no recourse to Wachovia Asset Securitization Issuance, Inc.LLC, , , or any of their respective affiliates, or any other entity, in the event that such assets or payments are insufficient or otherwise unavailable to make all payments provided for under the notes.


                  The lack of a secondary market may limit your ability to sell your notes.

         The underwriters intend to make a secondary market in the notes they purchase, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                  Violations of federal and state laws may cause losses on your notes.

         Federal and state laws regulate the underwriting, origination, servicing and collection of the loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal and state laws may, among other things: o limit the ability of the servicer to collect principal or interest on the mortgage loans, o provide the mortgagors with a right to rescind the loans, o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,
o   result in a litigation proceeding being brought against the trust fund, and
o subject the trust fund to liability for expenses, penalties and damages resulting from the violations.

         As a result, these violations or alleged violations could result in shortfalls in the distributions due on your notes. See "Risk Factors--Violations of Federal Laws May Adversely Affect Ability to Collect on Loans" and "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in the prospectus. The seller will make representations and warranties with respect to each mortgage loan relating to compliance with federal and state laws at the time of origination. The seller will be required to repurchase or replace any mortgage loan that is not originated or serviced in compliance with all federal, state or local laws. However, repurchase or replacement of the affected mortgage loans will not necessarily fully compensate the trust or noteholders for any losses arising from the related breach. For example, if a mortgagor brings legal action against the trust fund, the trustee will be entitled to indemnification from trust property for its defense costs. The seller will not indemnify the trust fund or have any other responsibility to the trust fund or noteholders (other than to repurchase or replace such loan) for any losses and liabilities the trust fund may suffer with respect to mortgage loans as to which the representation as to compliance with laws is breached. As a result, shortfalls in the distributions due on your notes could occur.

                  Book-Entry Registration

         Issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary trading market because investors may be unwilling to purchase notes for which they cannot obtain physical notes.

         Because transactions in the notes can be effected only through the Depository Trust Company, Cedelbank, the Euroclear system, participating organizations, indirect participants and certain banks, the ability of a beneficial owner to pledge a note to persons or entities that do not participate in the Depository Trust Company, Cedelbank or Euroclear system, or otherwise to take actions in respect of such note, may be limited due to lack of a physical note representing such note.

         Beneficial owners may experience some delay in their receipt of payments of interest of and principal on the notes because such payments will be forwarded by the indenture trustee to the Depository Trust Company and the Depository Trust Company will credit such payments to the accounts of its participants, which will thereafter credit them to the accounts of beneficial owners either directly or indirectly through indirect participants.

Recent Developments May Increase Risk of Loss on the Mortgage Loans

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and the Washington, D.C. metropolitan area. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington, D.C. metropolitan areas. In addition, it is possible (although the depositor cannot predict the likelihood) that these events, or any consequential events involving the United States, may have a temporary or sustained adverse effect on the U.S. economy generally, or economic conditions in the New York or Washington, D.C. metropolitan areas or other areas of the United States.

        The depositor has not made a determination as to whether any of the mortgagors of the mortgage loans may have been adversely affected by the terrorist attacks. However, it is possible that there may be an increase in the number of delinquencies and foreclosures of the mortgage loans as a result of these events.

         As a result of the terrorist attacks, on September 14, 2001 President Bush authorized the placement of 50,000 military reservists on active duty status. To the extent that any such person is a mortgagor of a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and similar state laws, would apply to such mortgage loan during the period of active duty. It is possible that the number of reservists placed on active duty status in the near future may increase, and may increase substantially. In addition, other borrowers who enter military service after the origination of their mortgage loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers and Sailors' Relief Act of 1940, as amended. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940 and Similar Laws" in the prospectus.

             [Additional Risk Factors to be provided as applicable]

                                                      FORWARD LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, the use of forward-looking words such as "expects," "intends," "anticipates," "estimates," "believes," "may" or other comparable words. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The Depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the Depositor's expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

                            DESCRIPTION OF THE NOTES

Trust 200 -   (the "Trust" or the "Issuer") will be formed pursuant to a deposit trust

agreement, dated as of (the "Trust Agreement"), among Wachovia Asset Securitization Issuance, Inc.LLC (the "Depositor"), (the "Owner Trustee"), , as trust paying agent, and , as servicer (in its capacity as servicer, the "Servicer" and otherwise, the "Seller"). The Issuer will issue its Asset-Backed Notes, Series 200 - (the "Notes") pursuant to an indenture, dated as of (the "Indenture"), between the Issuer and , as the indenture trustee (the "Indenture Trustee"). The summaries of certain provisions of the Indenture set forth below and under the caption "Description of the Agreements - Material Terms of the Indenture" in the prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Indenture, prospective investors in the Notes are advised to review the Indenture, a copy of which the Seller will provide (without exhibits) without charge upon written request addressed to the Seller at .


                  General


         The Notes will be secured by the Trust Fund created by the Indenture. The Notes represent non-recourse obligations of the Issuer, and proceeds of the assets in the Trust Fund and payments under the financial guaranty insurance policy (the "Insurance Policy") issued by (the "Note Insurer"), if any, will be the only sources of payments on the Notes. The Notes will not represent an interest in or obligation of Wachovia Asset Securitization Issuance, Inc.LLC, , , the Indenture Trustee, the Owner Trustee, the Depositor, the Underwriters, the
Note Insurer, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Issuer.


         The assets of the trust (the "Trust Fund") will consist primarily of:
o a pool (the "Mortgage Pool") of primarily fixed rate and adjustable rate mortgage loans (the "Mortgage Loans") secured by first and second lien mortgages or deeds of trust, on the related Mortgaged Properties, and including the related promissory notes (the "Mortgage Notes");
o all payments in respect of principal and interest on the Mortgage Loans, including prepayment premiums (other than any principal or interest payments due thereon on or prior to (the "Cut-off Date");
o        security interests in the Mortgaged Properties; and
o the Issuer's rights under the Sale Agreement and the servicing agreement among the Issuer, the Servicer and the Indenture Trustee (the "Servicing Agreement").

         Payments on the Notes will be made on the th day of each month, or if such day is not a business day, on the following business day (each, a "Payment Date"), commencing . All payments on the Notes will be made by or on behalf of the Indenture Trustee to each holder of a Note (a "Noteholder" ) of record on the business day immediately preceding the related Payment Date or, with respect to Notes in definitive form, the last day of the month immediately preceding the month in which such Payment Date occurs (the "Record Date"). Payments on Notes issued in book-entry form will be made by or on behalf of the Indenture Trustee to DTC. Payments on notes issued in definitive form ("Definitive Notes") generally will be made either (i) by check mailed to the address of each Noteholder as it appears in the register maintained by the Indenture Trustee or
(ii) by wire transfer of immediately available funds to the account of a Noteholder, if such Noteholder (a) is the registered holder of Definitive Notes having an initial principal amount of at least $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Noteholder of Definitive Notes for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Note will be made only upon presentation and surrender of such Definitive Note at the office or agency designated by the Indenture Trustee for that purpose.

         The Notes will be issued in denominations of not less than $ principal amount and multiples of $ in excess thereof, with the exception of one Note which may be issued in a lesser amount.

         The stated maturity date (the "Stated Maturity") for the notes, on which the final payment of principal must ultimately be made, is , which is the payment date that occurs in the thirteenth month following the month in which the last maturity date of any mortgage loan conveyed to the trust is scheduled to occur. The Depositor anticipates, however, that actual final payment of principal on the notes will occur significantly earlier.

         The Trust will also issue a trust certificate (the "Residual Interest") which represents the ownership interest in the Mortgage Loans and is subordinate in priority of payment to the Notes. , a corporation will hold the trust certificate.

                  Book-Entry Registration and Definitive Notes

         The Notes initially will be book-entry notes (the "Book-Entry Notes") clearing through The Depository Trust Company ("DTC") (in the United States) or Clearstream Banking ("Clearstream") or the Euroclear System ("Euroclear") (in Europe). Persons acquiring beneficial ownership interests in the Notes ("Note Owners") will hold such Notes through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of such systems (the "DTC Participants"), or indirectly through organizations which are participants in such systems (the "Indirect Participants"). The Book-Entry Notes initially will be issued in one or more notes which equal the aggregate Note Balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical note representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through DTC Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Note Owners will receive all payments of principal of and interest on the Book-Entry Notes from the Indenture Trustee through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. DTC Participants and Indirect Participants with whom Note Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess certificates representing their respective interests in the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

         Noteholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not DTC Participants may transfer ownership of Book-Entry Notes only through DTC Participants and Indirect Participants by instructing such DTC Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

         Because of time zone  differences,  credits of  securities  received in
Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Federal Income Tax Consequences--Partnership Trust Funds--Taxation of Certain Foreign Investors--Backup Withholding" and "-Reporting Requirements" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois ("IML"), the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream   holds   securities   for  its   customers   ("Clearstream
Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC Participants to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action the holders of the Book-Entry Notes are permitted to take under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

         Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if: o DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Issuer or the Indenture Trustee is unable to locate a qualified successor,
o the Issuer, at its sole option, with the consent of the Indenture Trustee, elects to terminate a book-entry system through DTC or
o after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Note Balance of the Book-Entry Notes advise the Indenture Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Depositor, the Servicer nor the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  Assignment of Mortgage Loans

         The Mortgage Loans were originated by the Seller or acquired by the Seller, through its network of brokers and correspondents and retail origination offices. On or prior to the date the Notes are issued, the Seller will convey each Mortgage Loan to the Depositor pursuant to a mortgage loan sale agreement between the Seller and the Depositor (the "Sale Agreement") and the Depositor in turn will convey each such Mortgage Loan to the Issuer.

         At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to such Cut-off Date), and to prepayments received on or prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

         The Indenture will require the Issuer to deliver the Mortgage Loans to the Indenture Trustee or to a permitted custodian designated by the Indenture Trustee, the related Mortgage Notes endorsed without recourse to the Indenture
Trustee, the related mortgages or deeds of trust with evidence of recording thereon, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). Assignments of the mortgages from the Seller to the Indenture Trustee will not be recorded in any state unless required by either Rating Agency to obtain the initial ratings on the Notes.

         The Indenture Trustee or a custodian on behalf of the Indenture Trustee will review the Mortgage Files delivered to it and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Servicer, the Issuer, the Depositor, the Note Insurer and the Seller by the Indenture Trustee, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage") be substituted for the related Mortgage Loan in the manner described below.

         In connection with the transfer of the Mortgage Loans to the Depositor, the Seller will make certain representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each Mortgage Loan. In addition, the Seller will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each first mortgage is a valid first priority lien and that each second mortgage is a valid lien, that, as of the Cut-off Date, no Mortgage Loan will be more than two payments past due, that each Mortgaged Property consists of a one- to four-family residential property, mixed-use property or unit in a condominium or planned unit development, that the Seller had good title to each Mortgage Loan prior to such transfer and that the originator was authorized to originate each Mortgage Loan. The rights of the Depositor to enforce remedies for breaches of such representations and warranties in the Sale Agreement against the Seller will be assigned to the Indenture Trustee pursuant to the Indenture.

         If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured within the period specified above and materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interest of the Indenture Trustee, the Noteholders or the Note Insurer therein or (2) a breach of any representation or warranty made by the Seller relating to such Mortgage Loan occurs and such breach materially and adversely affects the value of any such Mortgage Loan or materially and adversely affects the interests of the Indenture Trustee, the Noteholders or the Note Insurer therein, the Indenture Trustee will enforce the remedies for such defects or breaches against the Seller by requiring the Seller to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust Fund by remitting to the Indenture Trustee an amount equal to the Principal Balance of such Defective Mortgage Loan together with interest accruing at the Mortgage Rate (net, if the Seller is then the Servicer, of the applicable Servicing Fee Rate) on such Defective Mortgage Loan from the date interest was last paid by the related mortgagor to the end of the Collection Period immediately preceding the related Deposit Date, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan plus any unreimbursed Monthly Advances in respect of principal and Servicing Advances (the "Release Price"). The Seller will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Qualified Replacement Mortgage. Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Note Account as set forth in the Indenture, or deposit of the Release Price in the Note Account (as hereinafter defined) and receipt by the Indenture Trustee and the Note Insurer of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) to the Seller and release such Defective Mortgage Loan from the Trust Fund.

         The "Collection Period" with respect to a Payment Date will be the period beginning on the first day of the calendar month immediately preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, the period beginning on the Cut-Off Date) and ending on the last day of such calendar month. The "Deposit Date" will be the th day of the month, or if such day is not a business day, the next succeeding business day. The "Due Period" with respect to any Payment Date will be the period commencing on the second day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or, with respect to the first Payment Date, commencing on the day following the Cut-off Date for each Mortgage Loan) and ending on the first day of the calendar month in which such Payment Date occurs.

         The obligation of the Seller to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Noteholders, the Depositor, the Issuer, the Note Insurer (with certain exceptions) or the Indenture Trustee for a Defective Mortgage Loan.

                  Payments on the Notes

         Payments on the Notes will be made by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment Date in , to Noteholders as of the Record Date in an amount equal to the product of such Noteholders' Percentage Interest and the amount paid in respect of the Notes. Payments on the Notes will be made solely from Available Funds. The "Percentage Interest" represented by any Note will be equal to the percentage obtained by dividing the aggregate principal balance of such Note by the Note Balance.

         On each Payment Date, the Paying Agent will be required to pay the following amounts with respect to the Notes, in the following order of priority, out of Available Funds:

                  first, to the PMI Insurer, the amount owing to the PMI Insurer for the premium payable in respect of the PMI Mortgage Loans;

                  second, to the Note Insurer, the amount owing to the Note Insurer for the premium payable in respect of the Notes;

         third, to the Noteholders, the Note Interest with respect to such Payment Date;

                  fourth, to the Noteholders, the amount of Monthly Principal for the Notes with respect to such Payment Date, in reduction of the Note Balance until the Note Balance is reduced to zero;

                  fifth, to the Note Insurer, the amount owing to the Note Insurer under the Insurance Agreement for reimbursement for prior draws made on the Insurance Policy in respect of the Notes and any other amounts owing to the Note Insurer under the Insurance Agreement (including any unpaid premiums in respect of the Notes);

                  sixth, to the Noteholders, the Overcollateralization Deficiency Amount, if any, on such Payment Date (after giving effect to application of Monthly Principal for such Payment Date), in reduction of the Note Balance until the Note Balance is reduced to zero; and

                  seventh, to the Indenture Trustee, certain costs and expenses, including costs and expenses incurred by the Indenture Trustee in connection with the appointment of a successor servicer, to the extent such costs and expenses have not previously been reimbursed.

         Any Available Funds remaining after application in the manner specified above will be released to the holder(s) of the Residual Interest on such Payment Date, free from the lien of the Indenture, and such amounts will not be available to make payments on the Notes or payments to the Note Insurer on any subsequent Payment Date.

         In the event that, with respect to a particular Payment Date, Available Funds on such date are not sufficient to pay any portion of Note Interest for the Notes, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to such deficiency and apply the Insured Payment in respect of such claim to the payment of the deficiency in Note Interest. In addition, the Indenture Trustee will file a claim on the Insurance Policy in an amount equal to any Overcollateralization Deficit on a Payment Date (after taking into account payments in respect of Monthly Principal and Excess Cash on such Payment
Date) and apply the portion of the Insured Payment related to such Overcollateralization Deficit to reduce the Note Balance on such Payment Date by the amount of such Overcollateralization Deficit. Any Insured Payment paid to make up any Overcollateralization Deficit will be paid to the Noteholders, in reduction of the Note Balance, until the Note Balance is reduced to zero.

         The Insurance Policy will not cover any interest shortfall resulting from the timing of principal prepayments (a "Prepayment Interest Shortfall") or the application of the Relief Act (a "Relief Act Shortfall").

         In no event will the aggregate payments of principal to Noteholders
 exceed $            (the "Original Note
Balance").

         The Note Insurer will be entitled to receive a monthly premium (the "Note Insurer Premium") on each Payment Date payable from Available Funds.

         "Insurance Agreement" means the insurance agreement dated as of
        ,      among the Note Insurer, the
Seller, the Depositor and the Issuer.

         "Note Interest" for any Payment Date will be an amount equal to interest accrued during the related Interest Period at the Note Interest Rate on the Note Balance as of the preceding Payment Date, after giving effect to the payment, if any, in reduction of principal made on the Notes on such preceding Payment Date.

         "Interest Period" means, with respect to any Payment Date, the immediately preceding calendar month.

         All calculations of interest on the Notes will be computed on the basis of a year of 360 days and of twelve 30 day months.

         The "Note Interest Rate" for each Interest Period on or prior to the Initial Redemption Date will be a per annum rate equal to %, and for each Interest Period thereafter, a per annum rate equal to %.

         The "Note Balance" will equal, as of any Payment Date, the Original Note Balance less all amounts paid to the Noteholders on previous Payment Dates in reduction of the Note Balance (exclusive, for the sole purpose of effecting the Note Insurer's subrogation rights, of payments made by the Note Insurer in respect of any Overcollateralization Deficit under the Insurance Policy, except to the extent reimbursed to the Note Insurer pursuant to the Indenture).

         "Monthly Principal" for any Payment Date will be an amount equal to (A) the aggregate of:
o all scheduled payments of principal received or advanced with respect to the Mortgage Loans due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on such Mortgage Loans (including partial and full Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period,
o the aggregate of the amounts allocable to principal deposited in the Note Account on the related Deposit Date by the Issuer, the Seller or the Note Insurer in connection with a repurchase, release, removal or substitution of any such Mortgage Loans pursuant to the Indenture, and
o in connection with the redemption of the Notes, that portion of the redemption price in respect of principal, reduced by

(B) the amount of any Overcollateralization Surplus with respect to such Payment Date.

         The "Principal Balance" of a Mortgage Loan with respect to any Determination Date is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the Cut-off Date), less:
o all scheduled payments of principal received or advanced with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period,
o the portion of the Release Price allocable to principal remitted by the Issuer, the Servicer or the Note Insurer to the Indenture Trustee on or prior to the next succeeding Deposit Date in connection with a release and removal of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date, and
o the amount to be remitted by the Seller to the Indenture Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on or prior to such Deposit Date.

Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

         "Determination Date" means, as to any Payment Date, the last day of the Due Period relating to such Payment Date.

         "Payments Ahead" means any payment of one or more scheduled monthly payments remitted by a mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during the related Due Period with respect to such Mortgage Note, which sums the related mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Due Periods. Payments Ahead will be deemed received in the Due Period in which they would have become due had they not been paid in advance.

         "Principal Prepayment" means any mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Insurance Proceeds allocable to principal) which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that is accompanied by instructions from the related mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

         "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Available Funds" with respect to any Payment Date will consist of the sum of the amounts described in the clauses below, less (i) the Administrative Fee Amount in respect of such Payment Date, (ii) Monthly Advances and Servicing Advances previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and already reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Servicing Agreement and (iii) the aggregate amounts
(A) deposited into the Collection Account or Note Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction: o all scheduled payments of interest received with respect to the Mortgage Loans due during the related Due Period and all other interest payments on or in respect of such Mortgage Loans received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the Cut-off Date, plus any Compensating Interest Payments made by the Servicer in respect of the Mortgage Loans and any net income from related REO Properties for such Collection Period;
o all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Due Period and all other principal payments (including Principal Prepayments and prepayment premiums, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period in respect of such Mortgage Loans;
o the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgaged Property that are received during the related Collection Period and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Insurance Proceeds"), which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan;
o the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any Insurance Proceeds to the extent not duplicative of amounts in the third clause above) ("Liquidation Proceeds"), net of expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan (such net amount, "Net Liquidation Proceeds");
o the aggregate of the amounts received in respect of any Mortgage Loans that are required or permitted to be repurchased, released, removed or substituted by the Seller during the related Collection Period as described in "--Assignment of Mortgage Loans" and "Servicing of the Mortgage Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Deposit Date;
o        the amount of any Monthly Advances made for such Payment Date; and
o the aggregate of amounts deposited in the Note Account by the Indenture Trustee, the Issuer or the Note Insurer, as the case may be, during such Collection Period in connection with redemption of the Notes as described under "--Redemption of the Notes" herein.

         The "Administrative Fee Amount" for any Payment Date is equal to the sum of the Servicing Fee and the Indenture Trustee Fee relating to such Payment Date.

                  Note Account

         Pursuant to the Indenture, the Indenture Trustee is required to establish and maintain an account with respect to the Notes (a "Note Account") from which all payments with respect to the Notes will be made. As described below, not later than the Deposit Date, the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in the Note Account the sum, without duplication, of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Payment Date. See "Description of the Trust Funds--Accounts" in the prospectus.

         Investment of Note Account. All or a portion of the Note Account may be invested and reinvested by the Indenture Trustee in one or more Permitted Investments bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in the Note Account which otherwise qualifies as a Permitted Investment. No investment in the Note Account may mature later than the Business Day preceding the Payment Date.

         The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Note Account resulting from any loss on any Permitted Investment included therein, except to the extent the Indenture Trustee is the obligor thereon or manages or advises such Permitted Investment.

         All income or other gain from investments in the Note Account will not be available to Noteholders or otherwise subject to any claims or rights of the Noteholders and will be held in the Note Account for the benefit of the Servicer, subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Note Account and then available for such application.



         Permitted Investments.  The Indenture will define "Permitted Investments" generally as follows:
o        direct obligations of, and obligations fully guaranteed by, the United States of America, the Freddie Mac, Fannie
         Mae,  the Federal Home Loan Banks or any agency or  instrumentality  of the United States of America,  the  obligations  of which are backed by the full faith and credit of the United States of America;
o        (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company, including the Indenture Trustee or its agent acting in their respective commercial capacities, incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating
         categories of            and the highest available rating category of            and provided that each such
         investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;
o        repurchase obligations with a term not to exceed 30 days with respect to any security described in the first clause above and entered into with a depository institution or trust company (acting as a principal) rated "  " or
         higher by            and rated "  " or higher by           ; provided, however, that collateral transferred
         pursuant to such repurchase obligation must be of the type described in the first clause above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all
         times, to      % of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the
         Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;
o commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;
o a guaranteed investment contract approved by each of the Rating Agencies and the Note Insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;
o money market funds having ratings in one of the two highest available rating categories of the Rating Agencies at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein), including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or for which the Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this clause; and
o any investment approved in writing by the Note Insurer and as to which the Indenture Trustee receives written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Notes.

         The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under the Indenture shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and the
Note Insurer.

                  Overcollateralization Feature

         Credit enhancement with respect to the Notes will be provided in part by overcollateralization resulting from the aggregate Principal Balances of the Mortgage Loans as of the end of each Due Period exceeding the Note Balance for the related Payment Date, after taking into account the Monthly Principal and Excess Cash to be paid on such Payment Date in reduction of the Note Balance. The Indenture requires that the Overcollateralization Amount be increased to, and thereafter maintained at, the Required Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash to accelerate the pay-down of the Note Balance until the Overcollateralization Amount reaches the Required Overcollateralization Amount. Such applications of Excess Cash, because they consist of interest collections on the Mortgage Loans, but are distributed as principal on the Notes, will increase the Overcollateralization Amount. Such overcollateralization is intended to result in amounts received on the Mortgage Loans in excess of the amount necessary to pay the Note Interest and Monthly Principal required to be paid on the Notes on any Payment Date being applied to reduce the Note Balance to zero no later than the Stated Maturity of the Notes.

         The "Excess Cash" with respect to any Payment Date will be equal to Available Funds for such Payment Date, reduced by the sum of: o the amount owing to the PMI Insurer and Note Insurer for the premium payable in respect of the Notes, o the Note Interest for the related Payment Date, o the Monthly Principal for the related Payment Date and o the amount owing to the Note Insurer under the Insurance Agreement for reimbursement for prior draws made on the
         Insurance Policy in respect of the Notes and any other amounts owing to the Note Insurer under the Insurance Agreement, including any unpaid premiums in respect of the Notes.

         The "Overcollateralization Amount" with respect to any Payment Date is the amount, if any, by which (x) the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period exceeds (y) the Note Balance of the Notes as of such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to an Overcollateralization Surplus) made on such Payment Date. The required level of the Overcollateralization Amount with respect to any Payment Date (the "Required Overcollateralization Amount") will be equal to the amount specified as such in the Indenture. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease or increase, subject to certain floors, caps and triggers including triggers that allow the Required Overcollateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans with respect to certain delinquency rate and loss tests specified in the Indenture. In addition, Excess Cash will be applied to the payment in reduction of principal of the Notes during the period that the Mortgage Loans are unable to meet certain tests specified in the Indenture based on delinquency rates. Any increase in the Required Overcollateralization Amount may result in an accelerated amortization of the Notes until such Required
Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Notes until such Required Overcollateralization Amount is reached.

         The "Overcollateralization Deficiency Amount" with respect to any Payment Date is the amount, if any, by which the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

         The application of Excess Cash to reduce the Note Balance on any Payment Date will have the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans.

         In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all of the Excess Cash that would otherwise be paid to the Notes on any such Payment Date in reduction of the Note Balance will be released to the holder(s) of the Residual Interest.

         With respect to any Payment Date, an "Overcollateralization Surplus" means, the amount, if any, by which (x) the Overcollateralization Amount for such Payment Date exceeds (y) the then applicable Required Overcollateralization Amount for such Payment Date. As a technical matter, an Overcollateralization Surplus may result even prior to the occurrence of any decrease or "step down" in the Required Overcollateralization Amount because the Notes will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the Note Balance will, as a result of the accelerated amortization caused by the application of the Excess Cash, be less than the aggregate Principal Balance of the Mortgage Loans, in the absence of any Realized Losses on the Mortgage Loans.

         The Indenture will provide that, on any Payment Date, all amounts collected on the Mortgage Loans in respect of principal to be applied on such Payment Date will be paid to Noteholders in reduction of the Note Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists an Overcollateralization Surplus. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Noteholders on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount for the Notes, and will result in more Excess Cash, if any, being paid on the Notes in reduction of the Note Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

         Overcollateralization and the Insurance Policy. The Indenture will require the Indenture Trustee to file a claim for an Insured Payment under the Insurance Policy not later than 12:00 noon (New York City time) on the third Business Day prior to any Payment Date as to which the Indenture Trustee has determined that an Overcollateralization Deficit with respect to the Notes will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Noteholders on such Payment Date. With respect to any Payment Date, an "Overcollateralization Deficit" will mean the amount, if any, by which (x) the Note Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cash payments, exceeds (y) the sum of aggregate Principal Balance of the Mortgage Loans as of the end of the applicable Due Period. Accordingly, the Insurance Policy is similar to the provisions described above with respect to the overcollateralization provisions insofar as the Insurance Policy guarantees ultimate collection of the full amount of the Note Balance, rather than current payments of the amounts of any Realized Losses to the Noteholders. Investors in the Notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments in reduction of the Note Balance.

                  Reports to Noteholders

         Concurrently with each payment to Noteholders, the Indenture Trustee will make available a statement to each Noteholder, the Note Insurer and the Underwriters in the form required by the Indenture and setting forth the following information, to the extent the Servicer makes such information (other than the information described in the second clause) below, available to the Indenture Trustee:
o the amount of such payment to the Noteholders on the related Payment Date allocable to Monthly Principal (separately setting forth Principal Prepayments) and any Excess Cash payment;
o the amount of such payment to the Noteholders on such Payment Date allocable to Note Interest; o the Note Balance after giving effect to the payment of Monthly Principal and any Excess Cash applied to reduce the
         Note Balance on such Payment Date;
o the aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period; o the amount of Monthly Advances made with respect to such Payment Date and the aggregate amount of unreimbursed
         Monthly Advances and Servicing Advances, if any;
o the number and the aggregate of the Principal Balances of the Mortgage Loans delinquent (i) one month, (ii) two months and (iii) three or more months as of the end of the related Collection Period;
o the aggregate of the Principal Balances of the Mortgage Loans in foreclosure or other similar proceedings or in which the borrower is in bankruptcy and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Collection Period;
o the aggregate of the Principal Balances of the Mortgage Loans repurchased by the Seller or the Servicer, separately setting forth the aggregate of the Principal Balances of Mortgage Loans delinquent for three consecutive monthly installments purchased by the Servicer at its option pursuant to the Servicing Agreement;
o        the Insured Payment, if any, for such Payment Date;
o the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Payment Date; o the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the
         Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to such Payment
         Date; and
o the aggregate outstanding principal balance of the three largest outstanding Mortgage Loans.

         In the case of information furnished pursuant to the first and second clauses above, the amounts shall be expressed as a dollar amount per Note with a $1,000 principal denomination.

         The Indenture Trustee will make the reports to Noteholders (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders, and other parties to the Indenture via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at
               . Assistance in using the website can be obtained by calling the Indenture Trustee's customer service desk at . Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee will have the right to change the way the reports to Noteholders are distributed in order to make such distribution more convenient and/or more accessible and the Indenture Trustee will provide timely and adequate notification to all above parties regarding any such changes.

         Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and to the Underwriters, if requested in writing by any such person, a statement containing the information set forth in the first and second clauses above, aggregated for such calendar year or, in the case of each person who was a Noteholder for a portion of such calendar year, setting forth such information for each month thereof. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Noteholders pursuant to any requirements of the Code as are in force from time to time.

                  Redemption of the Notes

         The Notes will be subject to redemption, in whole but not in part, at the option of the holders of a majority of the Residual Interest or, if not exercised, at the option of the Servicer, on or after the first Payment Date (such date, the "Initial Redemption Date") on which the aggregate Principal Balance of the Mortgage Loans has declined to less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (the date on which the Notes are to be redeemed, the "Redemption Date").

         The Notes will be redeemed at a redemption price of 100% of the then outstanding Note Balance, plus accrued but unpaid interest thereon through the end of the Interest Period immediately preceding the related Payment Date; provided, however, that no redemption may take place unless, in connection with such redemption, any amounts due and owing to the Note Insurer under the Insurance Agreement are paid in full to the Note Insurer. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Notes must be mailed by the Indenture Trustee to the Noteholders and the Note Insurer at least ten days prior to the Payment Date set for such redemption.

                  Payments to the Holder(s) of the Residual Interest

         On each Payment Date, any portion of Available Funds remaining after making payments of interest and principal due on the Notes and other distributions required on such Payment Date will be released to the holder(s) of the Residual Interest, free of the lien of the Indenture. Any such remaining amounts will not be available to make payments on the Notes or payments to the
Note Insurer on any subsequent Payment Date.

                  The Indenture Trustee

                              will be the Indenture Trustee under the Indenture.
The Indenture will provide that the
Indenture Trustee is entitled to a fee (the "Indenture Trustee Fee"), payable monthly on each Payment Date at one-twelfth of % of the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period, and reimbursement of certain expenses. will also perform certain monitoring functions and act as successor servicer under the Servicing Agreement and, upon a termination of the Servicer, shall be obligated to succeed to the obligations of the Servicer or to appoint an eligible successor servicer.

         The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Servicer, the Note Insurer and any Rating Agency, in which event the Issuer will, with the consent of the Note Insurer (and if the Issuer fails to do so within 30 days, the Note Insurer may), appoint a successor Indenture Trustee. The Issuer, with the prior consent of the
Note Insurer, will remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through its agents or attorneys; provided, however, the Indenture Trustee will remain liable for the performance of all of its duties. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture. The Indenture Trustee will be indemnified by the Servicer for certain losses and other events to the extent described in the Servicing Agreement.

                  Voting

         Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Noteholders evidencing specified "Voting Interests," each Noteholder will have a Voting Interest equal to the Percentage Interest represented by such Noteholder's Note. Unless the Note Insurer fails to make a payment under the Insurance Policy or if certain events of bankruptcy or insolvency occur with respect to the Note Insurer and such event is continuing, the Voting Interests of the Noteholders will be exercised solely by or with the consent of the Note Insurer.

                  Note Events of Default

         An "Event of  Default"  with  respect to the Notes will occur if either
(i) an event of default under the Insurance Agreement occurs or (ii) on any Payment Date, after taking into account all payments made in respect of the Notes on such Payment Date, the Note Interest for such Payment Date remains unpaid or an Overcollateralization Deficit still exists with respect to the Notes. See "Description of the Agreements--Material Terms of the Indenture--Events of Default" in the prospectus for a description of the circumstances under which a default on the Notes, other than a payment default, may occur. For a description of the rights of Noteholders in connection with any Event of Default with respect to the Notes, see "Description of the
Agreements--Material   Terms  of  the   Indenture--Events  of  Default"  in  the
prospectus. In the absence of a failure by the Note Insurer to pay Insured Payments, no acceleration of the maturity of the Notes shall be permitted without the consent of the Note Insurer.

                  The PMI Policy

               of the Mortgage Loans (the "PMI Mortgage Loans") with original Loan-to-Value Ratios in excess of 80% are insured by (the "PMI Insurer") pursuant to the primary mortgage insurance policy (the "PMI Policy"). The amount of coverage provided by the PMI Policy (which is also referred to below as the "insured percentage of the claim") varies on a loan-by-loan basis between % and % based upon the original Loan-to-Value Ratio of the PMI Mortgage Loan.

         The PMI Policy is required to remain in force with respect to each PMI Mortgage Loan until: o the Principal Balance of such PMI Mortgage Loan is paid in full, o the Principal Balance of such PMI Mortgage Loan has amortized down to a level that results in a Loan-to-Value
         Ratio for such Mortgage Loan of % or less; provided, however, that no coverage of any PMI Mortgage Loan under the PMI Policy is required where prohibited by applicable law or
o any other event specified in the PMI Policy occurs that allows for termination of the PMI Policy.

The PMI Policy may not be assigned or transferred without the prior written consent of the PMI Insurer; provided, however that the PMI Insurer has previously provided written consent to the assignment of the PMI Policy from the Indenture Trustee to the Seller in connection with any Mortgage Loan repurchased or substituted for by the Seller.

         The PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy under which the PMI Mortgage Loans are insured contains provisions substantially as follows:
o for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy;
o a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses;
o when a claim is presented the PMI Insurer will have the option of either (i) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale, or (ii) paying the insured percentage of the claim and with the insured retaining title to the property securing the PMI Mortgage Loan;
o claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan; and
o a claim generally must be paid within 60 days after the claim is filed by the insured.

No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured. The responsibilities of the insured prescribed by the PMI Policy are required to be performed by the Servicer.

         In issuing the PMI Policy, the PMI Insurer has relied upon certain information and data regarding the PMI Mortgage Loans furnished to the PMI Insurer by the Seller. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including:
o fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the lender or certain other persons involved in the origination of the PMI Mortgage Loan or the application for insurance;
o failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans; or o physical damage to a property securing a PMI Mortgage Loan.

         For a more complete description of these provisions, terms and conditions, reference is made to the PMI Policy, a copy of which is available upon request from the Indenture Trustee.

                        DESCRIPTION OF THE MORTGAGE POOL

         The following is a brief description of certain terms of the Mortgage Loans as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans which may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool and that other Mortgage Loans may be substituted therefor. As a result, the information regarding the Mortgage Loans set forth herein may vary from comparable information based in the actual composition of the Mortgage Pool at the Closing Date, although such variance will not be material.

                  General

         The Mortgage Pool will consist of primarily fixed rate and adjustable rate mortgage loans secured by first and second liens, on one- to four-family residential properties located in states. No Mortgage Loan will have an original term to stated maturity in excess of years or a scheduled maturity date later than . All of the Mortgage Loans will be originated or acquired by the Seller through its network of brokers and correspondents and through its retail origination offices.

         The Mortgage Loans have been originated using underwriting standards that are significantly less stringent than the underwriting standards applied by other mortgage loan purchase programs such as those administered by Fannie Mae or by Freddie Mac. See "Underwriting Standards" and "Risk Factors" herein.

         The Mortgage Loans are generally not assumable pursuant to the terms of the related Mortgage Note. See "Prepayment and Yield Considerations" herein.

         None of the Mortgage Loans are or will be insured or guaranteed by the Issuer, the Seller, the Depositor, the Servicer, the Indenture Trustee, the Note Insurer, any originator or any of their respective affiliates, or by any governmental agency or other person, except as described herein. None of the Mortgage Loans will be insured by mortgage pool insurance policies.

                  The Mortgage Pool Statistics

         The Pool Balance as of the Cut-off Date is equal to $ (the "Initial Pool Balance"). The Mortgage Loans have original terms to maturity ranging from to months. The following statistical information, unless otherwise specified, is based upon the Pool Balance as of the Cut-off Date.

         The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property").

         [Approximately % of the Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance.] [All of the Mortgage Loans that had a Loan-to-Value Ratio at origination in excess of 80% have primary mortgage insurance.] There can be no assurance that the current loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. % of the Mortgage Loans have scheduled Monthly Payments due on the first day of the month.

         [None of the Mortgage Loans will have been originated with interest rates or fees which make them subject to the Home Ownership and Equity Protection Act of 1994, however the Mortgage Loans may be subject to comparable state laws with lower threshold tests.]

         Approximately % of the Mortgage Loans provide for payment by the mortgagor of a prepayment penalty in limited circumstances on certain prepayments. The term of any prepayment penalty on the Mortgage Loans vary from to years and the majority of the Mortgage Loans with prepayment penalties charge a penalty of months interest on the prepaid balance greater than % of the Principal Balance at origination over a rolling 12 month period.

         Approximately % of the Mortgage Loans by Principal Balance as of the Cut-off Date are loans that provide for the payment of a substantial portion of the original Principal Balance in a single payment at maturity ("Balloon Loans").

         [Each fixed rate Mortgage Loan accrues interest at a per annum rate (the "Mortgage Rate") of not less than % per annum and not more than % per annum and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately % per annum.]

         The weighted average remaining term to maturity of the Mortgage Loans will be approximately months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to or after or will have a remaining term to maturity of less than months or greater than months as of the Cut-off Date. The month of the latest maturity date of any Mortgage Loan is .

         The average Principal Balance of the Mortgage Loans at origination was approximately $ . No Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $ or less than approximately $ . The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $ .

         [Each fixed rate Mortgage Loan had a Net Mortgage Interest Rate of not less than % per annum, and not more than % per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the Mortgage Loans was approximately %.]

         [Each adjustable rate Mortgage Loan has an interest rate equal to the sum of a specified index and a gross margin, subject to periodic caps and lifetime minimum and maximum rates. The index used with respect to each adjustable rate Mortgage Loan is the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market ("Six-Month LIBOR").]

         The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

            Cut-off Date Principal Balances of the Mortgage Loans(1)

                                        Number of     Aggregate Unpaid Principal    Percentage of Aggregate Unpaid
         Principal Balance ($)        Mortgage Loans           Balance                    Principal Balance
  -------------------------------------------------------------------------------------------------------------------

                                                                 $                                     %
  ====================================

  ====================================

  ------------------------------------

  ====================================

  ====================================

  ====================================

  ====================================

  ====================================

  ====================================

  ====================================

  ====================================

  ====================================
                                     --------------------------------------------------------------------------------
                                                                                                        100.00%
                                     ================================================================================

-----------------------------

(1)  The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $      .



               Original Terms to Maturity of the Mortgage Loans(1)

       Original Term (months)             Number      Aggregate Unpaid Principal    Percentage of Aggregate Unpaid
                                       of Mortgage
                                          Loans                 Balance                   Principal Balance
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

                                                                       $                                 %
















                                     --------------------------------------------------------------------------------
Total                                                                  $                               100.00%
                                     ================================================================================

-----------------------------

(1) The weighted average original term of the Mortgage Loans was approximately months.


                      Property Types of the Mortgage Loans

           Property Type                  Number      Aggregate Unpaid Principal    Percentage of Aggregate Unpaid
                                       of Mortgage
                                          Loans                 Balance                   Principal Balance
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Single Family Detached                                               $                                   %
PUD(1) Detached
2- to 4-Family
Condominium
Manufactured Housing
Single Family Attached
                                     --------------------------------------------------------------------------------
PUD(1) Attached
                                     ================================================================================
                                     --------------------------------------------------------------------------------
Total                                                                $                                 100.00%
                                     ================================================================================

-----------------------------

(1) PUD refers to a Planned Unit Development.

                                  FICO Score(1)

        Range of FICO Scores              Number      Aggregate Unpaid Principal    Percentage of Aggregate Unpaid
                                       of Mortgage
                                          Loans                 Balance             Principal Balance Outstanding
---------------------------------------------------------------------------------------------------------------------

                                                                       $                                 %






                                     --------------------------------------------------------------------------------
Total                                                                  $                               100.00%
                                     ================================================================================

-----------------------------

(1)  The weighted  average  FICO Score of the  Mortgage  Loans as of the Cut-off
     Date  was  approximately  .  "FICO  Scores"are  statistical  credit  scores obtained by many mortgage  lenders in connection with the loan  application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers  in  order  to  establish  patterns  which  are  believed  to  be indicative  of the  borrower's  probability  of default.  The FICO Score is based on a  borrower's  historical  credit  data,  including,  among  other things, payment history,  delinquencies on accounts,  levels of outstanding indebtedness,  length of credit  history,  types of credit,  and bankruptcy experience.  FICO Scores range from approximately 250 to approximately 900, with higher scores  indicating an individual  with a more favorable  credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents  to a  lender,  i.e.,  that a  borrower  with a higher  score is statistically  expected  to be less  likely to default  in  payment  than a borrower  with a lower  score.  In  addition,  it should be noted that FICO
     Scores were  developed  to indicate a level of default  probability  over a two-year  period which does not  correspond to the life of a mortgage loan.
     Furthermore,  FICO  Scores  were  not  developed  specifically  for  use in connection  with  mortgage  loans,  but  for  consumer  loans  in  general.
     Therefore,  a FICO  Score  does not take into  consideration  the effect of mortgage  loan  characteristics  on the  probability  of  repayment  by the borrower.  The FICO  Scores set forth in the table  above were  obtained at either the time of origination  of the Mortgage Loan or more recently.  The
     Depositor  makes  no   representations  or  warranties  as  to  the  actual
     performance of any Mortgage Loan or that a particular  FICO Score should be relied upon as a basis for an expectation  that the borrower will repay the
     Mortgage Loan according to its terms.


                                  Credit Grade

            Credit Grade                   Number      Aggregate Unpaid Principal   Percentage of Aggregate Unpaid
                                        of Mortgage
                                           Loans                 Balance                   Principal Balance
---------------------------------------------------------------------------------------------------------------------

                                                                        $                                 %



                                      -------------------------------------------------------------------------------
Total                                                                   $                               100.00%
                                      ===============================================================================

                    Occupancy Status of the Mortgage Loans(1)

          Occupancy Status                 Number      Aggregate Unpaid Principal   Percentage of Aggregate Unpaid
                                        of Mortgage
                                           Loans                 Balance                   Principal Balance
---------------------------------------------------------------------------------------------------------------------

Primary                                                                 $                                 %
Investor
Secondary
                                      -------------------------------------------------------------------------------
Total                                                                   $                               100.00%
                                      ===============================================================================

-----------------------------

(1) Based on a representation made by the borrower at the time of origination.


                          Purpose of the Mortgage Loans

               Purpose                     Number           Aggregate Unpaid        Percentage of Aggregate Unpaid
                                        of Mortgage
                                           Loans           Principal Balance              Principal Balance
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Equity-out Refinance                                                   $                                    %
Refinance
Purchase
                                      -------------------------------------------------------------------------------
Total                                                                  $                                  100.00%
                                      ===============================================================================


                Mortgage Interest Rates of the Mortgage Loans(1)

     Mortgage Interest Rate (%)            Number           Aggregate Unpaid        Percentage of Aggregate Unpaid
                                        of Mortgage
                                           Loans           Principal Balance              Principal Balance
---------------------------------------------------------------------------------------------------------------------
                                                                        $                               %












                                      -------------------------------------------------------------------------------
Total                                                                   $                             100.00%
                                      ===============================================================================

-----------------------------

(1)  The weighted average Mortgage Interest Rate of the Mortgage Loans as of the Cut-off Date was approximately       % per
     annum.

             Combined Loan-to-Value Ratios of the Mortgage Loans(1)

    Combined Loan-to-Value Ratio           Number           Aggregate Unpaid      Percentage of Aggregate Unpaid
                                        of Mortgage
                                           Loans           Principal Balance      Principal Balance
---------------------------------------------------------------------------------------------------------------------
                                                                        $                               %












                                      -------------------------------------------------------------------------------
Total                                                                   $                             100.00%
                                      ===============================================================================

-----------------------------

(1)  The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date was approximately      %.

         The "Combined Loan-to-Value Ratio" of a Mortgage Loan shall generally mean that ratio, expressed as a percentage, borne by (a) the sum of the principal amount of the Mortgage Loan at origination plus the then-current principal balance of all mortgage loans (each a "Senior Loan" ) secured by liens on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan over (b) the minimum of the purchase price or the appraised value of the related Mortgaged Property at origination.



                Geographic Distribution of the Mortgage Loans(1)

              Location                    Number            Aggregate Unpaid        Percentage of Aggregate Unpaid
                                     of Mortgage Loans     Principal Balance              Principal Balance
---------------------------------------------------------------------------------------------------------------------
                                                                      $                              %


































                                     --------------------------------------------------------------------------------
         Total                                                        $                            100.00%
                                     ================================================================================

-----------------------------

(1) The greatest ZIP Code geographic concentration of the Mortgage Loans, by Principal Balance as of the Cut-off Date, was approximately % in the ZIP
     Code, located in .

                  Documentation Levels of the Mortgage Loans(1)

        Documentation Level               Number            Aggregate Unpaid        Percentage of Aggregate Unpaid
                                     of Mortgage Loans     Principal Balance              Principal Balance
---------------------------------------------------------------------------------------------------------------------
Full Documentation                                                   $                                  %
Alternative Documentation
Stated Documentation
                                     --------------------------------------------------------------------------------
Total                                                                $                                100.00%
                                     ================================================================================

(1) For a description of each documentation level, see "Underwriting Standards" in this prospectus supplement.


                          Status of the Mortgage Loans

               Status                     Number            Aggregate Unpaid        Percentage of Aggregate Unpaid
                                     of Mortgage Loans     Principal Balance              Principal Balance
---------------------------------------------------------------------------------------------------------------------
Current                                                              $                                  %
30 Days Past Due
                                     --------------------------------------------------------------------------------
                       Total                                         $                                100.00%
                                     ================================================================================



          Maximum Interest Rates of the Adjustable Rate Mortgage Loans


                                                                                               Percentage of Aggregate
                                                               Aggregate Unpaid Principal     Unpaid Principal Balance
  Range of Maximum Interest       Number of Adjustable Rate     Balance of the Adjustable      of the Adjustable Rate
            Rates                      Mortgage Loans              Rate Mortgage Loans             Mortgage Loans








Total                                                          $                                            100.00%


          Minimum Interest Rates of the Adjustable Rate Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------------


                                                                                               Percentage of Aggregate
                                                               Aggregate Unpaid Principal     Unpaid Principal Balance
  Range of Minimum Interest       Number of Adjustable Rate     Balance of the Adjustable      of the Adjustable Rate
            Rates                      Mortgage Loans              Rate Mortgage Loans             Mortgage Loans







Total                                                          $                                            100.00%

                          Next Interest Rate Adjustment Date of the Adjustable Rate Mortgage Loans
-----------------------------------------------------------------------------------------------------------------------------


                                                                                               Percentage of Aggregate
                                                               Aggregate Unpaid Principal     Unpaid Principal Balance
    Month and Year of Next        Number of Adjustable Rate     Balance of the Adjustable      of the Adjustable Rate
   Interest Rate Adjustment            Mortgage Loans              Rate Mortgage Loans             Mortgage Loans





Total                                                          $                                            100.00%


-----------------------------------------------------------------------------------------------------------------------------








                                   THE ISSUER

         The Issuer is a Delaware business trust established by the Depositor pursuant to the Trust Agreement. The principal office of the Issuer is located in , Attention:
                            . The Issuer  does not have,  nor is it  expected in
the future to have, any significant assets, other than the assets included in the Trust Fund.

                                                                  THE SELLER

         On or about       , 200  (the "Closing Date"), the Mortgage Loans will be sold to the Depositor by            (the
"Seller").

                                   [Further information relating to Seller to be inserted]

                                                             THE SERVICER

         The information in this section has been provided by . Neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of this information.

                  General

                         (in its capacity as servicer, the "Servicer" will act as servicer of the Mortgage Loans pursuant
to the Servicing Agreement.  The Servicer is an indirect subsidiary of                , a            corporation.

         As of , the Servicer and its subsidiaries were servicing approximately mortgage loans in its Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $ , and approximately mortgage loans in its Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $ .

         The Notes will not represent an interest in, or an obligation of, nor are the Mortgage Loans guaranteed by, the Servicer or any of its affiliates.

                  Delinquency and Loss Experience of the Servicer

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Servicer for its Owned and Managed Servicing Portfolio for , and for each of the prior years. The Servicer's "Owned and Managed Servicing Portfolio" consists of the Servicer's servicing portfolio of fixed and variable rate mortgage loans excluding certain loans serviced by the Servicer that were not originated or purchased and reunderwritten by the Servicer or an affiliate thereof. In addition to the Owned and Managed Servicing Portfolio, the Servicer serviced as of , approximately mortgage loans with an aggregate principal balance as of such date of approximately $ ; such loans were not originated by the Servicer or any affiliate thereof and are being serviced for third parties on a contract servicing basis (the "Third-Party Servicing Portfolio"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.

                                              Delinquency and Foreclosure Experience of
                                         the Servicer's Owned and Managed Servicing Portfolio



                                                                              Year Ending December 31,

                                           Months Ending                   200                        200
                                           -------------                   ----                       ---

                                      Number of    By Dollar     Number of     By Dollar     Number of     By Dollar
                                      Mortgage     Amount of      Mortgage     Amount of      Mortgage     Amount of
                                        Loans        Loans         Loans         Loans         Loans         Loans

                          (Dollar Amounts in Thousands)

Portfolio

Delinquency

Percentage (1)

     30-59 Days

     60-89 Days

     90 Days or more

         Total

Foreclosure Rate (2)

REO Properties (3)



                                                                          Year Ending December 31,

                                                                    200                             200
                                                                    ----                            ---

                                                         Number of       By Dollar       Number of       By Dollar
                                                          Mortgage       Amount of        Mortgage       Amount of
                                                           Loans           Loans           Loans           Loans

                          (Dollar Amounts in Thousands)

Portfolio

Delinquency

Percentage (1)

     30-59 Days

     60-89 Days

     90 Days or more

         Total


Foreclosure Rate (2)

REO Properties (3)

(1)  The period of delinquency is based on the number of days payments are
contractually past   due.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties - properties relating to mortgage foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                  Loan Loss Experience of the Servicer's Owned
                and Managed Servicing Portfolio of Mortgage Loans


Months Ending                     Year Ending December 31,



                          (Dollar Amounts in Thousands)

Average Amount Outstanding (1)

Gross Losses (2)

Recoveries (3)

Net Losses (4)

Net Losses as a percentage of

     Average amount outstanding
(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments. (4) "Net Losses" represents "Gross Losses" minus "Recoveries."

         There can be no assurance that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Servicer's servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Servicer's portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Loans. The Servicer's servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Servicer's servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

          [Further information relating to the Servicer to be inserted]

                             UNDERWRITING STANDARDS

         The Seller provided the information in the following paragraphs. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates have made or will make any representations as to the accuracy or completeness of such information. The following is a description of the underwriting standards used by the Seller in connection with its acquisition of the Mortgage Loans.

         [All of the Mortgage Loans were underwritten, and all of the Mortgage Loans will be underwritten, by the Seller in accordance with the "Standard Non-Conforming Program" which does not meet the credit underwriting standards of Fannie Mae or Freddie Mac. The Seller's current single family loan volume is generally originated based on loan packages submitted through a broker network. Such loan packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage broker and submitted to the Seller for approval and funding. The mortgage broker receives as compensation all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made. As part of its quality control procedures, the Seller accepts loan packages submitted by pre-approved mortgage brokers. In connection with the approval process, it requires that the mortgage broker be licensed by the appropriate state agencies, as required, and review a package of documents consisting of, among other things, an application, resumes of key personnel, narrative of the company, organizational documentation and financial statements. At least annually, the Seller reviews the performance of each of its mortgage brokers for poor processing, misrepresentation, fraud or delinquency, and substandard mortgage brokers are terminated.

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least two credit reports on each applicant from national credit reporting companies are required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgements.

         Mortgaged properties are appraised by licensed appraisers. The Seller does not approve all appraisers but instead relies on the mortgage brokers to evaluate the appraiser's experience and ability; however, in the event that a mortgage broker uses an appraiser who has not been approved by the Seller, the related appraisal will be reviewed by an approved appraiser of the Seller in conformance with its guidelines. The Seller requires the appraiser to address neighborhood conditions, site and zoning status and condition and valuation improvements. Following each appraisal, the appraiser prepares a report which includes a reputation cost analysis (when appropriate) based on the current cost of constructing a similar home and the market value analysis based on recent sales of comparable homes in the area. All of the appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Fannie Mae and Freddie Mac. Every appraisal is reviewed by a non-affiliated review firm or by another review appraiser acceptable to the Seller before the mortgage loan is made.]

                           [Describe         any other material  elements of the
                                             underwriting  criteria for Mortgage
                                             Loans applied by Seller.]

                       PREPAYMENT AND YIELD CONSIDERATIONS


         General

         The effective yield of the Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans securing the Notes (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of Mortgage Loans due to defaults, casualties, condemnations, and repurchases, whether optional or required, by the Seller or the Note Insurer), the amount and timing of mortgagor delinquencies and defaults resulting in realized losses, and the application of Excess Cash on the Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including principal prepayments) on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and optional or required repurchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of principal prepayments on the Notes.

         Because all amounts available for payment on the Notes after payments in respect of interest on the Notes, including all or a portion of the Excess Cash, are applied as reductions of the Note Balance, the weighted average life of the Notes will also be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the overcollateralization feature is derived from interest collections on the Mortgage Loans and will be applied to reduce the Note Balance, the aggregate payments in reduction of the Note Balance on a Payment Date will usually be greater than the aggregate amount of principal payments (including Principal Prepayments) on the Mortgage Loans payable on such Payment Date until the Required Overcollateralization Amount is reached and assuming an Overcollateralization Deficit does not occur. As a consequence, Excess Cash available for payment in reduction of the Note Balance for the Notes will increase in proportion to the outstanding Note Balance over time in the absence of offsetting Realized Losses for the Mortgage Loans.

         Excess Cash will be paid on the Notes in reduction of the Note Balance on each Payment Date to the extent the then applicable Required Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. Any remaining Excess Cash will be released to the holder(s) of the Residual Interest. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which the Excess Cash is paid to the Noteholders. If the actual rate of Excess Cash payments on the Notes applied in reduction of the Note Balance is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash payments applied in reduction of the Note Balance is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Rates resulting from prepayment and liquidations of the Mortgage Loans. The amount of Excess Cash paid to the Noteholders applied to the Note Balance on each Payment Date will be based on the Required Overcollateralization Amount. The Indenture generally provides that the Required Overcollateralization Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the Required Overcollateralization Amount to decrease or "step down" based on the performance on the Mortgage Loans with respect to certain tests specified in the Indenture based on delinquency rates. Any increase in the Required Overcollateralization Amount may result in an accelerated amortization until such Required Overcollateralization Amount is reached. Conversely, any decrease in the Required Overcollateralization Amount will result in a decelerated amortization of the Notes.

         The Mortgage Loans generally may be prepaid in full or in part at any time, although a substantial portion of the Mortgage Loans provide for payment of a prepayment charge. The Mortgage Loans generally are not assumable and the related Mortgaged Property will be due on sale, in which case the Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Servicer determines that it is reasonably likely that the mortgagor will bring, or if any mortgagor does bring legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer will not be required to enforce the due-on-sale clause or to contest such action.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. See "Risk Factors" herein and in the prospectus. The rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. As a result of the underwriting standards applicable to the Mortgage Loans, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac mortgage loan purchase programs. See "Underwriting Standards" herein. In addition, because of such underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event Mortgage Loan delinquencies and defaults occur, than would be the case of the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. To the extent that the locations of the Mortgaged Properties are concentrated in a given region, the risk of delinquencies, loss and involuntary prepayments resulting from adverse economic conditions in such region or from other factors, such as fires, storms, landslides and mudflows and earthquakes, is increased. Certain information regarding the location of the Mortgaged Properties is set forth under "The Mortgage Pool--The Mortgage Pool Statistics" herein. See "Risk Factors--Risks Associated with Geographic Concentration of the Mortgage Properties" herein.

         Certain of the Mortgage Loans are Balloon Loans. Balloon Loans involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.

         Other factors affecting prepayment of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the Mortgaged Properties. Since the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) of the principal of the Mortgage Loans, the actual maturity of the Notes could occur significantly earlier than the Stated Maturity. See "--Weighted Average Life" herein.

         In addition, the yield to maturity of the Notes will depend on the price paid by the holders of the Notes and the Note Interest Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium.

         Prepayments of principal on the Mortgage Loans will generally be passed through to the Indenture Trustee and included in the Available Funds in the month following the month of receipt thereof by the Servicer. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the repurchase of a Mortgage Loan) will have the effect of resulting in payments on the Notes of amounts that otherwise would be paid in amortized increments over the remaining term of such Mortgage Loan.

         To the extent that principal prepayments with respect to the Mortgage Loans result in prepayments on the Notes during periods of generally lower interest rates, Noteholders may be unable to reinvest such principal prepayments in securities having a yield and rating comparable to the Notes.

         The yield on the Notes may be affected by any delays in receipt of payments thereon as described under "Description of the Notes--Book-Entry Registration and Definitive Notes" herein and "Risk Factors--Owners of Book Entry Securities Not Entitled To Exercise Rights of Holders of Securities" and "Description of the Securities--Book Entry Registration and Form" in the prospectus.

         The yield on the Notes may also be affected by a redemption of the Notes as described under "Description of the Notes--Redemption of the Notes" herein.

         No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of the Notes. An investor is urged to make an investment decision with respect to the Notes based on the anticipated yield to maturity of the Notes resulting from its price and such investor's own determination as to anticipated Mortgage Loan prepayment rates. Prospective investors are urged to analyze fully the effect of Mortgage Loan principal prepayments and market conditions on the yield and value of the Notes, before acquiring any Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under "Risk Factors--Prepayment of the Mortgage Loans May Adversely Affect the Yield to Maturity of the Notes" herein.

                  Weighted Average Life

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of repurchases, condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

         The weighted average life of the Notes also will be influenced by the overcollateralization of the Notes because interest collections are applied as principal payments to the Notes until the outstanding Note Balance is less than the aggregate Principal Balance of the Mortgage Loans by an amount equal to the Required Overcollateralization Amount. These payments have the effect of accelerating the amortization of the Notes, thereby shortening their weighted average life.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. A common model ("Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance on a pool of mortgage loans for the life of such loans. The model used in the prospectus supplement with respect to the Notes is the Home Equity Prepayment assumption ("HEP"). HEP assumes that a pool of loans prepays in the first month of the life of such loans at a CPR that corresponds to one tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. For example, with respect to a pool of mortgage loans, a 25% HEP assumes a CPR of 2.5% in the first month of the life of such loans and an increase of 2.5% CPR each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, 25% HEP assumes a CPR of 25% each month. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool.

         Each of the following tables is based on the following assumptions (the "Modeling Assumptions"): o the Mortgage Pool consists of Mortgage Loans with the characteristics set forth in the table below, o distributions on the Notes are received, in cash, on the th day of each month, commencing in
                             ,
o        the Mortgage Loans prepay at the percentage of HEP indicated,
o        the Notes are not redeemed on the Initial  Redemption  Date, other than as set forth in the Weighted Average Life to
         10% Call,
o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), are incurred,
o none of the Seller, the Servicer or any other person purchases from the Trust any Mortgage Loan pursuant to any obligation or option under the Sale Agreement, the Servicing Agreement or others,
o scheduled monthly payments of principal and interest on the Mortgage Loans are received on the first day of each month commencing in , and are computed prior to giving effect to any prepayments received in the prior month,
o prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in , and include 30 days' interest thereon,
o the scheduled monthly payment for each Mortgage Loan is calculated based on its Principal Balance, gross coupon rate and remaining amortization term, such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining amortization term,
o        the coupon on the Notes is as set forth herein,
o        the Notes are purchased on                     ,
o no investment earnings on the Note Account or the Collection Account is available for payment to the Noteholders, o the Servicing Fee is equal to % per annum of the aggregate Principal Balance of the Mortgage Loans, o the Indenture Trustee Fee is equal to % per annum of the aggregate Principal Balance of the Mortgage Loans and the Note Insurer Premium is equal to the amount set forth in the Insurance Agreement,
o the Required Overcollateralization Amount is as set forth in the Indenture and all collateral performance tests have been satisfied,
o        the level of Six-Month LIBOR remains constant at        %,
o        no prepayment premium is received during the related Collection Period,
o the PMI Insurer premium is equal to % per annum of the aggregate Principal Balance of the Mortgage Loans, and o the gross coupon rate for each adjustable rate Mortgage Loan is adjusted on its next rate adjustment date (and every six months thereafter) to equal the sum of (a) the level of Six-Month LIBOR and (b) the respective gross margin, subject to applicable interest rate caps and floors.

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                       Mortgage Loan Pool Characteristics


                                                                                                                        Number of
                                                              Remaining                                                 Months until
                       Gross    Original       Remaining      Term To               Initial    Ongoing                    next rate
Pool      Principal    Coupon   Amortization   Amortization   Maturity    Gross     Periodic   Periodic Lifetime Lifetime adjustment
Number    Balance( $ ) Rate (%) Term (months)  Term (months)  (months)    Margin (%)Cap (%)    Cap (%)  Cap (%)  Floor (%)date





-----------------------------------------------------------------------------------------------------


DOCSNY1:987889.2987889.3

5542-27 SK8
S-62

611441.1DOCSNY1:987889.2987889.3

5542-27 SK8

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average life) of the Notes set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table set forth below, the Notes may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the table indicates the weighted average life of the Notes and sets forth the percentages of the initial Note Balance that would be outstanding after each of the Payment Dates shown, at various percentages of HEP. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of HEP. The following table indicates the percentage of the initial Note Balance that would be outstanding after each of the dates shown at various percentages of HEP and the corresponding weighted average lives of the Notes.

 Percent of Original Principal Balance Outstanding(1) of the Notes at the
                            Following HEP Percentages

Payment Date      %             %            %             %       %        %































Weighted Average Life to Maturity
(in Years)(1)
Weighted Average Life to 10% Call
(in Years)(1)

(1) Rounded to the nearest whole percentage.
--------------------------------------------------------------------------------

(2) The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the original Note Balance.

         There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the prepayment assumption indicated in the table above, or to any other level, or that the actual weighted average life of the Notes will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of the Notes is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying HEP.

         The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                             THE SERVICING AGREEMENT


         General

         The summaries of certain provisions of the Servicing Agreement set forth below and in other places in this prospectus supplement, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Servicing Agreement, prospective investors in the Notes are advised to review the Servicing Agreement, a copy of which the Seller will provide (without exhibits) without charge upon written request addressed to the Seller.

         Generally, the Servicer will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver, or procure the execution and delivery by the Indenture Trustee of, any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties and (ii) to institute foreclosure proceedings or obtain deeds in lieu of foreclosure so as to convert title to of any Mortgaged Property in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer.

                  Payments on Mortgage Loans and Establishment of Collection Account

         The Servicer shall establish and maintain in the name of the Indenture Trustee for the benefit of Noteholders and the Note Insurer one or more accounts (collectively, the "Collection Account") at one or more institutions meeting the requirements set forth in the Servicing Agreement. The Collection Account, and all amounts deposited therein from time to time, shall be part of the Trust Fund. The Servicer will deposit into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of mortgagors and all proceeds of the Mortgage Loans, net of servicing fees, all other items of servicing compensation, and reimbursable outstanding Servicing Advances and Monthly Advances, to the extent the Servicer's automated system deducts such amounts prior to deposit to the Collection Account. On or prior to 12:00 noon Eastern Standard Time on each Deposit Date, funds to be remitted to the Note Account will be remitted from the Collection Account to the Indenture Trustee for deposit into the Note Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest accrued on Mortgage Loans in respect of any period prior to the Cut-off Date, fees, late payment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account. The Servicer may make withdrawals from the Collection Account only for the following purposes:
o        to make deposits into the Note Account as described above;
o to pay itself any monthly Servicing Fees and other items of servicing compensation and investment income on Permitted Investments to the extent permitted by the Servicing Agreement;
o to make any Servicing Advance to the extent permitted by the Servicing Agreement or to reimburse itself for any Servicing Advance or Monthly Advance previously made to the extent permitted by the Servicing Agreement;
o to withdraw amounts that have been deposited to the Collection Account in error; and
o        to clear and terminate the Collection Account.

         Investment of Collection Account

         All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount, at the Servicer's written direction. The Indenture Trustee or any affiliate thereof may be the obligor on, or manager or advisor of, any investment in any Collection Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

         The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein, except to the extent the Indenture Trustee is the obligor thereon.

         All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Servicer as additional servicing compensation and will be subject to withdrawal from time to time as permitted by the Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

                  Monthly Advances

         In order to maintain a regular flow of scheduled interest to Noteholders (rather than to guarantee or insure against losses), the Servicing Agreement will require that, not later than the close of business on the Deposit Date prior to each Payment Date, the Servicer will remit or cause to be remitted a Monthly Advance, if necessary, to the Indenture Trustee for deposit in the Note Account to be paid on the related Payment Date. A "Monthly Advance" will be equal to the sum of (i) the interest and principal portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans during the related Due Period but delinquent so as not to have been deposited into the Collection Account as of the close of business on the last day before the related Deposit Date and (ii) with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO
Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan, but not of any portion that represents late payment charges, extension fees or collections allocable to payments to be made by mortgagors for payment of insurance premiums or similar items, relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing
Fee) over the net income from the REO Property transferred to the Note Account for such Payment Date; provided, however, that in no case will the Servicer be required to make advances with respect to any period following the final due date with respect to any Mortgage Loan.

         The Servicing Agreement provides that the Servicer may pay all or a portion of any Monthly Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

         The Servicer may recover Monthly Advances, if not theretofore recovered from the mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds (but only to the extent of such Insurance Proceeds or Liquidation Proceeds) and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from subsequent collections, Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on the first Deposit Date thereafter out of collections received on other Mortgage Loans.

         The Servicer will not be required to make any Monthly Advance that it determines would be a Nonrecoverable Advance.

                  Compensating Interest Payments

         With respect to each Mortgage Loan as to which a prepayment in whole or in part was received, the Servicer will be required with respect to such Payment Date to remit to the Indenture Trustee no later than the related Deposit Date, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Payment Date, an amount equal to the lesser of (a) the monthly Servicing Fee for such Collection Period and (b) the excess, if any, of (i) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such prepayment) at the related Mortgage Rate, less (ii) the amount of interest actually received by the Servicer on such Mortgage Loan during the related Due Period (each such amount, a "Compensating Interest Payment") for payment on the Notes on such Payment Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust Fund for any Compensating Interest Payments made.

                  Realization upon Defaulted Mortgage Loans

         The Servicing Agreement will require the Servicer, acting as the agent of the Indenture Trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, Mortgaged Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the Servicer has not reacquired pursuant to the option described below; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer will cause an environmental inspection (in no event at the Indenture Trustee's expense) of the Mortgaged Property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures to be conducted. If the environmental inspection reveals any potentially hazardous substances, the Servicer will notify the Indenture Trustee and the Note Insurer, and the Servicer will not foreclose or accept a deed in lieu of foreclosure on the Mortgaged Property without the consent of the Indenture Trustee and the Note Insurer. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

         In servicing the Mortgage Loans, the Servicer will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan.

         The Servicer may have the right and the option under the Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so reacquired will be withdrawn from the Mortgage Pool on a Deposit Date at the Release Price therefor. The Servicer may only repurchase Mortgage Loans in the order of delinquency, from most delinquent to least or from highest projected loss (as shown on the Servicer's monthly report) to lowest projected loss.

                  Evidence as to Compliance

         The Servicing Agreement provides that on or before a specified date in each year, a firm of nationally recognized independent public accountants will furnish a report to the Issuer, Indenture Trustee, the Rating Agencies and the
Note Insurer to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") (to the extent the procedures are applicable to the servicing obligations set forth in the Servicing Agreement), the servicing by or on behalf of the Servicer of mortgage loans, and such procedures have disclosed no exceptions or errors in records relating to the mortgage loans serviced by the Servicer for others which, in the opinion of such firm, such firm's required to report under USAP, except for such exceptions as will be referred to in the report. The Servicing Agreement will provide that the Servicer will be required to deliver to the Issuer, the Indenture Trustee, the Rating Agencies and the
Note Insurer, on or before a specified date in each year, an officer's certificate of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding year.

                  Resignation of Servicer; Certain Matters Regarding Servicer's Servicing Obligations

         The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon the delivery, at the Servicer's expense, of an opinion of counsel addressed to the Issuer, the Indenture Trustee and the Note Insurer and in form and substance acceptable to the Indenture Trustee and the Note Insurer to the effect that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor servicer approved by the Note Insurer has assumed the servicing obligations and duties of the Servicer under the Servicing Agreement.

         The Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Indenture Trustee, the Trust or the Noteholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

         In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Servicing Agreement and which in its opinion may involve it in any expense or liability.

         The Servicing Agreement will provide that any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute and deliver to the Issuer and the Indenture Trustee an agreement of assumption to perform every obligation of the Servicer thereunder and provided further that if the surviving entity is not the Servicer, the surviving entity must (A) be acceptable to the Note Insurer and
(B) each Rating Agency must have issued written confirmation that the succession of such successor will not result in a downgrading of the implied rating then assigned by such Rating Agency to the Notes (without taking into account the Insurance Policy).

                  Servicer Events of Default

         Events of default (each, a "Servicer Event of Default") under the Servicing Agreement will generally include: o any failure by the Servicer to make a required Monthly Advance on the related Deposit Date as required or any failure by the Servicer to deposit in the Collection Account or Note Account any other amount required to be so deposited under the Servicing Agreement;
o any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or the Sale Agreement which materially and adversely affects the rights of Noteholders or the Note Insurer and continues unremedied for the applicable cure period, if any, after the giving of written notice of such failure to the Servicer by the Indenture Trustee, at the direction of the Note Insurer, or by the Note Insurer or, with the consent of the Note Insurer, the Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51%;
o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations;
o any representation or warranty made by the Servicer in the Servicing Agreement or the Sale Agreement or certificate delivered by the Servicer pursuant thereto having been incorrect in any material respect as of the time made and the circumstance in respect of which such representation and warranty is incorrect, if capable of being cured, not having been cured within any applicable cure period after notice is given to the Servicer by the Indenture Trustee, at the direction of the
         Note Insurer, or the Note Insurer, or, with the consent of the Note Insurer, the Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51%;
o the failure by the Servicer to satisfy certain net worth and other financial requirements of the Note Insurer; o the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Servicing Agreement; and
o        the occurrence of an event of default under the Insurance Agreement.

         Rights Upon Servicer Events of Default

         Upon the occurrence of a Servicer Event of Default, the Note Insurer or, with the written consent of the Note Insurer, Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51% or the Indenture Trustee, at the direction of the Note Insurer, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement, whereupon the Note Insurer may (and if the Note Insurer fails to do so, the Indenture Trustee will be obligated to) appoint a successor Servicer or, if neither the Note Insurer nor the Indenture Trustee appoints a successor Servicer, the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement. In the event neither the Note Insurer nor the Indenture Trustee appoints a successor Servicer and the Indenture Trustee is unwilling or legally unable to act as Servicer, the Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Any such successor Servicer must be an established housing and home finance institution or any institution that regularly services nonconforming residential mortgage loans, that is currently servicing a nonconforming residential mortgage loan portfolio, that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000. The appointment of any such successor Servicer (other than the Indenture Trustee) shall be acceptable to the
Note Insurer, which acceptance shall not be unreasonably withheld, and shall not result in the qualification, reduction or withdrawal of the implied rating assigned to the Notes by the Rating Agencies (without taking into account the Insurance Policy). Pending appointment of a successor Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee will be obligated to act as Servicer. The Note Insurer and such successor Servicer may agree upon the servicing compensation to be paid, which may be greater than the compensation described above.

         No Noteholder, solely by virtue of its status as a Noteholder, will have any right under the Servicing Agreement to institute any action, suit or proceeding with respect to the Servicing Agreement unless the Note Insurer shall have consented thereto, and such Noteholder previously has given to the Indenture Trustee written notice of default and unless Noteholders evidencing Voting Interests represented by all Notes aggregating not less than 51% have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Indenture Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  Amendments

         Subject to the prior written consent of the Note Insurer, at any time and from time to time, without the consent of the Noteholders, the Indenture Trustee, the Issuer and the Servicer may amend the Servicing Agreement for the purposes of (a) curing any ambiguity or mistake or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement or (b) complying with the requirements of the Code; provided, however, that such action shall not materially and adversely affect the interests of any Noteholder, as evidenced by an opinion of counsel delivered to the Indenture Trustee to such effect (which opinion shall not be at the expense of the Indenture Trustee) and written confirmation from each of the Rating Agencies that such action will not result in a qualification, reduction or withdrawal of the implied ratings on the Notes (without taking into account the Insurance Policy).

         The Servicing Agreement may also be amended by the Indenture Trustee, the Issuer and the Servicer, at any time and from time to time, with the prior written approval of the Rating Agencies, the Note Insurer and not less than a majority of the Voting Interests represented by the Notes then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Noteholders thereunder; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid to the Note Account without the consent of all Noteholders or (b) reduce the aforesaid percentages of Voting Interests which are required to consent to any such amendments, without the consent of all Noteholders.

                  Servicing and Other Compensation; Payment of Expenses

         The Servicing Fee will be the primary compensation to be paid to or retained by the Servicer in respect of its servicing activities under the Servicing Agreement and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The servicing fee (the "Servicing Fee") will equal one-twelfth (1/12) of the product of (a) % (the "Servicing Fee Rate") and (b) the aggregate scheduled principal balance of the Mortgage Loans as of the close of business on the first day of the related Due Period. The Servicer shall be entitled to retain the Servicing Fee from amounts to be deposited in the Collection Account. In addition, the Servicer will retain the benefit, if any, from any deposit, maintenance or investment of funds in the Collection Account. Assumption fees, late payment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from mortgagors, will be retained by the Servicer as additional servicing compensation.

         Subject to its right to refuse to make Nonrecoverable Advances as described below, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for any sub-servicer and the cost of (i) any enforcement or judicial proceedings relating to the mortgagors, including foreclosures, and (ii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses.

         The Servicing Agreement provides that the Servicer may pay all or a portion of any Servicing Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

         The Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Servicing Advance will be or has become a Nonrecoverable Advance, the Servicer may reimburse itself for such advance from the Collection Account.

         The Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance if made.

                                                              THE NOTE INSURANCE


         The Insurance Policy

         Simultaneously with the issuance of the Notes, the Note Insurer will deliver the Insurance Policy to the Indenture Trustee for the benefit of the holders of the Notes. Under the Insurance Policy, the Note Insurer will irrevocably and unconditionally guarantee payment to the Indenture Trustee on behalf of the holders of the Notes on each Payment Date for the benefit of the holders of the Notes, the full and complete payment of Insured Payments with respect to the Notes calculated in accordance with the original terms of the Notes when issued and without regard to any amendment or modification of the Notes or the Indenture except amendments or modifications to which the Note Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Notes as of any Payment Date, the sum of: o any shortfall in amounts available to pay the Note Interest on such Notes for the related Interest Period, o the excess, if any, of (a) the Note Balance of the Notes then outstanding, after giving effect to payments on such
         Payment Date, over (b) the aggregate principal balances of the Mortgage Loans then outstanding and o without duplication of the amount specified in the second clause, the Note Balance of the Notes to the extent unpaid on the stated maturity date, after giving effect to payments on such Payment Date, or the earlier redemption of the Notes pursuant to the terms of the Indenture.

Notwithstanding the foregoing, the Note Insurer has the right to pay a Realized Loss. The Insurance Policy does not cover any Prepayment Interest Shortfalls or Relief Act Shortfalls.

         If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Note Insurer will pay such amount out of funds of the Note Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Note Insurer from the Indenture Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Notes is required to return principal or interest distributed with respect to a Note during the Term of the Insurance Policy because such payments were voidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Notes that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Notes, in such form as is reasonably required by the Note Insurer and provided to such holder of Notes by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of such holder of Notes relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Note Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Note Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order and not to the Indenture Trustee or holder of Notes directly, unless a holder of Notes has previously paid such amount to the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for payment to such holder of the Notes upon proof of such payment reasonably satisfactory to the Note Insurer. In connection with the foregoing, the Note Insurer shall have the rights provided pursuant to the Indenture.

         Payment of claims under the Insurance Policy made in respect of Insured Payments will be made by the Note Insurer following Receipt by the Note Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Payment Date.

         The terms "Receipt" and "Received", with respect to the Insurance Policy, means actual delivery to the Note Insurer and to its fiscal agent appointed by the Note Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Note Insurer or the fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

         Under the Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed. The Note Insurer's obligations under the Insurance Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

         Insured Payments shall be made only at the time set forth in the Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

         "Term of the Insurance Policy" means the period from and including the date of issuance of the Insurance Policy to and including the date on which the Note Balance of the Notes are reduced to zero, plus such additional period, to the extent specified in the Insurance Policy, during which any payment on the Notes could be avoided in whole or in part as a preference payment.

         The Note Insurer shall be subrogated to the rights of the holders of the Notes to receive payments on principal and interest, as applicable, with respect to payments on such Notes to the extent of any payment by the Note Insurer under the Insurance Policy. To the extent the Note Insurer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the holders of the Notes, the Note Insurer will be subrogated to the rights of the holders of the Notes with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the Notes for purposes of payment.

         Claims under the Insurance Policy constitute direct unsecured and unsubordinated obligations of the Note Insurer, and will rank not less than pari passu with any other unsecured and unsubordinated indebtedness of the Note Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Insurance Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuer. The Insurance Policy by its terms may not be canceled or revoked prior to distribution in full of all Scheduled Payments (as defined therein). The Insurance Policy is governed by the laws of the State of New York. The Insurance Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the Note Insurer agrees under the Insurance Policy not to assert, and waives, for the benefit of each holder of the Notes, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Note Insurer to avoid payment of its obligations under the Insurance Policy in accordance with the express provisions of the Insurance Policy.

         The Depositor, the Issuer, the Seller and Servicer and the Note Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, the Issuer and the Seller will agree to reimburse, with interest, the Note Insurer for amounts paid pursuant to claims under the Insurance Policy. The Depositor, the Issuer and the Seller will further agree to pay the Note Insurer all reasonable charges and expenses which the Note Insurer may pay or incur relative to any amounts paid under the Insurance Policy or otherwise in connection with the transaction and to indemnify the Note Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An event of default by the Seller under the Insurance Agreement will constitute an Event of Default by the Servicer under the Servicing Agreement and allow the Note Insurer, among other things, to direct the Indenture Trustee to terminate the Servicer. An "event of default" by the Seller under the Insurance Agreement includes:
o the Seller's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, o the Seller's untruth or incorrectness in any material respect of any representation or warranty of the Seller in the Insurance Agreement, the Servicing Agreement (in its capacity as Servicer) or certain other documents, o the Seller's failure to perform or to observe any covenant or agreement in the Insurance Agreement, the Servicing
         Agreement (in its capacity as Servicer) and certain other documents,
o        the Seller's  failure to pay its debts in general or the  occurrence of certain  events of insolvency or bankruptcy
         with respect to the Seller,
o the occurrence of an Event of Default relating to the Servicer under the Servicing Agreement or certain other documents, and
o        a claim for payment is made on the Insurance Policy.

         For a more complete description of these provisions, terms and conditions, reference is made to the Insurance Policy, a copy of which is available upon request from the Indenture Trustee.

                  The Note Insurer

         The information set forth in this section has been provided by the Note Insurer. No representation is made by the Underwriters, the Issuer, the Depositor, the Seller, the Servicer or any of their affiliates as to the accuracy or completeness of such information or any information related to the
Note Insurer incorporated by reference herein.

         General. The Note Insurer is a monoline insurance company incorporated in under the laws of the State of . The Note Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the
District of Columbia and Puerto Rico.

         The Note Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities - thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The
Note Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Note Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Note Insurer's underwriting criteria.

         The principal executive offices of the Note Insurer are located at  ,
                  , and
its telephone number at that location is               .

         Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Note Insurer or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Note Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Note Insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the Note Insurer's obligations under any financial guaranty insurance policy.

         Ratings. The Note Insurer's insurance financial strength is rated " " by . The Note Insurer's insurer financial strength is rated " " by . The Note Insurer's claims-paying ability is rated " " by
          . Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

         Capitalization. The following table sets forth the capitalization of the Note Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of :

                            [Note Insurer to provide]

         For further information concerning the Note Insurer, see the Consolidated Financial Statements of , and the notes thereto incorporated herein by reference. The Note Insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") by and may be reviewed at the EDGAR website maintained by the Commission and at . Copies of the statutory quarterly and annual statements filed with the State of
           Insurance Department by the Note Insurer are available upon request
to the State of            Insurance
Department.

         Incorporation of Certain Documents by Reference. The consolidated financial statements of the Note Insurer included in, or as exhibits to, the following documents, which have been filed with the Commission by , are hereby incorporated by reference in this prospectus supplement: (a) the Annual Report on Form 10-K, as amended, for the year ended , and (b) the Quarterly Report on Form 10-Q for the period ended .

         All financial statements of the Note Insurer included in documents filed by pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The Seller will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to the Seller at .

         The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of the Note Insurer included in or as an exhibit to the annual report of filed pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the prospectus) shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

         Insurance Regulation. The Note Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of , its state of domicile. In addition, the Note Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of , the Note Insurer is subject to Article of the Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the Insurance Law, applicable to non-life insurance companies such as the Note Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and annuities and certain Keogh Plans, and entities deemed to hold assets of such plans (each, a "Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction rules" may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Under regulations of the Department of Labor set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), the assets of a Plan generally include not only securities held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the Plan Asset Regulations are satisfied. For purposes of those Plan Asset Regulations, an equity security is a security other than a security that is treated as debt under applicable local law and that has no substantial equity features. The Issuer believes that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. If the Notes are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Mortgage Loans securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code.

         However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Note will be deemed a representation by the acquirer that either (i) it is not, and is not purchasing a Note on behalf of or with the assets of a Plan, or (ii) the acquisition and holding of a Note by the acquirer qualifies for exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or another Department of Labor class exemption.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         A Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules, and other related issues and their potential consequences. The sale of Notes to a Plan is in no respect a representation by the Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the prospectus.

                                                                USE OF PROCEEDS

         The Issuer intends to use the net proceeds to be received from the sale of the Notes to acquire the Mortgage Loans from the Depositor and the Seller and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Notes. See "Method of Distribution" in this prospectus supplement.

                                                               LEGAL INVESTMENT

         The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION


         Subject to the terms and conditions set forth in the Underwriting Agreement among Wachovia SecuritiesCapital Markets, an indirect, wholly-owned subsidiary of Wachovia Corporation, and [Other Underwriter] ("[Other Underwriter]" and, together with Wachovia SecuritiesCapital Markets, the "Underwriters") and the Depositor, the Underwriters have agreed to purchase and the Depositor has agreed to cause the Issuer to sell to the Underwriters the Notes as follows: [To be provided]. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including Wachovia SecuritiesCapital Markets) under the trade name of Wachovia SecuritiesCapital Markets. Any references to Wachovia SecuritiesCapital Markets in this prospectus supplement, however, do not include Wachovia Securities, Inc.Capital Markets, LLC, member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of Wachovia SecuritiesCapital Markets which is not participating as a selling group member in the distribution of the Notes.


         Distribution of the Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Total proceeds to the Depositor from the sale of the Notes, before deducting expenses payable by the Depositor, will be approximately % of the initial Principal Balance of the Notes. The Underwriters may effect such transactions by selling Notes to or through dealers and such dealers may receive from the Underwriters, for which it acts as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Notes may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         The Depositor has been advised by the Underwriters that they intend to make a market in the Notes but have no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Securities Act.

                                                                    EXPERTS

         The consolidated balance sheets of and subsidiaries as of and and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of , independent accountants, given on the authority of that firm as experts in accounting and auditing.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the Notes offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.


         Treatment of the Notes as Indebtedness. The Seller agrees, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Cadwalader, Wickersham & Taft LLP and Orrick, Herrington & Sutcliffe LLP, tax counsel to the Depositor ("Tax Counsel") is of the opinion that, while no transaction closely comparable to that contemplated has been subject to any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation, for federal income tax purposes, the Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Mortgage Loans, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. Further, Tax Counsel is of the opinion that neither the Issuer nor the Mortgage Pool will be characterized as an association (or as a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.


         If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

         Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Notes did not represent debt for federal income tax purposes, holders of the Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

         Original Issue Discount. It is anticipated that the Notes will not have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purpose of computing original issue discount, if any, for federal income tax purposes is % HEP.

         Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of the Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the prepayment assumption). At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

         The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

         Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

         Market Premium. A subsequent purchaser who buys a Note for more than its remaining principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

         Sale or Redemption of Notes. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

         Taxation of Certain Foreign  Investors.  Interest  payments  (including
OID) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person, provided the foreign person is not a "10-percent shareholder" or a "controlled foreign corporation", within the meaning of the Code, with respect to the Trust, the Depositor or the Seller, and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person.

         Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 30% (29% in 2004-2005, and 28% beginning in 2006) if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner.

                            STATE TAX CONSIDERATIONS

         Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                                                                 LEGAL MATTERS


         Certain legal matters in connection with the issuance of the Notes will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New York, and Orrick, Herrington & Sutcliffe LLP, New York, New York, as counsel for the Depositor and the Underwriters.

         Certain federal income tax consequences with respect to the Notes will be passed upon for the Issuer by Cadwalader, Wickersham & Taft LLP, New York, New York and Orrick, Herrington & Sutcliffe LLP, New York, New York.


                               RATING OF THE NOTES

         It is a condition to the issuance of the Notes that each shall be
rated "   " by                  ("         ")
and "   " by                  ("         " and, together with
, the "Rating Agencies").

         Explanations of the significance of such ratings may be obtained from , , and , . Each rating will be the view only of the assigning Rating Agency.

         The ratings on the Notes are based in substantial part on the claims-paying ability of the Note Insurer. Any changes in the ratings of the
Note Insurer by the Rating Agencies may result in a change in the ratings of the Notes.

         The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments and do not address the possibility that Noteholders might suffer a lower than anticipated yield.

         There is no assurance that any rating assigned to the Notes will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Notes.

         The ratings of the Notes should be evaluated independently form similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

         There can be no assurances as to whether any other rating agency will rate the Notes, or, if one does, what rating will be assigned by such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by or .

DOCSNY1:987889.2987889.3

5542-27 SK8                                             S-88
                                                       INDEX OF PRINCIPAL TERMS

[
[Other Underwriter]..............................................................................................78

A

Administrative Fee Amount........................................................................................29
aggregate risks..................................................................................................76
Available Funds..................................................................................................28

B

Balloon Loans....................................................................................................40
beneficial owner.................................................................................................18
Book-Entry Notes.................................................................................................18
Business Day.....................................................................................................72

C

Clearstream......................................................................................................18
Clearstream Participants.........................................................................................20
Closing Date.....................................................................................................50
Code.............................................................................................................76
Collection Account...............................................................................................63
Collection Period................................................................................................25
Combined Loan-to-Value Ratio.....................................................................................45
Commission.......................................................................................................75
Compensating Interest Payment....................................................................................65
Constant Prepayment Rate.........................................................................................57
Cooperative......................................................................................................21
CPR..............................................................................................................57
Cut-off Date.....................................................................................................17

D

Defective Mortgage Loan..........................................................................................24
Definitive Note..................................................................................................19
Definitive Notes.................................................................................................18
Deposit Date.....................................................................................................25
Depositor........................................................................................................17
Determination Date...............................................................................................28
DTC..............................................................................................................18
DTC Participants.................................................................................................18
Due Period.......................................................................................................25

E

ERISA............................................................................................................76
Euroclear........................................................................................................18
Euroclear Operator...............................................................................................21
Euroclear Participants...........................................................................................21
European Depositaries............................................................................................18
Event of Default.................................................................................................37
Excess Cash......................................................................................................32
Exchange Act.....................................................................................................75

F

FICO Scores......................................................................................................43
Financial Intermediary...........................................................................................19
foreign person...................................................................................................81

H

HEP..............................................................................................................57

I

IML..............................................................................................................20
Indenture........................................................................................................17
Indenture Trustee................................................................................................17
Indenture Trustee Fee............................................................................................36
Indirect Participants............................................................................................18
Initial Pool Balance.............................................................................................39
Initial Redemption Date..........................................................................................35
Insurance Agreement..............................................................................................26
Insurance Policy.................................................................................................17
Insurance Proceeds...............................................................................................29
Insured Payments.................................................................................................71
Interest Period..................................................................................................26
IRS..............................................................................................................79
Issuer...........................................................................................................17

L

Liquidated Mortgage Loan.........................................................................................28
Liquidation Proceeds.............................................................................................29
Look-Through Rule................................................................................................76

M

Modeling Assumptions.............................................................................................58
Monthly Advance..................................................................................................64
Monthly Principal................................................................................................27
Mortgage.........................................................................................................39
Mortgage Files...................................................................................................23
Mortgage Loans...................................................................................................17
Mortgage Notes...................................................................................................17
Mortgage Pool....................................................................................................17
Mortgage Rate....................................................................................................40
Mortgaged Property...............................................................................................39

N

Net Liquidation Proceeds.........................................................................................29
New Regulations...................................................................................................4
Nonrecoverable Advances..........................................................................................65
Note Account.....................................................................................................29
Note Balance.....................................................................................................27
Note Insurer.....................................................................................................17
Note Insurer Premium.............................................................................................26
Note Interest....................................................................................................26
Note Interest Rate...............................................................................................26
Note Owners......................................................................................................18
Noteholder...................................................................................................17, 19
Notes............................................................................................................17

O

OID..............................................................................................................80
Order............................................................................................................71
Original Note Balance............................................................................................26
Overcollateralization Amount.....................................................................................32
Overcollateralization Deficiency Amount..........................................................................32
Overcollateralization Deficit....................................................................................33
Overcollateralization Surplus....................................................................................33
Owned and Managed Servicing Portfolio............................................................................50
Owner Trustee....................................................................................................17

P

Paying Agent.....................................................................................................25
Payment Date.....................................................................................................17
Payments Ahead...................................................................................................28
Percentage Interest..............................................................................................25
Permitted Investments............................................................................................30
Plan.............................................................................................................76
Plan Asset Regulations...........................................................................................76
PMI Insurer......................................................................................................37
PMI Mortgage Loans...............................................................................................37
PMI Policy.......................................................................................................37
Prepayment Interest Shortfall....................................................................................26
Principal Balance................................................................................................27
Principal Prepayment.............................................................................................28
PTCE.............................................................................................................77

Q

Qualified Replacement Mortgage...................................................................................24

R

Rating Agencies..................................................................................................82
Realized Loss....................................................................................................33
Receipt..........................................................................................................72
Received.........................................................................................................72
Record Date......................................................................................................18
Redemption Date..................................................................................................35
Release Price....................................................................................................24
Relevant Depositary..............................................................................................18
Relief Act.......................................................................................................58
Relief Act Shortfall.............................................................................................26
REO Property.....................................................................................................65
Required Overcollateralization Amount............................................................................32
Residual Interest................................................................................................18
Rules............................................................................................................19

S

Sale Agreement...................................................................................................23
Securities Act...................................................................................................78
Seller.......................................................................................................17, 50
Senior Loan......................................................................................................45
Servicer.....................................................................................................17, 50
Servicer Event of Default........................................................................................68
Servicing Advance................................................................................................70
Servicing Agreement..............................................................................................17
Servicing Fee....................................................................................................70
Servicing Fee Rate...............................................................................................70
Similar Law......................................................................................................77
single risks.....................................................................................................76
Six-Month LIBOR..................................................................................................40
SMMEA............................................................................................................77
Standard Non-Conforming Program..................................................................................53
Stated Maturity..................................................................................................18

T

Tax Counsel......................................................................................................79
Term of the Insurance Policy.....................................................................................72
Terms and Conditions.............................................................................................21
Third-Party Servicing Portfolio..................................................................................51
Trust............................................................................................................17
Trust Agreement..................................................................................................17
Trust Fund.......................................................................................................17

U

U.S. Person.......................................................................................................5
Underwriters.....................................................................................................78
USAP.............................................................................................................66

V

Voting Interests.................................................................................................37


DOCSNY1:987889.2987889.3

5542-27 SK8                                              I-5

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Notes will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


   Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


   Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;
o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or
o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.


   Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Note owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         Final withholding regulations (the "New Regulations") effective January 1, 2001 affect the documentation required from non-U.S. Persons. The New Regulations replace a number of prior tax certification forms (including IRS Form W-8, 1001 and 4224) with a new series of IRS Form W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

         The term "U.S. Person" means:
o        a citizen or resident of the United States,
o a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise),
o an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or
o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

DOCSNY1:987889.2987889.3

5542-27 SK8
                                                      $
                                  (Approximate)


                                                                    Trust 200 -
                                     Issuer



                 Wachovia Asset Securitization Issuance, Inc.LLC

                                    Depositor


                                                      [               ]
                                    Servicer


                        Asset-Backed Notes, Series 200 -



--------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

--------------------------------------------------------------------------------





Wachovia SecuritiesCapital Markets                           [Other Underwriter]


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Asset-Backed Notes, Series 200 - in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Notes, Series 200 - and with respect to their unsold allotments or subscriptions. In addition, all dealers selling
Asset-Backed Notes, Series 200 - will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.


                                                                , 200

@

                  SUBJECT TO COMPLETION, DATED NOVEMBER [   ], 2002


                Wachovia Asset Securitization, Inc. Issuance, LLC

                                    Depositor
                               [                   ]
                                    Servicer
                                 $       (Approximate)

                Mortgage Pass-Through Certificates, Series 200 -
            Principal and interest payable monthly, commencing in 200

The Trust will Issue--

o    Ten classes of senior Class A Certificates.

o Six classes of Class B Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower number.

The classes of offered certificates are listed under the heading "Offered Certificates" in the table on page S- .

The yield to maturity of the interest only certificates and the principal only certificates will be particularly sensitive to the rate of principal payments on the mortgage loans, as more fully described in this prospectus supplement.

The Assets of the Trust will Include--

o A pool of fully amortizing, one- to four-family, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately years.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered  certificates  will be offered by Wachovia  Securities,  Inc.Capital
                                                                         =======
Markets, LLC and [Other Underwriter],  as underwriters,  at varying prices to be
============
determined at the time of sale to investors. The anticipated delivery date for the offered certificates is , 200 . Total proceeds to the depositor for the offered certificates will be approximately % of the initial principal balance of the offered certificates, before deducting expenses payable by the depositor.
Wachovia SecuritiesCapital Markets                           [Other Underwriter]
                   ===============


--------------------------------------------------------------------------------

The information in this prospectus supplement is not complete and may be changed. The Depositor may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale
is                                not                                 permitted.
--------------------------------------------------------------------------------
                                      S-1

                                                             , 200


                                TABLE OF CONTENTS
Important Notice About Information                              Payments on Mortgage Loans;
   Presented in this Prospectus                                  Accounts................................     S-
   Supplement and the Prospectus............     S-             Servicing Compensation and Payment
Summary of Terms............................     S-              Of Expenses.............................     S-
Risk Factors................................     S-             Compensating Interest....................     S-
   The Rate of Principal Payments on the                        Advances.................................     S-
   Mortgage Loans Will Affect the                               Optional Termination.....................     S-
   Yield on the Offered Certificates........     S-             Special Servicing Agreements.............     S-
Certificates May Not Be Appropriate                             The Trustee..............................     S-
   For Individual Investors.................     S-             Voting Rights............................     S-
Subordination of Class B Certificates                        Description of the Certificates.............     S-
   Increases Risk of Loss...................     S-              Denominations and Form..................     S-
Limited Source of Payments-- No                                  Book-Entry Certificates.................     S-
   Recourse to Depositor, Seller,                                Distributions...........................     S-
   Servicer or Trustee......................     S-              Pool Distribution Amount................     S-
Limited Liquidity...........................     S-              Priority of Distributions...............     S-
Geographic Concentration May                                     Interest................................     S-
   Increase Risk of Loss Due to                                  LIBOR...................................     S-
   Adverse Economic Conditions or                                Principal...............................     S-
   Natural Disasters........................     S-              Allocation of Losses....................     S-
Rights of Beneficial Owners May Be                               Restrictions on Transfer of the
   Limited by Book-Entry System.............     S-                Class A-R and Class A-LR
Tax Consequences of Residual                                       Certificates..........................     S-
   Certificates.............................     S-          Prepayment and Yield Considerations.........
Recent Developments May Increase                                 Prepayment Considerations and
   Risk of Loss on the Mortgage Loans...  S-                       Risks.................................     S-
Forward Looking Statement...................     S-              Assumptions Relating to Tables..........     S-
The Mortgage Pool...........................     S-              Weighted Average Lives of the
   Mortgage Loan Data.......................     S-                Offered Certificates..................     S-
The Seller..................................     S-              Yield on the Class A-5 Certificates ..S-
The Servicer................................     S-              Yield on the Class A-PO
   General..................................     S-                 Certificates.........................     S-
   Delinquency and Loss Experience of                            Yield on the Class A-WIO
     of the Servicer........................     S-                 Certificates.........................     S-
Underwriting Standards......................     S-
The Pooling and Servicing                                        Yield on the Class A-R and
Agreement...................................     S-                 Class A-LR Certificates..............     S-
   Assignment of Mortgage Loans.............     S-              Yield on the Subordinate
   Repurchases of Mortgage Loans............     S-                   Certificates.......................      S
Optional Repurchases of Certain
    Mortgage Loans..........................     S-



    Yield Considerations with Respect to                     Recent Developments--
      the Class B-2 and Class B-3                                California Legislation..................     S-
      Certificates..........................     S-          ERISA Considerations........................     S-
Credit Support..............................     S-          Method of Distribution......................     S-
Use of Proceeds.............................     S-          Legal Matters...............................     S-
Federal Income Tax Consequences.............     S-          Certificate Ratings.........................     S-
    Regular Certificates....................     S-          Index of Significant Prospectus
    Residual Certificates...................     S-              Supplement Definitions..................     S-
    Backup Withholding and Reporting                         Annex I--Global Clearance, Settlement
      Requirements..........................     S-              and Tax Documentation
State Taxes.................................     S-               Procedures.............................     A-


                  Important Notice About Information Presented
                in this Prospectus Supplement and the Prospectus

         The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which describes the specific terms of your certificates and may differ from information in the prospectus.

         If the  description  of the terms of your  certificates  varies between
this  prospectus  supplement  and  the  prospectus,   you  should  rely  on  the
information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the prospectus provide the locations of these captions.

         The Index of Significant Prospectus Supplement Definitions beginning on page S- of this prospectus supplement and the Index of Significant Definitions beginning on page of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.


         Wachovia Asset Securitization Issuance, Inc.LLC's principal offices are located at One Wachovia Center 301 South College Street, Suite D, Charlotte, North Carolina 28288 and its phone number is (704) 374-2702.383-4634.


                               ------------------


                                            THE SERIES 200 - CERTIFICATES

                      Initial Class                                                                  Initial
                         Balance       Pass-Through                                                 Rating of
Class                   Balance(1)         Rate        Principal Types(2)     Interest Types(2)    Certificates(3)
---------------        ------------    ------------   -------------------     ------------------   -----------------
Offered Certificates

Class A-1.........    $                      %     Senior, Sequential Pay     Fixed Rate
Class A-2.........    $                      %     Senior, Sequential Pay     Fixed Rate
Class A-3.........    $                      %     Senior, Sequential Pay     Fixed Rate
Class A-4.........    $                   (4)      Senior, Sequential Pay     Floating Rate
Class A-5.........             (5)        (6)      Senior, Notional Amount    Inverse Floating
                                                                              Rate, Interest Only
Class A-6.........    $                      %     Senior, Lockout            Fixed Rate
Class A-R.........    $                      %     Senior, Sequential Pay     Fixed Rate
Class A-LR........    $                      %     Senior, Sequential Pay     Fixed Rate
Class A-WIO.......             (7)        (8)      Senior, Notional Amount    Variable Rate,
                                                                              Interest Only
Class A-PO........    $                   (9)      Senior, Ratio Strip        Principal Only
Class B-1.........    $                      %     Subordinated               Fixed Rate
Class B-2.........    $                      %     Subordinated               Fixed Rate
Class B-3.........    $                      %     Subordinated               Fixed Rate

Non-Offered Certificates

Class B-4.........    $                      %     Subordinated               Fixed Rate
Class B-5.........    $                      %     Subordinated               Fixed Rate
Class B-6.........    $                      %     Subordinated               Fixed Rate


---------------------------
(1) Approximate. The initial class balances may vary by a total of plus or minus 5%.

(2) See "Description of the Securities -- Categories of Classes of Securities" in the prospectus for a description of these principal and interest types and see "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.

(3)  See "Certificate Ratings" in this prospectus supplement.

(4) During the initial LIBOR based interest accrual period, interest will accrue on the Class A-4 Certificates at the rate of % per annum. During each LIBOR based interest accrual period thereafter, interest will accrue on the Class A-4 Certificates at a per annum rate equal to (i) % plus (ii) LIBOR subject to a minimum rate of % and a maximum rate of %. See "Description of the Certificates--Interest" in this prospectus supplement.

(5) The Class A-5 Certificates are interest only certificates, have no class balance and will bear interest on the Class A-5 notional amount (initially approximately $ ) as described in this prospectus supplement under "Description of Certificates--Interest"

(6) During the initial LIBOR based interest accrual period, interest will accrue on the Class A-5 Certificates at the rate of approximately % per annum. During each LIBOR based interest accrual period thereafter, interest will accrue on the Class A-5 Certificates at a per annum rate equal to (i) approximately % minus (ii) LIBOR, subject to a minimum rate of % and a maximum rate of approximately %. See "Description of the Certificates--Interest" in this prospectus supplement.

(7) The Class A-WIO Certificates are interest only certificates, have no principal balance, and will bear interest on the Class A-WIO notional amount (initially approximately $ ) as described in this prospectus supplement under "Description of the Certificates--Interest."

(8) Interest will accrue on the Class A-WIO notional amount as of any distribution date at a per annum rate equal to (i) the weighted average of the net mortgage interest rates of the premium mortgage loans (based on the Stated Principal Balances of the mortgage loans on the due date in the month preceding the month of such distribution date) minus (ii) %. For the initial distribution date occurring in 200 , this rate is expected to be approximately % per annum.

(9) The Class A-PO Certificates are principal only certificates and will not be entitled to distributions in respect of interest.
--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.


Title of Series:    Wachovia Asset                      Trustee:

                    Securitization Inc.Issuance, LLC,   Distribution Date:The      day of each
                                       =============
                    Mortgage Pass-Through                                       month (or, if not a
                    Certificates, Series 200 -                                  business day, the

                                                                                next business day) Depositor:
Wachovia Asset                                          beginning          , 200

                    Securitization Issuance, Inc.LLC    Closing Date:           On or about        , 200
                                  =========      ===
                                                        Cut-off Date:                     , 200
Issuer:             Wachovia Asset                200 -  Trust                  Record Date:     The last business
                                  ============================

Securitization 200 -  Trust                                                     day of the
                                                                                month preceding a
Seller:                                                                         distribution date
Servicer:
                              --------------------

The Certificates

     The certificates will be issued pursuant to a pooling and servicing agreement, dated as of the closing date. A summary chart of the initial class balances, principal types, pass-through rates, interest types and ratings of the certificates is set forth on page S- .

     The certificates represent all of the beneficial ownership interest in the trust.


---------------------------------------------------------------------------------------------------------------
                                  Classifications of Classes of Certificates
---------------------------------------------------------------------------------------------------------------
Offered Certificates:                  A-1, A-2, A-3, A-4, A-5, A-6, A-R, A-LR, A-WIO, A-PO, B-1, B-2 and B-3
-------------------------------------- ------------------------------------------------------------------------
Non-Offered Certificates:              B-4, B-5 and B-6
-------------------------------------- ------------------------------------------------------------------------
Senior Certificates:                   A-1, A-2, A-3, A-4, A-5, A-6, A-R, A-LR, A-WIO and A-PO
-------------------------------------- ------------------------------------------------------------------------
Subordinate Certificates:              B-1, B-2, B-3, B-4, B-5 and B-6
-------------------------------------- ------------------------------------------------------------------------
Class A Certificates:                  A-1, A-2, A-3, A-4, A-5, A-6, A-R, A-LR, A-WIO and A-PO
-------------------------------------- ------------------------------------------------------------------------
Class B Certificates:                  B-1, B-2, B-3, B-4, B-5 and B-6
-------------------------------------- ------------------------------------------------------------------------
Floating Rate Certificates:            A-4
-------------------------------------- ------------------------------------------------------------------------
Inverse Floating Rate Certificates:    A-5
-------------------------------------- ------------------------------------------------------------------------
Interest Only Certificates:            A-5 and A-WIO
-------------------------------------- ------------------------------------------------------------------------
Lockout Certificates:                  A-6
-------------------------------------- ------------------------------------------------------------------------
Principal Only Certificates:           A-PO
-------------------------------------- ------------------------------------------------------------------------
Residual Certificates:                 A-R and A-LR
-------------------------------------- ------------------------------------------------------------------------

     Only the Class A, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement.

     The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. These non-offered certificates are subordinated to the offered certificates for distributions of principal and interest and for allocations of losses on the mortgage loans.

     Information provided with respect to the non-offered certificates is included solely to aid your understanding of the offered certificates.

Mortgage Pool

     The mortgage pool will consist of fixed-rate, conventional, fully-amortizing mortgage loans secured by first liens on one- to four-family properties. The depositor expects the mortgage loans to have the following approximate characteristics:


                                 Selected Mortgage Loan Data as of        , 200

  --------------------------------------------------------- -------------------------- -----------------------
                                                                 Range or Total           Weighted Average
  --------------------------------------------------------- -------------------------- -----------------------

  Number of Mortgage Loans                                                                      --
  --------------------------------------------------------- -------------------------- -----------------------
  Aggregate Unpaid Principal Balance                             $                              --
  --------------------------------------------------------- -------------------------- -----------------------
  Unpaid Principal Balance                                  $          to $                 $
  --------------------------------------------------------- -------------------------- -----------------------
  Interest Rate                                                       % to      %                   %
  --------------------------------------------------------- -------------------------- -----------------------
  Administrative Fee Rate                                                 %                     --
  --------------------------------------------------------- -------------------------- -----------------------
  Remaining Terms to Stated Maturity                                to      months               Months
  --------------------------------------------------------- -------------------------- -----------------------
  Original Term                                                     to      months               Months
  --------------------------------------------------------- -------------------------- -----------------------
  Number of Months Since Origination                                to    months                 Months
  --------------------------------------------------------- -------------------------- -----------------------
  Original Loan-to-Value Ratio                                       % to       %                   %
  --------------------------------------------------------- -------------------------- -----------------------
  Latest Maturity Date                                                                          --
  --------------------------------------------------------- -------------------------- -----------------------
  Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal
  Balance
  ============================================================================================================
       [State]                                                             %
  =========================================================
       [State]                                                             %
  =========================================================
       [State]                                                             %
  =========================================================
       [State]                                                             %
  =========================================================
       [State]                                                            %
  --------------------------------------------------------- -------------------------- -----------------------
  Maximum Single Zip Code Concentration                                   %                     --
  --------------------------------------------------------- -------------------------- -----------------------



     The characteristics of the mortgage pool may change because:

     o Prior to the issuance of the certificates, the depositor may remove mortgage loans from the mortgage pool. The depositor also may substitute new mortgage loans for mortgage loans in the mortgage pool prior to the closing date.

     o After the issuance of the certificates, mortgage loans may be removed from the trust because of repurchases by the depositor for breaches of representations or failure to deliver required documents. Under certain circumstances, the depositor may instead make substitutions for defective mortgge loans.

     These removals and/or substitutions may result in changes in the mortgage pool characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

     Additional information on the mortgage pool appears under "The Mortgage Pool" in this prospectus supplement.

Optional Termination

     At its option, the depositor may purchase all remaining mortgage loans in the trust and effect early retirement of the certificates on any distribution date on which the aggregate scheduled principal balance of the mortgage pool is less than % of the initial aggregate scheduled principal balance of the mortgage pool.

     See "The Pooling and Servicing Agreement -- Optional Termination" in this prospectus supplement.

     If the depositor exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

     See "Prepayment and Yield Considerations" in this prospectus supplement.

Priority of Distributions

     Distributions will be made on each distribution date in the following order of priority:

     o First, to the trustee an amount in payment for its services for such distribution date;

     o Second, to each class of senior certificates (other than the Class A-PO Certificates) to pay interest;

     o Third, to the classes of senior certificates entitled to receive distributions of principal, as set forth in this prospectus supplement under "Description of the Certificates -- Principal," to pay principal;

     o Fourth, to the Class A-PO Certificates, to pay certain Class A-PO deferred amounts, but only from amounts that would otherwise be distributable on such distribution date as principal of the subordinated certificates;

     o Fifth, to each class of subordinate certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with Class B-1 Certificates; and

     o Sixth, to the Class A-R and Class A-LR Certficates, any remaining amounts in the related REMIC.

         All of the distributions described above are subject to the limitations set forth in this prospectus supplement under "Description of the Certificates -- Interest" and "-- Principal."

         Under certain circumstances described in this prospectus supplement, distributions that would otherwise be made on the subordinate certificates may be made on the senior certificates instead. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

Interest Distributions

         The amount of interest that will accrue on your certificates during each interest accrual period (unless you own a Class A-PO Certificate) is equal to: o one-twelfth of the pass-through rate for your class (as set forth on page S- ) multiplied by the principal balance or notional amount of your certificate on the distribution date, minus o the amount of certain interest shortfalls arising from the timing of prepayments on the mortgage loans and interest losses allocated to your class, as described under "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

         The Class A-PO Certificates are principal only certificates and are not entitled to distributions of interest.

         See  "Description  of  the  Certificates  --  Distributions"   and  "--
Interest" in this prospectus supplement.

Principal Distributions

         On each distribution date, principal distributions to the certificates will be made in the order and priority described under "Description of the Certificates -- Priority of Distributions" in this prospectus supplement.

         The  Class  A-5  and  Class  A-WIO   Certificates   are  interest  only
certificates and are not entitled to distributions of principal.

Credit Support

         Credit   support   for  the   offered   certificates   is  provided  by
subordination as follows:

                      Subordination of Class B Certificates

                          [Insert Subordination Table]

         See "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" and "Credit Support" in this prospectus supplement.

Shifting Interest in Prepayments

     Additional credit enhancement is provided by the allocation of all principal prepayments to the senior certificates (other than the Class A-PO
Certificates) for the first five years and the disproportionately greater allocation of prepayments to such senior certificates over the following four years. The disproportionate allocation of prepayments will accelerate the amortization of those senior certificates relative to the amortization of the subordinate certificates. As a result, the credit support percentage for the Class A Certificates should be maintained and may be increased during the first nine years.

     See "Description of the Certificates -- Principal" in this prospectus supplement.


Prepayment and Yield Considerations

     The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans. As a result, your yield may fluctuate significantly.

     o In general, if you purchased your offered certificate at a premium or if you purchased a Class A-5 or Class A-WIO Certificate (which has no principal balance) and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

     o Conversely, if you purchased your offered certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

     Because the Class A-PO Certificates represent only the right to receive a portion of the principal received with respect to mortgage loans with net mortgage interest rates lower than %, the yield to maturity on the Class A-PO Certificates will be extremely sensitive to the rate an timing of principal payments on the mortgage loans with net mortgage interest rates lower than %.

     Because the interest accrued on each distribution date on the Class A-WIO Certificates is based on a per annum rate equal to (i) the weighted average of the mortgage loans with a net mortgage interest rate greater than or equal to % less (ii) %, the yield to maturity on the Class A-WIO Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans with a net mortgage interest rate greater than or equal to %, particularly those mortgage loans with higher mortgage interest rates.

     The yield to maturity on the Class A-4 Certificates will be sensitive to changes in the rate of LIBOR. The yield to maturity on the Class A-5 Certificates will be extremely sensitive to changes in the rate of LIBOR and increases in LIBOR may result in a lower yield than you expected. In particular, if you are purchasing a Class A-5 Certificate you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the mortgage loans may result in a negative yield.

     The yield to maturity of the Class B-1, Class B-2 and Class B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the mortgage loans due to the fact that, once the total balance of the Class B-4, Class B-5 and Class B-6 Certificates has been reduced to zero, all losses will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

     Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

         See "Prepayment and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

                        Weighted Average Life (in years)

                             [Table to be Inserted]

Federal Income Tax Consequences

     For federal income tax purposes, elections will be made to treat the trust as two separate REMICs.

     o The offered certificates (other than the Class A-R and Class A-LR Certificates) will constitute "regular interests" in one of the REMICs and will be treated as debt instruments for federal income tax purposes.

     o The Class A-R and Class A-LR Certificates will constitute the sole class of "residual interests" in the respective REMICs.

     Interest on the offered certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

     The Class A-5, Class A-WIO and Class A-PO Certificates will, and certain other classes may, be issued with original issue discount for federal income tax purposes. If you hold such a certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

     The holders of the Class A-R and Class A-LR Certificates will be required to report as ordinary income or loss their pro rata share of the net income or the net loss of their respective REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class A-R and Class A-LR Certificates other than the distribution of their respective $ class balances and interest on those balances.

     See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.


     o The senior certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

     o The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

         See "Legal Investment" in the prospectus.

ERISA Considerations

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the ERISA, the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is similar to ERISA or the Internal Revenue Code or 1986, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986 or any similar law.

     Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement, it is expected that the offered certificates (other than the Class A-R and Class A-LR Certificates) may be purchased by plans. The Class A-R and Class A-LR Certificates may not be acquired by plans.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

     o    The  offered   certificates  are  not  suitable  investments  for  all
          investors.

     o The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

     o    You  should  not   purchase  any  offered   certificates   unless  you
          understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

     o You should carefully consider the risk factors discussed below in addition to the other information contained in this prospectus supplement and the prospectus.

The Rate of Principal Payments on the
    Mortgage Loans Will Affect the Yield
    on the Offered Certificates

         The rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate of payments of principal on the mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty.

         The rate of principal payments on the mortgage loans mainly will be affected by the following:

     o    the amortization schedules of the mortgage loans;

     o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

     o    liquidations of the properties that secure defaulted mortgage loans;

     o repurchases of mortgage loans by the depositor as a result of defective documentation or breaches of representations or warranties; and

     o the optional repurchase of all the mortgage loans by the depositor to effect a termination of the trust.

     For a more detailed discussion of these factors, see "Prepayment and Yield Considerations" in this prospectus supplement and "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing-Assignment of Assets; Repurchases" and "-- Termination; Optional Purchase of Mortgage Loans" and "Yield Considerations" in the prospectus.

     The  rate  of  payments  (including   prepayments)  on  mortgage  loans  is
influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

     o If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase due to refinancings.

     o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

     Mortgage   originators   make  general  and  targeted   solicitations   for
refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

     If you are purchasing offered certificates at a discount, and specifically if you are purchasing the Class A-PO Certificates, you should consider the risk that if principal payments on the mortgage loans or, in the case of the Class A-PO Certificates, discount mortgage loans, occur at a rate slower than you expected, your yield will be lower than you expected. See "Prepayment and Yield Considerations -- Yield on the Class A-PO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class A-PO Certificates, including a table demonstrating the particular sensitivity of the Class A-PO Certificates to the rate of prepayments.

     If you are purchasing offered certificates at a premium, or are purchasing a Class A-5 or Class A-WIO Certificate (which has no principal balance), you should consider the risk that if principal payments on the mortgage loans or, in the case of the Class A-WIO Certificates, the premium mortgage loans, occur at a rate faster than you expected, your yield may be lower than expected. If you are purchasing Class A-5 or Class A-WIO Certificates, you should consider the risk that a rapid rate of principal payments on the mortgage loans or, in the case of the Class A-WIO Certificates, the premium mortgage loans, could result in your failure to recover your initial investment. See "Prepayment and Yield
Considerations--Yield on the Class A-WIO Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of the Class A-WIO Certificates, including a table demonstrating the particular sensitivity of the Class A-WIO Certificates to the rate of prepayments.

     If you are purchasing the Class A-5 Certificates, you should also consider the risk that a high rate of LIBOR may result in a lower actual yield than you expected. In particular, if you are purchasing a Class A-5 Certificate, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the mortgage loans will result in a negative yield.

     See "Prepayment and Yield Considerations -- Yield on the Class A-5 Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of the Class A-5 Certificates, including a table demonstrating the particular sensitivity of the Class A-5 Certificates to the rate of prepayments and LIBOR.

     See  "Summary  of  Terms  --  Prepayment  and  Yield   Considerations"  and
"Prepayment and Yield Considerations" in this prospectus supplement.


Certificates May Not Be Appropriate
     For Individual Investors

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates, the offered certificates may not be an appropriate investment for you. This may be the case because, among other things:

     o if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     o the rate of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and as such, the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o you may not be able to reinvest amounts distributed in respect of principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

     o a secondary market for the offered certificates may not develop or provide you with liquidity of investment; and

     o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

         If you are an individual investor considering the purchase of an offered certificate, you should also carefully consider the other risk factors discussed in this prospectus supplement and the special considerations discussed under the headings "Summary of Terms -- Prepayment and Yield Considerations" and "Prepayment and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.


Subordination of Class B Certificates
    Increases Risk of Loss

         If you purchase Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are holders of the Class A Certificates.

     o The rights of the holders of each class of Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class A Certificates and the holders of each class of Class B Certificates with a lower numerical designation. For example, the holders of the Class B-2 Certificates will not receive principal or interest on a distribution date until the holders of the Class A Certificates and Class B-1 Certificates have received the amounts to which they are entitled on that date.

     o Losses that are realized on the mortgage loans will be allocated first to the Class B-6 Certificates, then to the Class B-5 Certificates and so on, in reverse of the numerical order of the Class B Certificates, until the outstanding balances of those classes have been reduced to zero. After the outstanding balances of the Class B Certificates have been reduced to zero, all losses will be allocated to the Class A Certificates.


     For a more detailed description of the subordination feature of the Class B Certificates, see "Description of the Certificates -- Allocation of Losses" and "Credit Support" in this prospectus supplement.


Limited Source of Payments - No
    Recourse to Depositor, Seller,
    Servicer or Trustee

     Proceeds of the mortgage loans will be the sole source of payments on the certificates. The certificates do not represent an interest in or obligation of the depositor, the seller, the servicer, the trustee or any of their affiliates. There are, however, limited obligations of the depositor with respect to certain breaches of its representations and warranties, and limited obligations of the servicer with respect to its servicing obligations.

     Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, the seller, the servicer, the trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the depositor, the seller, the servicer, the trustee or any of their affiliates.

Limited Liquidity

     The underwriters intend to make a market for purchase and sale of the offered certificates after their initial issuance, but the underwriters have no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Class A-5, Class A-WIO, Class A-PO or Class B Certificates) will experience illiquidity.

Geographic Concentration May
    Increase Risk of Loss Due to
    Adverse Economic Conditions or
    Natural Disasters

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the charts on page S- for a listing of the locations and concentrations of mortgaged properties.

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.

     See  "The  Mortgage  Pool"  in  this  prospectus   supplement  for  further
information regarding the geographic concentration of the mortgage loans.

Rights of Beneficial Owners May
    Be Limited by Book-Entry System

     All of the offered certificates, other than the Class A-R and Class A-LR Certificates, are book-entry certificates and will be held through the book-entry system of The Depository Trust Company. Transactions in the these types of certificates generally can be effected only through the Depository Trust Company and their participants. As a result:

     o your ability to pledge book-entry certificates to entities that do not participate in the Depository Trust Company system, or to otherwise act with respect to book-entry certificates, may be limited due to the lack of a physical certificate for your certificates; and

     o under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the trustee to the Depository Trust Company, and not directly to you.

     For a more detailed discussion of the book-entry certificates, see "Description of the Certificates --Book-Entry Certificates" in this prospectus supplement.

Tax Consequences of Residual Certificates

     o The Class A-R and Class A-LR Certificates will be the sole "residual interests" in the respective REMICs for federal income tax purposes.

     o The holders of the Class A-R and Class A-LR Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the respective REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class A-R and Class A-LR Certificates other than the distribution of their respective $ class balances and interest on those balances.

     o Treasury regulations have been proposed and a revenue procedure has been issued, each effective February 4, 2000 if adopted in final form, that would require a seller of the Class A-R or Class A-LR Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

     o Due to their tax consequences, the Class A-R and Class A-LR Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class A-R and Class A-LR Certificates may not be acquired by Plans.

     See "Description of the Certificates -- Restrictions on Transfer of the Class A-R and Class A-LR Certificates," "Prepayment and Yield Considerations -- Yield on the Class A-R and Class A-LR Certificates," "ERISA Considerations" and "Federal Income Tax Consequences" in this prospectus supplement.

Recent Developments May Increase
    Risk of Loss on the Mortgage Loans

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and the Washington, D.C. metropolitan area. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington, D.C. metropolitan areas. In addition, it is possible (although the depositor cannot predict the likelihood) that these events, or any consequential events involving the United States, may have a temporary or sustained adverse effect on the U.S. economy generally, or economic conditions in the New York or Washington, D.C. metropolitan areas or other areas of the United States.

     The depositor has not made a determination as to whether any of the mortgagors of the mortgage loans may have been adversely affected by the terrorist attacks. However, it is possible that there may be an increase in the number of delinquencies and foreclosures of the mortgage loans as a result of these events.

     As a result of the terrorist attacks, on September 14, 2001 President Bush authorized the placement of 50,000 military reservists on active duty status. To the extent that any such person is a mortgagor of a Mortgage Loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and similar state laws, would apply to such mortgage loan during the period of active duty. It is possible that the number of reservists placed on active duty status in the near future may increase, and may increase substantially. In addition, other borrowers who enter military service after the origination of their mortgage loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers and Sailors' Relief Act of 1940, as amended. See "Description of the Certificates--Interest" and "Recent Developments--California Legislation" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940 and Similar Laws" in the prospectus.


             [Additional Risk Factors to be provided as applicable]

                           FORWARD LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement and "Risk Factors" and "Yield Considerations" in the accompanying prospectus. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                THE MORTGAGE POOL


     The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from Mortgage Pool and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as they will be constituted on the Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.


     The Wachovia Asset Securitization  Issuance,  LLC 200 - Trust (the "Trust")
                                        ==============
will consist primarily of a pool (the "Mortgage Pool") of fixed-rate, conventional, fully-amortizing mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties. The Mortgage Loans will consist of mortgage loans substantially all of which have original terms to maturity of approximately years. Borrowers may, however, prepay their Mortgage Loans at any time without penalty. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The Mortgage Loans will have scheduled monthly payments of interest and principal due on the first day of each month. Each Mortgage Loan bears interest at a fixed rate.


     The Depositor will purchase the Mortgage Loans from (the "Seller") on the Closing Date pursuant to a mortgage loan purchase agreement between the Seller and the Depositor (the "Mortgage Loan Purchase Agreement"). The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Seller for breaches of representations and warranties made by the Depositor with respect to the Mortgage Loans in the Pooling Agreement and for the failure to deliver documentation with respect to the Mortgage Loans under the Pooling Agreement.

     As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months. None of the Mortgage Loans will be subject to any buydown agreement.

     As of the Cut-off Date, no Mortgage Loan will have a Loan-to-Value Ratio of more than %. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value Ratios" tables below. Subject to minor exceptions permitted in the Seller's discretion, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the percentage equal to

(i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the Mortgage Loan or an automated valuation model or tax assessed value (it permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the mortgaged property. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

Mortgage Loan Data

     The following tables set forth certain characteristics of the Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.


                                                          All            Discount         Premium
                                                        Mortgage         Mortgage        Mortgage
                                                         Loans             Loans          Loans
--------------------------------------------------------------------------------------------------
Number of Mortgage Loans.........................
Aggregate Stated Principal
    Balance(1)...................................          $                $                 $
Range of Original Terms to
    Stated Maturity(1)...........................          to               to                 to
Range of Stated Principal
    Balances(1)..................................        $ to $          $  to $           $  to $
Average Stated Principal
    Balance(1)...................................          $                $                 $
Latest Stated Maturity Date......................
Range of Mortgage Interest
    Rates(1).....................................        % to  %          % to  %           % to  %
Weighted Average Mortgage
    Interest Rate(1).............................           %                %                 %
Range of Remaining Terms to
    Stated Maturity(1)...........................          to               to                to
Weighted Average Remaining
    Term to Stated Maturity(1)...................
Range of Original Loan-to-Value
    Ratios(1)....................................        % to  %          % to  %           % to  %
Weighted Average Original
    Loan-to-Value Ratio(1).......................           %                %                 %
Geographic Concentration of
    Mortgaged Properties
    Securing Mortgage Loans
    in Excess of 5% of the
    Aggregate Stated Principal
    Balance(1)
          [State]................................             %                %                 %
          [State]................................             %                %                 %
          [State]................................             %                %                 %


--------
(1) Approximate.


                      Occupancy of Mortgaged Properties(1)

                                                                                Aggregate           % of
                                                              Number of     Stated Principal     Cut-off Date
                                                              Mortgage        Balance as of     Pool Principal
Occupancy                                                       Loans         Cut-off Date         Balance
---------                                                    -----------    ---------------     -----------
Primary Residence ..........................................                $                           %
Second Home.................................................
                                                             -----------    ---------------     ------------

         TOTAL..............................................                $                          %
                                                             ===========    ===============     ============



------------
(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.



                                 Property Types


                                                                                Aggregate          % of
                                                              Number of     Stated Principal    Cut-off Date
                                                              Mortgage       Balance as of    Pool Principal
Property Type                                                   Loans         Cut-off Date        Balance
-------------                                                -----------    ---------------     ------------
Single Family Residence.....................................                $                        %
PUD.........................................................
Condominium.................................................
Townhouse...................................................

3-Family....................................................
                                                             -----------    ---------------     ------------
         TOTAL..............................................                $                        %
                                                             ===========    ===============     ============






                              Mortgage Loan Purpose

                                                                                Aggregate            % of
                                                              Number of     Stated Principal     Cut-off Date
                                                              Mortgage        Balance as of     Pool Principal
Purpose                                                         Loans          Cut-off Date        Balance
-------                                                      -----------    ---------------     ------------
Purchase....................................................                $                        %
Refinance--Rate/Term.........................................

Refinance--Cashout...........................................
                                                             -----------    ---------------     ------------
         TOTAL..............................................                $                            %
                                                             ===========    ===============     ============




            Geographical Distribution of the Mortgaged Properties(1)

                                                                                Aggregate            % of
                                                              Number of     Stated Principal      Cut-off Date
                                                              Mortgage        Balance as of     Pool Principal
Geographic Area                                                 Loans          Cut-off Date        Balance
---------------                                              -----------    ---------------     ------------
.............................................................                $                        %
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
............................................................. -----------    ---------------     ------------

         TOTAL..............................................                $                             %
                                                             ===========    ===============     ============



------------
(1) As of the Cut-off Date, no more than approximately % of the Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.


                   Current Mortgage Loan Principal Balances(1)

                                                                                Aggregate            % of
                                                              Number of     Stated Principal     Cut-off Date
                                                              Mortgage        Balance as of     Pool Principal
Current Mortgage Loan Principal Balances                        Loans          Cut-off Date        Balance
----------------------------------------                     -----------    ---------------     ------------
$0.01 to $200,000.00........................................                $                         %
$200,000.01 to $250,000.00..................................
$250,000.01 to $300,000.00..................................
$300,000.01 to $350,000.00..................................
$350,000.01 to $400,000.00..................................
$400,000.01 to $450,000.00..................................
$450,000.01 to $500,000.00..................................
$500,000.01 to $550,000.00..................................
$550,000.01 to $600,000.00..................................
$600,000.01 to $650,000.00..................................

$750,000.01 to $800,000.00..................................
                                                             -----------    ---------------     ------------
         TOTAL..............................................                $                         %
                                                             ===========    ===============     ============


------------
(1)  As of the Cut-off Date, the average  outstanding  principal  balance of the
     Mortgage Loans is expected to be approximately $ .

                        Original Loan-to-Value Ratios(1)

                                                                                Aggregate           % of
                                                              Number of     Stated Principal     Cut-off Date
                                                              Mortgage        Balance as of     Pool Principal
Original Loan-to-Value Ratios                                   Loans          Cut-off Date        Balance
-----------------------------                                -----------    ---------------     ------------
25.01% to 30.00%............................................                $                        %
30.01% to 35.00%............................................
40.01% to 45.00%............................................
45.01% to 50.00%............................................
50.01% to 55.00%............................................
55.01% to 60.00%............................................
60.01% to 65.00%............................................
65.01% to 70.00%............................................
70.01% to 75.00%............................................
75.01% to 80.00%............................................
80.01% to 85.00%............................................
85.01% to 90.00%............................................

90.01% to 95.00%............................................
                                                             -----------    ---------------     ------------
         TOTAL..............................................                $                          %
                                                             ===========    ===============     ============



------------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately %.


                           Mortgage Interest Rates(1)

                                                                                Aggregate           % of
                                                              Number of     Stated Principal    Cut-off Date
                                                              Mortgage        Balance as of     Pool Principal
Mortgage Interest Rates                                         Loans          Cut-off Date        Balance
-----------------------                                      -----------    ---------------     ------------

     % to         %.........................................                $                          %
     % to         %.........................................
     % to         %.........................................
     % to         %.........................................
     % to         %.........................................
                                                             -----------    ---------------     ------------

         TOTAL..............................................                $                          %
                                                             ===========    ===============     ============

----------
(1)  As of the Cut-off Date, the weighted average mortgage  interest rate of the
     Mortgage Loans is expected to be approximately % per annum.

                               Remaining Terms(1)

                                                                                Aggregate           % of
                                                              Number of     Stated Principal    Cut-off Date
                                                              Mortgage        Balance as of     Pool Principal
Remaining Term                                                  Loans          Cut-off Date        Balance
--------------                                               -----------    ---------------     ------------
     to      months.........................................                $                        %
     to      months.........................................

     to      months.........................................
                                                             -----------    ---------------     ------------
         TOTAL..............................................                $                        %
                                                             ===========    ===============     ============

----------
(1)  As of the Cut-off  Date,  the  weighted  average  remaining  term to stated
     maturity of the Mortgage Loans is expected to be approximately months.

                         Credit Scoring of Mortgagors(1)

                                                                                Aggregate          % of
                                                              Number of     Stated Principal    Cut-off Date
                                                              Mortgage        Balance as of     Pool Principal
Credit Scores                                                   Loans          Cut-off Date        Balance
-------------                                                -----------    ---------------     ------------
    to    ..................................................                $                          %
    to    ..................................................
    to    ..................................................
    to    ..................................................

Unknown Scores..............................................
                                                             -----------    ---------------     ------------
         TOTAL..............................................                $                          %
                                                             ===========    ===============     ============

----------
(1) The scores shown are Bureau  Credit  Scores from  Experian  (FICO),  Equifax
(Beacon) and TransUnion (Empirica).


                                   THE SELLER

         On or about , 200 (the "Closing Date") the Mortgage Loans will be sold to the Depositor by (the "Seller").

           [Further Information Relating to the Seller to be Inserted]


                                  THE SERVICER


     The information in this section has been provided by . Neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of this information.

General

     (in its capacity as servicer, the "Servicer") will act as servicer of the Mortgage Loans pursuant to the Pooling Agreement. The Servicer is an indirect subsidiary of , a corporation.

     As of , the Servicer and its subsidiaries were servicing approximately mortgage loans in its Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $ , and approximately mortgage loans in its Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $ .

         The Certificates will not represent an interest in, or an obligation of, nor are the Mortgage Loans guaranteed by, the Servicer or any of its affiliates.

Delinquency and Loss Experience of the Servicer

        [Delinquency and Loss Experience of the Servicer to be Inserted]


                             UNDERWRITING STANDARDS

         The Seller provided the information in the following paragraphs. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates have made or will make any representations as to the accuracy or completeness of such information. The following is a description of the underwriting standards used by the Seller in connection with its acquisition of the Mortgage Loans.

              [Underwriting Standards of the Seller to be Inserted]

                       THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated , 200 (the "Pooling Agreement"), among the Depositor, the Servicer and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See "Description of the Agreements" in the prospectus.

     The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.


Assignment of Mortgage Loans

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "Mortgage File"):

     o the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original Mortgage Note has been lost;

     o the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

     o except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

     o if applicable, any riders or modifications to such Mortgage Note and Mortgage.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the Certificates described under "Certificate Ratings" in this prospectus supplement or (iii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Servicer will be required to take all actions as are necessary to cause the

Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing.

Repurchases of Mortgage Loans

         If any portion of the Mortgage File is not delivered to the Trustee or if a Mortgage Loan breaches any of the representations made by the Depositor in the Pooling Agreement in any material respect and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required on the Distribution Date in the month following the expiration of the 90-day period either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate, or (ii) to substitute an Eligible Substitute Mortgage Loan; however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a "Deleted Mortgage Loan."

         An "Eligible Substitute Mortgage Loan" generally will:

         o have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than % less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount"));

         o have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

         o have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

         o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

         o comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

Optional Repurchases of Certain Mortgage Loans

         The Depositor, in its sole discretion, may repurchase from the Trust:

         o   any Mortgage Loan that is at least 180 days delinquent; and

         o any Mortgage Loan as to which the originator or prior owner of such Mortgage Loan has breached a representation or warranty to the Seller regarding the characteristics of such Mortgage Loan.

         Any such repurchase will be at the Purchase Price.


Payments on Mortgage Loans; Accounts

         On or prior to the Closing Date, the Servicer will establish an account (the "Servicer Custodial Account"), which will be maintained as a separate trust account by the Servicer in trust for the benefit of certificateholders. Funds credited to the Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Servicer Custodial Account the Pool Distribution Amount and will deposit such amounts in an account established and maintained with the Trustee on behalf of certificateholders (the "Certificate Account"). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Trustee in certain eligible investments, as described in the Pooling Agreement.

Servicing Compensation and Payment of Expenses

         The Administrative Fees with respect to the Trust are payable out of the interest payments received on each Mortgage Loan. The "Administrative Fees" consist of (a) servicing compensation payable to the Servicer in respect of its servicing activities (the "Servicing Fee") and (b) fees paid to the Trustee. The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan at a rate (the "Administrative Fee Rate") equal to the sum of the Servicing Fee Rate for such Mortgage Loan and the Trustee Fee Rate. The "Trustee Fee Rate" will be % per annum. The "Servicing Fee Rate" with respect to each Mortgage Loan will be % per annum.

         The Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Servicer out of its Servicing Fee. The amount of the Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "-- Compensating Interest." The Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the Servicer Custodial Account.

         The Trustee is also entitled to receive all investment income earned on amounts on deposit in the Certificate Account. In addition to its compensation, the Trustee is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Trustee in connection with its responsibilities under the Pooling Agreement.

Compensating Interest

         When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

         Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to the Servicer for any month will be reduced by an amount equal to the lesser of (i) one-twelfth of % of the balance of the Mortgage Loans and (ii) the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee
Rate) on the amount of each prepayment on the Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month (any such reduction, "Compensating Interest"). Any such shortfalls in interest as a result of prepayments on the Mortgage Loans in excess of the amount of the related Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such prepayments. See "Description of the Certificates -- Interest" in this prospectus supplement.

Advances

         Subject to the following limitations, the Servicer will be required to advance (any such advance, an "Advance") prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related Determination Date. Advances by the Servicer will be made from its own funds or funds in the Servicer Custodial Account that do not constitute a portion of the Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An "REO Property" is a mortgaged property that has been acquired by the Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "Determination Date" will be the sixteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a required Advance will constitute an event of default and the Trustee (if it succeeds to the obligations of the Servicer under the Pooling Agreement) or the successor servicer will be obligated to make the Advance, in accordance with the terms of the Pooling Agreement.

Optional Termination

         The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "Description of the Securities--Termination; Optional Purchase of Mortgage Loans" in the prospectus. In addition, the Depositor will have the option to purchase all remaining Mortgage Loans and other assets in the Trust when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than % of the initial balance of the Mortgage Pool. This percentage may be reduced through an amendment to the Pooling Agreement under the circumstances described below. The purchase price will generally be equal to the sum of the Stated Principal Balances of the Mortgage Loans and the fair market value of any REO Properties held by the Trust together with the amount of any unpaid interest shortfalls on the Certificates and one month's interest on the Stated Principal Balance of each Mortgage Loan.

         Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under "Description of the Certificates -- Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

         The Pooling Agreement may be amended without the consent of certificateholders in order to reduce the percentage of the initial balance of the Mortgage Pool at which the Depositor will have the option to purchase all the remaining Mortgage Loans, if such reduction is considered necessary by the Depositor, as evidenced by an officer's certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as a sale for accounting purposes.

         In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, if it results in the Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

Special Servicing Agreements

         The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

The Trustee

         ____________________  will be the Trustee under the Pooling  Agreement.
_______________  is  ____________  . The  ________________  principal  office is located at _______________ (the "Corporate Trust Office"). Certificate transfer services are conducted at the Corporate Trust Office. The Trustee may make available each month, to any interested party, the monthly statement to certificateholders via the Trustee's website located at "______________." The Depositor, the Seller and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

Voting Rights

         Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

         o % of all voting rights will be allocated among the holders of the Class A Certificates (other than the Class A-5, Class A-WIO, Class A-R and Class A-LR Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

         o % of all voting rights will be allocated to the holders of the Class A-5 Certificates.

         o % of all voting rights will be allocated to the holders of the Class A-WIO Certificates.

         o % of all voting rights will be allocated to the holders of the Class A-R and Class A-LR Certificates.

         The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

         The "Percentage Interest" of a Certificate of a class is the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial class balance (or aggregate initial notional amount) of such class.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will consist of (i) the thirteen classes of Offered Certificates listed in the table on page S- of this prospectus supplement (the "Offered Certificates") and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement (collectively, the "Certificates").

         The Senior  Certificates  in the  aggregate  will  evidence  an initial
beneficial   ownership
         interest of approximately _____% in the Trust and the Subordinate Certificates will evidence in the aggregate the remaining _____% undivided interest in the Trust. The Class A-PO Certificates are Principal Only Certificates and are not entitled to distributions in respect of interest. The Class A-5 and Class A-WIO Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

Denominations and Form

         The Offered Certificates (other than the Class A-R and Class A-LR Certificates) will be issuable in book-entry form only (the "Book-Entry Certificates"). The Class A-R and Class A-LR Certificates will be issued in definitive, fully-registered form (such form, the "Definitive Certificates"). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

                 Form and Denominations of Offered Certificates

                                                               Original            Minimum       Incremental
Class                                                      Certificate Form     Denomination    Denomination
-----                                                      ----------------     ------------    ------------
Classes A-1, A-2, A-3, A-4, A-5(1) and A-6..................  Book-Entry        $                $
Classes A-R and A-LR........................................  Definitive        $                $
Class A-WIO(1)..............................................  Book-Entry        $                $
Classes A-PO, B-1, B-2 and B-3..............................  Book-Entry        $                $


----------
(1) Denomination expressed in initial notional amount.

Book-Entry Certificates

         Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream or
Euroclear (in Europe) if they are participants of such systems (the "Participants"), or indirectly through organizations which are participants in such systems (the "Indirect Participants"). Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interest in the Book-Entry Certificates in minimum denominations of $1,000. Except as described below, no person acquiring a Book-Entry
Certificate (each, a "beneficial owner") will be entitled to receive a Definitive

Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through
Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.
Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in

Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "Federal Income Tax
Consequences--REMICs--Taxation of Certain Foreign Investors" and in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream International, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg ("Clearstream"), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois and the Luxembourg Monetary Authority, which supervises Luxembourg banks.


         Clearstream   holds   securities   for  its   customers   ("Clearstream
Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, included United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conduced by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Pooling Agreement, beneficial owners having voting rights aggregating not less than 51% of all voting rights evidenced by each class of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

         Distributions on the Certificates will be made by the Trustee on the day of each month (or, if not a business day, the next business day), commencing in 200 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

         Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you hold % of a class of Certificates or if you hold Certificates with an aggregate initial denomination of $ or more and have notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under "-- Book-Entry Certificates."

Pool Distribution Amount

         The "Pool Distribution Amount" with respect to any Distribution Date will be equal to the sum of:

                   (i) all scheduled installments of interest (net of the related Servicing Fee) and principal due on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest;

                  (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

                 (iii) all partial or full prepayments received during the calendar month preceding the month of such Distribution Date; and

                  (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan or amounts received in connection with the optional termination of the Trust as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

         The Pool Distribution Amounts will not include any profit received by the Servicer on the foreclosure of a Mortgage Loan. Such amounts, if any, will be retained by the Servicer as additional servicing compensation.

Priority of Distributions

         As more fully described herein, distributions will be made on each Distribution Date from the Pool Distribution Amount in the following order of priority (the "Pool Distribution Amount Allocation"):

                   (i) to the Trustee an amount in payment for its services for such Distribution Date;

                  (ii) to each class of Senior Certificates (other than the Class A-PO Certificates) to pay interest;

                 (iii) pro rata (a) to the Class A-PO Certificates, based on the PO Principal Amount, and (b) to the other classes of Senior Certificates entitled to receive distributions of principal, based on the Senior Principal Distribution Amount, as described below under "-- Principal," to pay principal;

                  (iv) to the Class A-PO Certificates, to pay any Class A-PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates; and

                   (v) to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class B-1 Certificates.

         The Class A-R and Class A-LR Certificates will be entitled to any remaining amounts in the Upper-Tier REMC and Lower-Tier REMIC, respectively, subject to the limitations set forth below under "-- Interest" and "-- Principal."

Interest

         The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth or described in the table on page S- of this prospectus supplement.

         On each Distribution Date, to the extent of the Pool Distribution Amount, each class of Certificates (other than the Class A-PO Certificates) will be entitled to receive interest (as to each such class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance or notional amount and
(ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

         The Class A-PO Certificates are Principal Only Certificates and will not bear interest.

         The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of interest-bearing Certificates based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") or similar state laws. See "Recent Developments--California Legislation" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940 and Similar Laws" in the prospectus. With respect to any Distribution Date, the "Non-Supported Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds the Compensating Interest for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a mortgagor in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related mortgage interest rate (net of the related Servicing Fee Rate) on the amount of such prepayment.

         Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related class balance or notional amount with respect to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

         If on a particular Distribution Date, the Pool Distribution Amount applied in the order described above under "-- Priority of Distributions" is not sufficient to make a full distribution of the Interest Distribution Amount for each class of Certificates interest will be distributed on each class of Certificates of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class of Certificates on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

         Interest will accrue on each class of Certificates (other than the Class A-4 and Class A-5 Certificates) during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular Interest Accrual Period"). The initial Regular Interest Accrual Period will be deemed to have commenced on , 200 . Interest which accrues on each class of Certificates during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Regular Interest Accrual Period are made on the first day of the Regular Interest Accrual Period. Interest will accrue on the Class A-4 and Class A-5 Certificates during each one-month period commencing on the day of the month preceding the month in which each Distribution Date occurs and ending on the day of the month in which such Distribution Date occurs (each, a "LIBOR Based Interest Accrual Period" and, together with a Regular Interest Accrual Period, an "Interest Accrual Period"). The initial LIBOR Based Interest Accrual Period will commence on , 200 .

         The Class A-5 Certificates are Interest Only Certificates and have no class balance. The "Class A-5 Notional Amount" with respect to each Distribution Date will be equal to the class balance of the Class A-4 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class A-4 Certificates will result in a proportional reduction in the Class A-5
Notional Amount. See "--Principal" and "--Allocation of Losses" in this prospectus supplement. The Class A-5 Notional Amount with respect to the first Distribution Date will be $ .

         The Class A-WIO Certificates are Interest-Only Certificates and have no class balance. The "Class A-WIO Notional Amount" with respect to each Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date. The Class A-WIO Notional Amount with respect to the first Distribution Date will be approximately $ .

         The class balance of a class of Certificates at any time will equal its initial class balance less (i) all distributions of principal made to such class, (ii) losses allocated to such class as described under "--Allocation of Losses" and (iii) other adjustments made to such class balance as described under "--Allocation of Losses" below.

LIBOR

         The Class A-4 and Class A-5 Certificates will bear interest at their respective pass-through rates, which are each based on the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits ("LIBOR") determined monthly by the Trustee as described below. The Trustee will determine LIBOR and the respective pass-through rates for the Class A-4 and Class A-5 Certificates for each LIBOR Based Interest Accrual Period on the second London business day prior to the day on which such LIBOR Based Interest Accrual Period commences (each, a "LIBOR Determination Date").

         On each LIBOR Determination Date, the Trustee will determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

         If on any LIBOR Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next LIBOR Based Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

         If on any LIBOR Determination Date the Trustee is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next LIBOR Based Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, %.

         The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the

Trustee's calculation of the rate of interest applicable to the Class A-4 and Class A-5 Certificates for the related LIBOR Based Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at .

Principal

         On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above. The Class A-5 and Class A-WIO Certificates are Interest Only Certificates and are not entitled to distributions of principal. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

         All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Class A-PO Certificates) and the Subordinate Certificates and (ii) the Class A-PO Certificates in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

         The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Mortgage Interest Rate less than % (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to the Net Mortgage Interest Rate thereof divided by %. The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Interest Rate greater than or equal to % (each such Mortgage Loan, a "Premium Mortgage Loan") will be 100%.

         The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be 0%.

         The "Net Mortgage Interest Rate" of a Mortgage Loan is the excess of its mortgage interest rate over the Administrative Fee Rate.


Non-PO Principal Amount

         On each Distribution Date, the Non-PO Principal Amount will be distributed (i) as principal of the Senior Certificates (other than the Class A-PO Certificates) in an amount up to the Senior Principal Distribution Amount and (ii) as principal of the Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount.

         The "Non-PO Principal Amount" for any Distribution Date will equal the sum of the applicable Non-PO Percentage of:

                   (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date;

                   (b) the principal portion of the Purchase Price of each Mortgage Loan that was repurchased by the Depositor pursuant to the Pooling Agreement as of that Distribution Date;

                   (c) any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan received with respect to that Distribution Date;

                   (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

                   (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

                   (f) all partial and full principal prepayments on the Mortgage Loans by mortgagors received during the calendar month preceding the month of that Distribution Date.

         The amounts described in clauses (a) through (d) are referred to as "Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

Senior Principal Distribution Amount

         On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for such Distribution Date and (b) the product of (1) the Pool Distribution Amount remaining after payment of funds due to the Trustee and distributions of interest on the Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the PO Principal Amount and the Senior Principal Distribution Amount, will be distributed as principal to the following classes of Senior Certificates, sequentially, as follows:

                      [Payment Priorities to be Inserted]

         The preceding distribution priorities will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the
Senior Certificates (other than the Class A-PO Certificates) will be distributed, concurrently, as principal of the classes of Senior Certificates pro rata in accordance with their respective class balances immediately prior to that Distribution Date.

         The "Senior Credit Support Depletion Date" is the date on which the aggregate balance of the Subordinate Certificates has been reduced to zero.

         The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of:

                   (a) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Payments for that Distribution Date; and

                   (b) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Unscheduled Principal Payments for that Distribution Date.

         "Stated Principal Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

         The "Pool Principal Balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the due date in the month preceding the month of such Distribution Date.

         The "Senior Percentage" for any Distribution Date will equal (i) the aggregate class balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date, divided by (ii) the aggregate class balance of the Certificates (other than the Class A-PO Certificates) immediately prior to such date.

         The "Subordinate Percentage" for any Distribution Date will equal 100% minus the Senior Percentage for such date.

         As of the Cut-off Date, the Senior Percentage and the Subordinate Percentage are expected to be approximately ___% and ___%, respectively.

         The "Senior Prepayment Percentage" for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In                                             Senior Prepayment Percentage
------------------------------                                             ----------------------------
           through             ........................................    100%;
           through             ........................................    the applicable Senior Percentage, plus
                                                                           70% of the applicable Subordinate
                                                                           Percentage;
           through             ........................................    the applicable Senior Percentage, plus
                                                                           60% of the applicable Subordinate
                                                                           Percentage;
           through             ........................................    the applicable Senior Percentage, plus
                                                                           40% of the applicable Subordinate
                                                                           Percentage;
           through             ........................................    the applicable Senior Percentage, plus
                                                                           20% of the applicable Subordinate
                                                                           Percentage; and
           and thereafter..............................................    the applicable Senior Percentage;

provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

..........No decrease in the Senior Prepayment Percentage will occur, however, if as of the first Distribution Date as to which any such decrease applied, (i) the outstanding  principal  balance  of all  Mortgage  Loans  (including,  for  this purpose,  any Mortgage Loans in  foreclosure or any REO Property)  delinquent 60 days or more (averaged over the preceding  six-month period), as a percentage of the aggregate class balance of the Subordinate  Certificates  (averaged over the preceding six-month period), is equal to or greater than 50%, or (ii) cumulative
Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate  balance of the  Subordinate  Certificates as of the Closing Date (the
"Original Subordinate Principal Balance") indicated below:

                                                                                    Percentage of
                                                                                 Original Subordinate
Distribution Date Occurring                                                      In Principal Balance
---------------------------                                                      --------------------
            through            .............................................              30%
            through            .............................................              35%
            through            .............................................              40%
            through            .............................................              45%
            and thereafter..................................................              50%


         This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class A-PO Certificates) while, in the absence of Realized Losses on the Mortgage Loans, increasing the relative interest in the Pool Principal Balance evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates (other than the Class A-PO
Certificates) is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         The "Subordinate Prepayment Percentage" as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such date.

         If on any Distribution Date the allocation to any class of Senior Certificates (other than the Class A-PO Certificates) then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

Priority Amount

         On each Distribution Date prior to the Senior Credit Support Depletion Date, the Pool Distribution Amount, up to the Priority Amount for such Distribution Date, will be distributed as principal to the Class A-6 Certificates.

         The "Priority Amount" for any Distribution Date will equal the lesser of (i) the class balance of the Class A-6 Certificates and (ii) the product of
(a) the Shift Percentage, (b) the Priority Percentage and (c) the Non-PO Principal Amount.

         The "Priority Percentage" for any Distribution Date will equal (i) the class balance of the Class A-6 Certificates divided by (ii) the aggregate class balance of the Certificates (other than the Class A-PO Certificates) immediately prior to such date.

         The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

                                                                                   Shift
Distribution Date Occurring In                                                  Percentage
------------------------------                                                  ----------

            through            ..............................................         0%
            through            ..............................................        30%
            through            ..............................................        40%
            through            ..............................................        60%
            through            ..............................................        80%
            and thereafter...................................................       100%


Class A-PO Principal Distribution Amount

         On each Distribution Date, distributions of principal of the Class A-PO Certificates will be made in an amount (the "Class A-PO Principal Distribution Amount") equal to the lesser of:

                   (a) the PO Principal Amount for such Distribution Date; and

                   (b) the product of (1) the Pool Distribution Amount remaining after distribution of funds due to the Trustee and interest on the Senior Certificates and (2) a fraction, the numerator of which is the PO Principal Amount and the denominator of which is the sum of the PO Principal Amount and the Senior Principal Distribution Amount.

         The "PO Principal Amount" for any Distribution Date will equal the sum of the applicable PO Percentage of:

                   (a) all monthly payments of principal due on each Discount Mortgage Loan on the related Due Date;

                   (b) the principal portion of the Purchase Price of each Discount Mortgage Loan that was repurchased by the Depositor pursuant to the Pooling Agreement as of such Distribution Date;

                   (c) any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan that was a Discount Mortgage Loan received with respect to such Distribution Date;

                   (d) any Liquidation Proceeds allocable to recoveries of principal of Discount Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date;

                   (e) with respect to each Discount Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Discount Mortgage Loan; and

                   (f) all partial and full principal prepayments by mortgagors on Discount Mortgage Loans received during the calendar month preceding such Distribution Date.

Subordinate Principal Distribution Amount

         On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Subordinate Certificates that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amount, to the extent that the remaining Pool Distribution Amount is sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes junior to that class will be entitled to receive a principal distribution.

         Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date. However, the Class A-PO Deferred Amount will be paid to the Class A-PO Certificates from amounts otherwise distributable as principal to the Subordinate Certificates, beginning with the amounts otherwise distributable as principal to the class of Subordinate Certificates with the highest numerical designation.

         The "Fractional Interest" with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate balance of all the Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date.

         The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

    Class B-1.................................................. %
    Class B-2.................................................. %
    Class B-3.................................................. %
    Class B-4.................................................. %
    Class B-5.................................................. %
    Class B-6.................................................. %

         The "Subordinate Principal Distribution Amount" for any Distribution Date will equal the sum of:

                   (a) the Subordinate Percentage of the applicable Non-PO Percentage of the Scheduled Principal Payments for such Distribution Date; and

                   (b) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Unscheduled Principal Payments for such Distribution Date.

Residual Certificates

         The Residual Certificates will remain outstanding for so long as the Trust exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class A-LR Certificate will be entitled to receive any Pool Distribution Amount remaining after the payment of (i) interest and principal on the Senior Certificates, (ii) Class A-PO Deferred Amounts on the Class A-PO Certificates and (iii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Allocation of Losses

         On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan will be allocated to the Class A-PO Certificates until their principal balance is reduced to zero. In addition, on each Distribution Date, the principal balance of the Class A-PO Certificates will be reduced if and to the extent that such principal balance (after taking into account the amount of all distributions to be made on such Distribution Date and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date. The amount of any such Realized Loss allocated on or prior to the Senior Credit Support Depletion Date will be treated as a "Class A-PO Deferred Amount." To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, Class A-PO Deferred Amounts will be paid on the Class A-PO Certificates prior to distributions of principal on the Subordinate Certificates. Any distribution of the Pool Distribution Amount in respect of unpaid Class A-PO Deferred Amounts will not further reduce the principal balance of such Class A-PO Certificates. The Class A-PO Deferred Amounts will not bear interest. The class balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class A-PO Deferred Amounts. Any excess of these Class A-PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class to reduce its class balance and so on, as necessary. After the Senior Credit Support Depletion Date, no new Class A-PO Deferred Amounts will be created.

         On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class A-PO Certificates) pro rata based on their respective class balances.

         In addition, on each such Distribution Date, the class balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class balances of all classes of Certificates (after taking into account the amount of all distributions to be made on such Distribution Date and the allocation of Realized Losses on such Distribution Date) exceeds the applicable Adjusted Pool Amount for such Distribution Date.

         After the applicable Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates (other than the Class A-PO Certificates) then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date and the allocation of Realized Losses on such Distribution Date) exceeds the difference between the Adjusted Pool Amount and the Adjusted Pool Amount (PO Portion) for such Distribution

Date. The amount of any such reduction will be allocated among the Senior Certificates (other than the Class A-PO Certificates) pro rata based on their respective class balances. Realized losses allocated to the Class A-4 Certificates will reduce the Class A-5 Notional Amount.

         Because principal distributions are paid to certain classes of Senior Certificates (other than the Class A-PO Certificates) before other classes of Senior Certificates, holders of those Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

         "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations. As used in this prospectus supplement, a "Deficient Valuation" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any Debt Service Reduction.

         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received. See "Credit Support" in this prospectus supplement.

         With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-off Date through the end of the month preceding such Distribution Date.

         With respect to any Distribution Date, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan outstanding at the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of
(i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and
Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.


Restrictions on Transfer of the
    Class A-R and Class A-LR Certificates

         The Class A-R and Class A-LR Certificates will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

         The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" (as defined in the prospectus)) with respect to the Class A-R or Class A-LR Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

         The Pooling Agreement will provide that no legal or beneficial interest in the Class A-R or Class A-LR Certificate may be transferred to or registered in the name of any person unless:

         o the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class A-R or Class A-LR Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

         o the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

         Further,  such  affidavit will require the transferee to affirm that it
(a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class A-R or Class A-LR Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class A-R or Class A-LR Certificate as such taxes become due and (d) will not transfer the Class A-R or Class A-LR Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

         In addition to the foregoing, Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would add additional requirements for a transfer of a noneconomic residual interest, such as the Class A-R or Class A-LR Certificate, to be eligible for a safe harbor against possible disregard of such transfer. Under the proposed Treasury regulations, the transferor of a Class A-R or Class A-LR Certificate would be required to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability.

         In order to meet the safe harbor of the proposed Treasury regulations, the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

                   (i) the present value of any consideration given to the transferee to acquire the residual interest;

                  (ii) the present value of the expected future distributions on the residual interest; and

                 (iii)  the  present  value  of  the   anticipated  tax  savings
         associated with holding the residual interest as the related REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

         Additionally, the IRS issued Revenue Procedure 2001-12 (the "Revenue Procedure") dealing with the transfer of noneconomic residual interests such as the Class A-R or Class A-LR Certificate. The Revenue Procedure restates the safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To meet the alternative test,
(i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and meet the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

         The Pooling Agreement will not require that transfers of the Class A-R or Class A-LR Certificate meet the safe harbor under either the test contained in the proposed Treasury regulations or the alternative test of the Revenue Procedure. The holder of the Class A-R or Class A-LR Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

         In addition, neither the Class A-R nor the Class A-LR Certificate may be purchased by or transferred to any person that is not a U.S. Person, unless:

         o such person holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI; or

         o the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

         The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

         Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

         See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of
Residual  Securities  --  Tax-Related   Restrictions  on  Transfer  of  Residual
Securities" in the prospectus.

         Neither the Class A-R nor the Class A-LR Certificate may be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

         See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of their numerical designations), and then by the Senior Certificates.

         Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the Subordinate Certificates, as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses.

         The effective yields to investors (other than investors in the Class A-4 and Class A-5 Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

         Because principal payments on the Mortgage Loans will be distributed to certificateholders currently, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans (or, in the case of the Class A-PO Certificates, the
Discount Mortgage Loans or, in the case of the Class A-WIO Certificates, the Premium Mortgage Loans). The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Yield Considerations" in the prospectus.

         The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

         o In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

         o Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, particularly a Class A-PO Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans (or on the Discount Mortgage Loans in the case of the Class A-PO Certificates) will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium or in the case of the Class A-5 and Class A-WIO Certificates (which have no principal balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans (or on the Premium Mortgage Loans in the case of the Class A-WIO Certificates) will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

         Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement including any optional termination of the Trust Fund by the Depositor. See "The Pooling and Servicing Agreement -- Optional Termination" in this prospectus supplement for a description of the Depositor's option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Loans is less than
    % of the initial balance of the Mortgage Loans. The Depositor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the classes of Offered Certificates.

         All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, the Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law. However, the Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of the Offered Certificates.

         Investors in the Class A-4 Certificates should understand that if LIBOR is greater than or equal to % per annum, the pass-through rate of such class will remain at its maximum rate of % per annum. Investors in the Class A-4 Certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields. Conversely, investors in the Class A-5 Certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields. Investors in the Class A-5 Certificates should also understand that if LIBOR is greater than or equal to % per annum, the Class A-5 Certificates will accrue interest at the minimum rate of % per annum. Further, based on the Modeling Assumptions, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates on the Mortgage Loans, are expected to produce a negative yield to investors in the A-5 Certificates. See "--Yield on the Class A-5 Certificates" below.

         Investors in the Class A-4 and Class A-5 Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class A-4 or Class A-5 Certificate.

         As described in this prospectus supplement under "Description of the Certificates -- Principal," the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments (excluding for this purpose, liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior Certificates (other than the Class A-PO Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Senior Certificates (other than the Class A-PO Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

         As described herein under "Description of the Certificates -- Principal," unless the class balances of the other Class A Certificates (other than the Class A-PO Certificates) have been reduced to zero, the Class A-6 Certificates will not be entitled to any distributions of principal for five years following the Closing Date, and during the next five years the percentage of principal payments allocated to the Class A-6 Certificates will gradually increase.

Assumptions Relating to Tables

         The tables beginning on page S- (the "Decrement Tables") have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

                   (a) the Mortgage Pool consists of two hypothetical mortgage loans having the following characteristics:

                                                                     Remaining
        Unpaid                 Mortgage               Term              Age
   Principal Balance         Interest Rate          (Months)         (Months)
   -----------------         -------------          --------         --------
     $                        %
     $                        %

                   (b) the initial balances and pass-through rates for the Offered Certificates are as set forth or described in the table on page S- ;

                   (c) there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

                   (d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on , 200 ;

                   (e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in 200 ;

                   (f) the Mortgage Loans prepay at the indicated percentages of PSA;

                   (g) optional termination of the Trust does not occur;

                   (h) no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

                   (i) the Certificates are issued on the Closing Date; and

                   (j) cash payments on the Certificates are received on the day of each month beginning in 200 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates."

         Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Weighted Average Lives of the Offered Certificates

         Weighted average life of a class of Offered Certificates (other than the Class A-5 and Class A-WIO Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. With respect to the Class A-5 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the class balance of the Class A-4 Certificates is distributed to investors. With respect to the Class A-WIO Certificates, the weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the aggregate of the Stated Principal Balances of the Premium Mortgage Loans has been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables set forth below.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Prepayment Standard Assumption ("PSA"), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under "-- Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Mortgage Pool and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amount, in the case of the Class A-5 and Class A-WIO Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in the Mortgage Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

         Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

         It is not likely that (i) all of the Mortgage Loans will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances or notional amount than indicated in the Decrement Tables at the various percentages of PSA specified.

         Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of the PSA.

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of PSA Set Forth Below:

                                   Class A-1, Class A-3,
                                   Class A-4 and Class A-5                                 Class A-2
                                  -------------------------------------       ------------------------------------
Distribution Date                 0%    125%     300%     400%     500%       0%    125%     300%     400%    500%
-----------------                 --    ----     ----     ----     ----       --    ----     ----     ----    ----
Initial Percentage...........
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
Weighted Average Life (in years)(2)


--------------
(1) With respect to the Class A-5 Certificates, percentages are expressed as percentages of the initial Class A-5 Notional Amount.
(2) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance or notional amount of that class.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PSA Set Forth Below:

                                               Class A-6                           Class A-R and Class A-LR
                                  -------------------------------------       ------------------------------------
Distribution Date                 0%    125%     300%     400%     500%       0%    125%     300%     400%    500%
-----------------                 --    ----     ----     ----     ----       --    ----     ----     ----    ----
Initial Percentage...........
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
                .............
Weighted Average Life (in years)(1)


--------------
(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial balance of that class.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PSA Set Forth Below:


                                              Class A-PO                                  Class A-WIO
                                  -------------------------------------       ------------------------------------
Distribution Date                 0%    125%     300%     400%     500%       0%    125%     300%     400%    500%
                                  --    ----     ----     ----     ----       --    ----     ----     ----    ----
Initial Percentage...........
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
               ..............
Weighted Average Life (in years)(1)


--------------
(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial balance of that class.

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PSA Set Forth Below:

                                                            Class B-1, Class B-2 and Class B-3
                                                   -------------------------------------------------------
Distribution Date                                  0%         125%          300%         400%         500%
-----------------                                  --         ----          ----         ----         ----
Initial Percentage..........................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
               .............................
Weighted Average Life (in years)(1).........


--------------
(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial balance of that class.

Yield on the Class A-5 Certificates

         The significance of the effects of prepayment on the Mortgage Loans and changes in LIBOR on the Class A-5 Certificates is illustrated in the following table which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class A-5 Certificates under different constant percentages of PSA and rates of LIBOR. The yields of such Certificates set forth in the following table were calculated using the Modeling Assumptions and the additional assumptions that (i) on the first LIBOR determination Date and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, (ii) the Class A-5 Certificates are purchased on the Closing Date at an assumed purchase price equal to % of their notional amount plus accrued interest from
        , 200 to (but not including) the Closing Date and (iii) the notional amount for the Class A-5 Certificates applicable on the Distribution Date in 200 is $ .

         As indicated in the following table, the yield to investors in the Class A-5 Certificates will be extremely sensitive to changes in the rate of LIBOR. Increases in LIBOR may have a negative effect on the yield to investors in Class A-5 Certificates. In addition, investors in the Class A-5 Certificates, which are Interest Only Certificates and have no class balance, should consider the risk that a rapid rate of prepayment on the Mortgage Loans or a high level of LIBOR could result in the failure of investors in the Class A-5 Certificates to fully recover their initial investment.

         It is not likely that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-5 Certificate and there can be no assurance that your pre-tax yield on the Class A-5 Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class A-5 Certificate.

         Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. Each investor must make its own decision as to the appropriate interest rate assumptions to be used in deciding whether to purchase a Class A-5 Certificate.

          Sensitivity of the Class A-5 Certificates to Changes in LIBOR
                          (Pre-Tax Yields to Maturity)

                                                                     Percentage of PSA
                                                   -------------------------------------------------------
LIBOR                                              0%         125%          300%         400%         500%
-----                                              --         ----          ----         ----         ----
       %....................................
       %....................................
       %....................................
       %....................................
       %....................................
       % and above..........................



         The yields set forth in the preceding table were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class A-5 Certificates, would cause that discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class A-5 Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class A-5 Certificates and consequently does not purport to reflect the return on any investment in the Class A-5 Certificates when such reinvestment rates are considered.

Yield on the Class A-PO Certificates

         The Class A-PO Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the Mortgage Loans.

         The significance of the effects of prepayments on the Class A-PO Certificates is illustrated in the following tables which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class A-PO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class A-PO Certificates are purchased on the Closing Date at an assumed purchase price equal to % of their class balance.

         As indicated in the following table, because the Class A-PO Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans, the yield to maturity on the Class A-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Discount Mortgage Loans.

         It is not likely that the Discount Mortgage Loans will prepay at a constant rate until maturity, that all of the Discount Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holders of the Class A-PO Certificates and there can be no assurance that your pre-tax yield on your Class A-PO Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class A-PO Certificate.


            Sensitivity of the Class A-PO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)

                                                                            Percentage of PSA
                                                              ------------------------------------------
                                                              0%       125%     300%    400%     500%
                                                              --       ----     ----    ----     ----
         Class A-PO Certificates......................


         The yields set forth in the preceding table were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class A-PO Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price of the Class A-PO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class A-PO Certificates and consequently does not purport to reflect the return on any investment in the Class A-PO Certificates when such reinvestment rates are considered.

Yield on the Class A-WIO Certificates

         The Class A-WIO Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

         The significance of the effects of prepayments on the Class A-WIO Certificates is illustrated in the following table which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class A-WIO Certificates under different percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class A-WIO Certificates are purchased on the Closing Date at an assumed purchase price equal to % of the assumed initial notional amount plus accrued interest from
        , 200 to (but not including) the Closing Date and that the initial notional amount applicable to the Distribution Date in 200 will be approximately $ .

         As indicated in the following table, because interest accrued on each Distribution Date on the Class A-WIO Certificates is based on a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans less %, the yield to maturity on the Class A-WIO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Premium Mortgage Loans, particularly the Premium Mortgage Loans with higher mortgage interest rates. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. An investor in the Class A-WIO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

         It is not likely that the Premium Mortgage Loans will prepay at a constant rate until maturity, that all of the Premium Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Premium Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-WIO Certificate and your pre-tax yield on the Class A-WIO Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class A-WIO Certificate.


             Sensitivity of Class A-WIO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)

                                                                            Percentage of PSA
                                                              ------------------------------------------
                                                              0%       125%     300%    400%     500%
                                                              --       ----     ----    ----     ----
         Class A-WIO Certificates   ......................


         The yields set forth in the preceding table were calculated by (i) determining the monthly discount rates that when applied to the assumed stream of cash flows to be paid on the Class A-WIO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-WIO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class A-WIO Certificates and consequently does not purport to reflect the return on any investment in the Class A-WIO Certificates when such reinvestment rates are considered.

Yield on the Class A-R and Class A-LR Certificates

         The after-tax rate of return to the holder of the Class A-R or Class A-LR Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class A-R or Class A-LR Certificate, you may have tax liabilities during the early years of the applicable REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class A-R or Class A-LR Certificate may substantially exceed the present value of expected distributions on your Class A-R or Class A-LR Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class A-R or Class A-LR Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class A-R or

Class A-LR Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

         If you own the Class A-R or Class A-LR Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class A-R or Class A-LR Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

         The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will be allocated to reduce the balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate balance of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates (other than the Class A-PO Certificates). Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amount and distribution of funds to holders of the Class A-PO Certificates otherwise available for distribution on the Subordinate Certificates to the extent of reimbursement for Class A-PO Deferred Amounts. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

         If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original Fractional Interest, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes junior to that class and reducing the weighted average lives of the classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of

Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

         Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

         In addition, it was assumed that (i) Realized Losses on liquidations of % or % of the outstanding principal balance of the Liquidated Mortgage Loans, as indicated in the tables below (referred to as a "Loss Severity Percentage"), will occur at the time of liquidation and (ii) the Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to % and %, in each case, of their balance plus accrued interest from , 200 to (but not including) the Closing Date.

         It is highly unlikely that the Mortgage Loans will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the Loss Severity Percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

         The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when reinvestment rates are considered.


           Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
                 Certificates to Prepayments and Realized Losses

                                      Loss                              Percentage of  PSA
Percentage                          Severity      ---------------------------------------------------------------
of SDA                             Percentage        0%            125%          300%          400%          500%
------                             ----------     ---------        ----          ----          ----          ----
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................



           Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                 Certificates to Prepayments and Realized Losses

                                      Loss                              Percentage of  PSA
Percentage                          Severity      ---------------------------------------------------------------
of SDA                             Percentage        0%            125%          300%          400%          500%
------                             ----------     ---------        ----          ----          ----          ----

   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................

..........The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate  outstanding principal balance of the Mortgage Loans as of the Cut-off
Date.

                            Aggregate Realized Losses

                                      Loss                              Percentage of  PSA
Percentage                          Severity      ---------------------------------------------------------------
of SDA                             Percentage        0%            125%          300%          400%          500%
------                             ----------     ---------        ----          ----          ----          ----
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................
   %.............................


         You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

                                 CREDIT SUPPORT

         The rights of each class of Class B Certificates to receive distributions of principal and interest are subordinated to such rights of the Class A Certificates and of each class of Class B Certificates with a lower numerical designation. For example, the Class B-2 Certificates will not receive principal or interest on a Distribution Date until the Class A Certificates and Class B-1

Certificates have received the amounts to which they are entitled on that Distribution Date. The subordination described above is intended to increase the likelihood of receipt by the Class A Certificates and the Class B Certificates with lower numerical class designations of the amount to which they are entitled on any Distribution Date and to provide those holders with protection against Realized Losses on the Mortgage Loans.

         The applicable Non-PO Percentage of Realized Losses on the Mortgage Loan will be allocated to the class of Class B Certificates then outstanding with the highest numerical class designation. In addition, the balance of that Class of Class B Certificates will be reduced by the amount of distributions on the Class A-PO Certificates in reimbursement for the Class A-PO Deferred Amounts.

         The Senior Certificates (other than the Class A-PO Certificates) will receive 100% of the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans until the fifth anniversary of the first Distribution Date. During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Senior Percentage exceeds the initial Senior Percentage, the Senior Certificates (other than the Class A-PO Certificates) will be entitled to receive 100% of the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans. See "Description of the Certificates -- Principal" in this prospectus supplement.

                                USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

         Elections will be made to treat the Trust as two separate "real estate mortgage investment conduits" (the "Upper-Tier REMIC" and the "Lower-Tier REMIC" and each, a "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

         o The Certificates (other than the Class A-R and Class A-LR Certificates) will be designated as "regular interests" in the REMIC. All the Certificates (other than the Class A-R and Class A-LR Certificates) are "Regular Certificates" for purposes of the following discussion.

         o The Class A-R and Class A-LR Certificates will be designated as the sole class of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

         See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the prospectus.


Regular Certificates

         The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

         The Class A-5, Class A-WIO and Class A-PO Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of Regular Securities -- Original Issue Discount" in the prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners Regular Securities -- Amortizable Premium" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to % PSA. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

         The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

         o the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

         o the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

         o interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

         See "Federal Income Tax Consequences -- REMICs -- Classification of REMICs" in the prospectus.


Residual Certificates

         If you hold the Class A-R or Class A-LR Certificate, you must include the taxable income or loss of the Upper-Tier REMIC or Lower-Tier REMIC, respectively, in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class A-R or Class A-LR Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the Upper-Tier REMIC or Lower-Tier REMIC, respectively.

         You should consider carefully the tax consequences of any investment in the Class A-R or Class A-LR Certificate discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class A-R or Class A-LR Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Noneconomic Residual Interests," "-- Foreign Investors" and "-- Mark to Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences -- REMICs -- Taxes That May Be Imposed on the REMIC Pool -- Prohibited Transactions" in the prospectus.


Backup Withholding and Reporting Requirements

         Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding a phasing down from 30% to 28% over the period 2002 to 2006 with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences -- REMICs - Taxation of Certain Foreign Investors -- Backup Withholding" in the prospectus.

         The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "certificateholder" of record of the Offered Certificates (other than the Class A-R and Class A-LR Certificates) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.) See "Federal Income Tax Consequences -- REMICs - Taxation of Certain Foreign Investors --

Reporting Requirements" in the prospectus.

         All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                   STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

                   RECENT DEVELOPMENTS--CALIFORNIA LEGISLATION

         In California, Assembly Bill No. 1433 (the "New Legislation") which revises certain provisions of the California Military and Veterans Code to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.

         The New Legislation could result in shortfalls in interest and could affect the ability of the Servicer to foreclose on the affected Mortgage Loan in a timely fashion. In addition, the New Legislation, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. None of the Depositor, the Seller or the Servicer has undertaken a determination as to which Mortgage Loans, if any, may be affected. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act of 1940 and Similar Laws" and similar laws in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "ERISA Considerations" in the prospectus.


         [On April 3, 1996, the U.S. Department of Labor extended to Wachovia Securities, Inc.Capital Markets, LLC (formerly First Union Securities, Inc.), an
                =====================
indirect, wholly-owned subsidiary of Wachovia Corporation ("Wachovia SecuritiesCapital Markets"), an administrative exemption (amended and restated as Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765)] [On , the U.S. Department of Labor extended to [Other Underwriter], an administrative exemption (amended and restated as Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765)] (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.


         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

         The Underwriter believes that the Exemption will cover the acquisition and holding of the Offered Certificates (other than the Class A-R and Class A-LR Certificates) by the Plans to which it applies and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1 described under "ERISA Considerations" in the prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The Class A-R and Class A-LR Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing assets of a Plan. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R and Class A-LR Certificates" in this prospectus supplement.

                             METHOD OF DISTRIBUTION


         Subject  to the terms  and  conditions  set  forth in the  Underwriting
Agreement (the "Underwriting Agreement") among the Depositor, Wachovia SecuritiesCapital Markets and [Other Underwriter] ("Other Underwriter" and,
          ================
together with Wachovia SecuritiesCapital Markets, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase the Offered Certificates as follows: [To Be Provided]. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including Wachovia SecuritiesCapital Markets) under the trade name
                                           ===============
of Wachovia SecuritiesCapital Markets. Any references to Wachovia SecuritiesCapital Markets in this prospectus supplement, however, do not include Wachovia Securities, Inc.Capital Markets, LLC, member NASD/SIPC, a separate
                           ======================
broker-dealer subsidiary of Wachovia Corporation and sister affiliate of Wachovia SecuritiesCapital Markets which is not participating as a selling group
                   ===============
member  in  the  distribution
of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately % of the initial balance of those Certificates, before deducting expenses payable by the Depositor.


         Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Securities Act of 1933, as amended.


         Wachovia  SecuritiesCapital  Markets is an affiliate of the  Depositor,
                             ================
the Seller and the Servicer, and is a registered broker/dealer. Any obligations of Wachovia SecuritiesCapital Markets are the sole responsibility of Wachovia
                       ================
SecuritiesCapital  Markets and do not create any  obligation or guarantee on the
          ================
part of any affiliate of Wachovia SecuritiesCapital Markets.
                                             ===============



                                  LEGAL MATTERS


The validity of and certain  federal income tax matters with respect to the Offered  Certificates will be passed upon for the Depositor and
Underwriters
by Cadwalader,  Wickersham & Taft LLP, New York, New York and Orrick, Herrington
                                  ==============================================
& Sutcliffe LLP, New York, New York.
===============



                               CERTIFICATE RATINGS

         At their issuance, each class of Offered Certificates is required to
receive from ("      ") and                  ("       " and, together with,
       , the "Rating Agencies") at least the rating set forth in the table on page S- of this prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement.

                and           ratings take into consideration the credit quality
of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. and ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the

Mortgage Loans.

                   and ratings do not address the possibility that, as a result of principal prepayments, a holder of a Class A-5 or Class A-WIO Certificate may not fully recover its initial investment.

         The  Depositor  has not  requested  a rating  of any  class of  Offered
Certificates by any rating agency other than and . However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by and .

         The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

Adjusted Pool Amount...............................53
Adjusted Pool Amount (PO Portion)..................53
Administrative Fee Rate............................30
Administrative Fees................................30
Advance............................................31
Bankruptcy Losses..................................52
BBA................................................43
beneficial owner...................................35
Book-Entry Certificates............................34
Certificate Account................................30
Certificate Owners.................................34
Certificateholder..................................35
Certificates.......................................34
Class A-5 Notional Amount..........................43
Class A-PO Deferred Amount.........................51
Class A-PO Principal Distribution Amount...........49
Class A-WIO Notional Amount........................43
Clearstream........................................37
Clearstream Participants...........................37
Closing Date.......................................27
Code...............................................75
Compensating Interest..............................31
Corporate Trust Office.............................33
Debt Service Reduction.............................53
Decrement Tables...................................59
Deficient Valuation................................52
Definitive Certificates............................34
Deleted Mortgage Loan..............................29
Determination Date.................................31
Discount Mortgage Loan.............................45
Distribution Date..................................39
DTC................................................34
Eligible Substitute Mortgage Loan..................29
ERISA..............................................78
Euroclear..........................................37
Euroclear Operator.................................37
Euroclear Participants.............................37
European Depositaries..............................35
Exemption..........................................79
FHLMC..............................................20
Financial Intermediary.............................35
FNMA...............................................20
Fractional Interest................................50
Global Securities...................................1
Indirect Participants..............................35
Interest Accrual Period............................43
Interest Distribution Amount.......................41
Interest Settlement Rate...........................43
IRA................................................78
IRS................................................77
LIBOR..............................................43
LIBOR Based Interest Accrual Period................43

LIBOR Determination Date...........................43
Liquidated Mortgage Loan...........................53
Liquidation Proceeds...............................40
Loan-to-Value Ratio................................21
Loss Severity Percentage...........................72
Lower-Tier REMIC...................................75
MERS...............................................28
Modeling Assumptions...............................59
Mortgage File......................................28
Mortgage Loan Purchase Agreement...................20
Mortgage Loans.....................................20
Mortgage Pool......................................20
Net Interest Shortfall.............................42
Net Mortgage Interest Rate.........................45
New Legislation....................................78
New Regulations.....................................5
Non-PO Percentage..................................45
Non-PO Principal Amount............................45
Non-Supported Interest Shortfall...................42
Offered Certificates...............................34
Original Subordinate Principal Balance.............48
Other Underwriter..................................79
Participants.......................................34
Percentage Interest................................33
Plan...............................................78
PO Percentage......................................45
PO Principal Amount................................49
Pool Distribution Amount...........................40
Pool Distribution Amount Allocation................41
Pool Principal Balance.............................47
Pooling Agreement..................................28
Premium Mortgage Loan..............................45
Prepayment Interest Shortfall......................42
Priority Amount....................................48
Priority Percentage................................48
PSA................................................61
Purchase Price.....................................29
Rating Agencies....................................80
Realized Loss......................................52
Record Date........................................39
Regular Certificates...............................75
Regular Interest Accrual Period....................42
Relevant Depositary................................35
Relief Act.........................................42
Relief Act Reduction...............................42
REMIC..............................................75
REO Property.......................................31
Reserve Interest Rate..............................44
Revenue Procedure..................................55
Rules..............................................35
Scheduled Principal Payments.......................46
SDA................................................72
Seller.........................................20, 27
Senior Credit Support Depletion Date...............46

Senior Percentage..................................47
Senior Prepayment Percentage.......................47
Senior Principal Distribution Amount...............46
Servicer...........................................27
Servicer Custodial Account.........................30
Servicing Fee......................................30
Servicing Fee Rate.................................30
Shift Percentage...................................49
Similar Law........................................78
Stated Principal Balance...........................46
Subordinate Percentage.............................47
Subordinate Prepayment Percentage..................48
Subordinate Principal Distribution Amount..........51
Substitution Adjustment Amount.....................29
Telerate page 3750.................................44
Terms and Conditions...............................38
Trust..............................................20
Trustee Fee Rate...................................30
U.S. Person........................................55
Underwriters.......................................79
Underwriting Agreement.............................79
Unscheduled Principal Payments.....................46
Upper-Tier REMIC...................................75


Wachovia Securities.................79Capital Markets........................79
                                     =========================================

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


         Except in certain limited circumstances, the Offered Certificates (other than the Class A-R and Class A-LR Certificates) will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or

Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                   (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.


   Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         Final withholding regulations (the "New Regulations") effective January 1, 2001 affect the documentation required from non-U.S. Persons. The New Regulations replace a number of prior tax certification forms (including IRS Form W-8, 1001 and 4224) with a new series of IRS Form W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                Wachovia Asset Securitization, Inc.Issuance, LLC
                                                   ==============

                                    Depositor


                             [                     ]
                                    Servicer


                                  $
                                  (Approximate)


                              Mortgage Pass-Through
                           Certificates, Series 200 -


                              PROSPECTUS SUPPLEMENT


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

         The Offered Certificates are not being offered in any state where the offer is not permitted.

         The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.


Wachovia SecuritiesCapital Markets                    [Other Underwriter]
                   ===============


                                                          , 200

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.


Filing Fee for Registration Statement                        $80.90  1,237,770
                                                                     =========
Legal Fees and Expenses                                      *  $3,000,000
                                                                ==========
Accounting Fees and Expenses                                 *  $600,000
                                                                ========
Trustee's Fees and Expenses                                  *  $250,000
                                                                ========

   (including counsel fees)

Blue Sky Fees and Expenses                                   *  $150,000
                                                                ========
Printing and Engraving Expenses                              *  $300,000
                                                                ========
Rating Agency Fees                                           *  $4,500,000
                                                                ==========
Insurance Fees and Expenses                                  *  $750,000
                                                                ========
Miscellaneous                                                *  $4,500,000
                                                                ==========

--------------------------------------------------------------------------------


Total                                                        *  $15,287,770
                                                                ===========



*To be provided by amendment.

Indemnification of Directors and Officers (Item 15 of Form S-3).

         The Pooling and Servicing Agreement or Indenture for each Series of Securities will provide either that the Registrant, the Servicer and/or the Master Servicer, and their respective directors, officers, employees and agents, will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or Indenture or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

         Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct;
provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may, in its articles of incorporation, bylaws, contract or resolution, provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

Article 3, Part 3 of the North Carolina Limited Liability Company Act provides in substance that North Carolina limited liability companies shall have the power, under specified circumstances, to indemnify their managers, directors, executives and members in connection with judgments, settlements, penalties, fines or expenses incurred in a proceeding to which such person is a party because of their activities as a manager or member. The North Carolina Limited Liability Company Act also provides that North Carolina limited liability companies may purchase insurance on behalf of any member, manager, employee or agent. Sections 4 and 5 of the Registrant's Operating Agreement incorporates the indemnification provisions of Article 3 of the North Carolina Limited Liability Company Act to the fullest extent provided for therein.


         The Registrant maintains directors and officers liability insurance, which provides coverage for the benefit of its subsidiaries, subject to certain deductible amounts. In general, the policy insures (i) the Registrant's directors and its officers against certain losses and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

                  Under agreements that may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of the Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Exhibits (Item 16 of Form S-3).


     1.1  Form of Underwriting  Agreement  (Incorporated by reference to Exhibit
          1.1 to Registration Statement No. 333-97457)..
                                                       =

         3.1      Articles of Incorporation.

         3.2      Operating Agreement.


     4.1  Form of Pooling and Servicing Agreement  (Incorporated by reference to
          Exhibit 4.1 to Registration Statement No.

                  333-97457). .
                              ==

     4.2 Form of Indenture (Incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-97457)..
                                                =

     4.3  Form of Mortgage Loan Purchase Agreement.

     4.4  Form of Trust Agreement.

     4.5  Form of Servicing Agreement.


     *5.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.

     *5.2 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

     *8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.

     *8.2 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

     *23.1Consent of  Cadwalader,  Wickersham  & Taft LLP  (included  as part of
          Exhibit 5.1 and Exhibit 8.1).

     *23.2Consent of Orrick,  Herrington  & Sutcliffe  LLP  (included as part of
          Exhibit 5.2 and Exhibit 8.2).

     24.1 Power of Attorney.



          * To be filed by Pre-Effective Amendment.


Undertakings (Item 17 of Form S-3).

         The Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that
               (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; and

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Amendment No 1 to the Registration Statement to
                                 =====================
be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on September 29,October 31, 2003.
                                                   ==========

                                       WACHOVIA ASSET SECURITIZATION,
                                       INC.  ISSUANCE, LLC
                                            ===============



                                       By:    /s/ Thomas Wickwire
                                         ---------------------------------------
                                         Thomas Wickwire

                                         Manager, President and Chief Executive
                                         =======
                                         Officer



                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                    Title                                   Date
-------------------------------------    ---------------------------------------       ------------------------------

/s/ Thomas Wickwire                      Manager, President and Chief Executive        September 29,October 31, 2003
-------------------------------------    =========                                                  ===========

Thomas Wickwire                          Officer


/s/ David L. Pitelka                     Treasurer, (Chief Financial Officer and       September 29,October 31, 2003
-------------------------------------             =                                                 ===========
David L. Pitelka                         Chief Accounting Officer)

/s/ Lana Cummings                        Chief Accounting Officer                             October 31, 2003
=====================================    ========================                             ================
Lana Cummings
=============

/s/ Curtis Y. Arledge                    DirectorManager                               September 29,October 31, 2003
-------------------------------------            =======                                            ===========

Curtis Y. Arledge


/s/ Juliana C. Johnson                   DirectorManager                               September 29,October 31, 2003
-------------------------------------            =======                                            ===========

Juliana C. Johnson

---------------------------------------------------------------------------------------------------------------------


*Note: Powers of Attorney appointing Thomas Wickwire, David L. Pitelka and, Lana Cummings, Curtis Y. Arledge, and Juliana C. Johnson or any of them
         =============                     ======================
         acting singly, to execute any amendments to the Registration Statement,
                                   =================
         any amendments  thereto and any  registration  statement for additional
         Mortgage Asset-Backed Pass-Through Certificates and Assets-Backed Notes that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on behalf of the above-named individuals, are filed as Exhibit 24.1 hereto.

                                  EXHIBIT INDEX

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT


     1.1  Form of Underwriting  Agreement  (Incorporated by reference to Exhibit
          1.1 to Registration Statement No. 333-97457)..
                                                       =

     3.1  Articles of Incorporation.

     3.2  Operating Agreement.


     4.1  Form of Pooling and Servicing Agreement  (Incorporated by reference to
          Exhibit 4.1 to Registration Statement No.

                  333-97457). .
                              ==

     4.2 Form of Indenture (Incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-97457)..
                                                =

     4.3  Form of Mortgage Loan Purchase Agreement.

     4.4  Form of Trust Agreement.

     4.5  Form of Servicing Agreement.


     *5.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.

     *5.2 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

     *8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.

     *8.2 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

     *23.1Consent of  Cadwalader,  Wickersham  & Taft LLP  (included  as part of
          Exhibit 5.1 and Exhibit 8.1).

     *23.2Consent of Orrick,  Herrington  & Sutcliffe  LLP  (included as part of
          Exhibit 5.2 and Exhibit 8.2).

     24.1 Power of Attorney.

--------------------
* To be filed by Pre-Effective Amendment.

                                                                    Exhibit 24.1



                WACHOVIA ASSET SECURITIZATION, INC. ISSUANCE, LLC
                                                    ==============



                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Wickwire, David L. Pitelka and, Lana Cummings,
                                                                  =============
Curtis Y. Arledge and Juliana C.  Johnson,  and each of them, as his or her true
                  =======================
and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his capacity as director and/or officer of Wachovia Asset Securitization Issuance, Inc.LLC (the "Registrant")) to sign the
                              ========       ===
Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement, and any registration statement for additional Mortgage Asset-Backed Pass-Through Certificates and AssetsAsset-Backed Notes that is to be effective upon filing pursuant to Rule
      =====
462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



               SIGNATURE                                   TITLE                                   DATE
---------------------------------------  ---------------------------------------      -------------------------------

/s/ Thomas Wickwire                      Manager, President and Chief Executive       September 29,October 31, 2003
-------------------                      =========                                                 ===========

---------------------------------------  Officer

Thomas Wickwire


/s/ David L. Pitelka                     Treasurer, (Chief Financial Officer and      September 29,October 31, 2003
--------------------                              =                                                ===========
                                         Chief Accounting Officer)
=====================================
David L. Pitelka

/s/ Lana Cummings                        Chief Accounting Officer                           October 31, 2003
=====================================    ========================                           ================
Lana Cummings
=============

/s/ Curtis Y. Arledge_                   DirectorManager                              September 29,October 31, 2003
----------------------                           =======                                           ===========


Curtis Y. Arledge


/s/ Juliana C. Johnson                   DirectorManager                              September 29,October 31, 2003
----------------------                           =======                                           ===========


Juliana C. Johnson